                                                                  EXECUTION COPY

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                                CREDIT AGREEMENT

                          Dated as of December 20, 2001

                 As Amended and Restated as of September 1, 2004

                                      among

                         COLLINS & AIKMAN PRODUCTS CO.,
                                  as Borrower,

                          COLLINS & AIKMAN CORPORATION,

                            THE LENDERS NAMED HEREIN,

                          DEUTSCHE BANK SECURITIES INC,
                             as Documentation Agent,

                           CREDIT SUISSE FIRST BOSTON,
                              as Syndication Agent,

                                       and

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

                  --------------------------------------------

            JPMORGAN SECURITIES INC. and CREDIT SUISSE FIRST BOSTON,
                             as Joint Lead Arrangers

                                       and

           JPMORGAN SECURITIES INC. and DEUTSCHE BANK SECURITIES INC.,
                              as Joint Bookrunners
                 for the Supplemental Revolving Credit Facility

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.    Defined Terms.................................................1
SECTION 1.02.    Terms Generally..............................................32

                                   ARTICLE II

                                   The Credits

SECTION 2.09.    Termination and Reduction of Commitments and Total

SECTION 2.13.    Reserve Requirements; Change in Circumstances;

                                   ARTICLE III

                         Representations And Warranties

                                       -i-

                                   ARTICLE IV

                                   Conditions

SECTION 4.01.    All Credit Events............................................72
SECTION 4.02.    Additional Conditions to Effectiveness.......................73

                                    ARTICLE V

                              Affirmative Covenants

                                   ARTICLE VI

                               Negative Covenants

                                   ARTICLE VII

                                Events Of Default

                                  ARTICLE VIII

                                     Agents

                                   ARTICLE IX

                                  Miscellaneous

SECTION 9.19.    Effectiveness of the Amendment and Restatement;
                      Original Credit Agreement..............................113

Exhibits

Exhibit A-1      Revolving Credit Note
Exhibit A-2      Tranche B-1 Term Note
Exhibit A-3      Swingline Note
Exhibit A-4      Intercompany Note
Exhibit A-5      Supplemental Revolving Credit Note
Exhibit B        Assignment and Acceptance
Exhibit C        Administrative Questionnaire
Exhibit D        Form of Opinion
Exhibit E        Form of Compliance Certificate
Exhibit F        Guarantee and Collateral Agreement
Exhibit G        Form of Mortgage
Exhibit H        Form of Reaffirmation Agreement

Schedules

1.01(A)          Applicable Margin
1.01(B)          Additional Designated Persons
1.01(C)          Specified Business
1.01(E)          Mortgaged Property
2.01             Commitments
2.11             Term Loan Amortization Schedule
3.13             Subsidiaries of Holdings
6.04             Existing Liens
6.07(p)          Existing Investments

          CREDIT AGREEMENT, dated as of December 20, 2001, as amended and restated as of September 1, 2004 among COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation (the "Company"), COLLINS & AIKMAN CORPORATION, a Delaware
corporation ("Holdings"), the financial institutions parties hereto (as hereinafter further defined, the "Lenders"), CREDIT SUISSE FIRST BOSTON, as syndication agent (the "Syndication Agent"), DEUTSCHE BANK SECURITIES INC. and
MERRILL LYNCH CAPITAL CORPORATION, as co-documentation agents (the
"Co-Documentation Agents") and, JPMORGAN CHASE BANK, a New York banking corporation ("JPMorgan Chase Bank"), as administrative agent (in such capacity, the "Administrative Agent").

          The Company intends to, among other things, refinance certain of its
Indebtedness including certain of its obligations under the Credit Agreement dated as of December 20, 2001, as amended by Amendment No. 1 dated as of
December 13, 2002 and as further amended by Amendment No. 2 dated as of May 2,
2003, Amendment No. 3 dated as of September 23, 2003, Amendment No. 4 dated as of October 7, 2003 and Amendment No. 5 dated as of February 13, 2004 (as so amended, the "Original Credit Agreement"), among Holdings, the Company, Collins
& Aikman Canada Inc., Collins & Aikman Plastics, Ltd, the existing lenders thereunder and JPMorgan Chase Bank, as administrative agent, with the proceeds of (a) the Tranche B-1 Term Loans (as defined herein) and (b) the Supplemental
Revolving Loans (as defined herein).

          In connection therewith, the Company desires to amend and restate the terms and provisions of the Original Credit Agreement in the form hereof.

          The Lenders are willing to amend and restate the Original Credit
Agreement and are willing to extend credit to the Company upon the terms and subject to the conditions set forth herein. Accordingly, the parties to this
Agreement agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

          SECTION 1.01. Defined Terms. In addition to the terms defined above, as used in this Agreement the following terms shall have the meanings specified below:

          "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

          "ABR Loan" shall mean any ABR Tranche B-1 Term Loan, ABR Revolving
Loan, ABR Supplemental Revolving Loan or Swingline Loan.

          "ABR Revolving Loan" shall mean any Revolving Loan in dollars bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

          "ABR Supplemental Revolving Loan" shall mean any Supplemental
Revolving Loan bearing interest at a rate determined by reference to the
Alternate Base Rate in accordance with the provisions of Article II.

          "ABR Tranche B-1 Term Loan" shall mean any Tranche B-1 Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

          "Acquired Assets" means (a) with respect to any fiscal year, the tangible assets acquired pursuant to a Permitted Business Acquisition during such fiscal year determined at the time of the Permitted Business Acquisition in accordance with GAAP (the "Specified Amount"); provided that if such Permitted
Business Acquisition is not consummated during the first quarter of such fiscal year, Acquired Assets shall be determined for purposes of this clause (a) by multiplying the Specified Amount by (i) .75 if such Permitted Business
Acquisition is consummated during the second quarter of such fiscal year, (ii)
..50 if such Permitted Business Acquisition is consummated during the third quarter of such fiscal year and (iii) .25 if such Permitted Business Acquisition is consummated during the fourth quarter of such fiscal year and (b) with respect to any fiscal year thereafter, the Specified Amount.

          "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar
Borrowing for any Interest Period and for purposes of determining the
Supplemental Revolving Eurodollar Rate for any Interest Period pursuant to
Section 2.01(n), an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of the LIBO Rate in effect for such
Interest Period and Statutory Reserves. For purposes hereof, (a) if at least two offered rates for deposits in dollars for a period comparable to the applicable
Interest Period appear on page 3750 (or any successor page) of the Dow Jones
Telerate Screen as of 11:00 a.m., London time, on the day that is two Business
Days prior to the first day of such Interest Period, the term "LIBO Rate" shall mean the arithmetic mean of all such offered rates and (b) if fewer than two such offered rates so appear on page 3750 (or any successor page) of the Dow
Jones Telerate Screen, the term "LIBO Rate" shall mean the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to JPMorgan Chase Bank's portion (or, if
JPMorgan Chase Bank shall not have any portion, the portion of the Lender having the largest applicable Type of Loan) of the applicable Eurodollar Borrowing (or, in the case of a determination of the Supplemental Revolving Eurodollar Rate pursuant to Section 2.01(n), an amount reasonably determined by the
Administrative Agent) and for a period comparable to the applicable Interest
Period are offered to JPMorgan Chase Bank's office in which its eurodollar operations in respect of eurodollar loans are being conducted in immediately available funds in the eurodollar market at approximately 11:00 a.m., New York time, on the day that is two Business Days prior to the first day of such
Interest Period.

          "Administrative Questionnaire" shall mean an Administrative
Questionnaire substantially in the form of Exhibit C.

          "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries,
Controls or is Controlled by or is under common Control with the person specified.

          "Agency Fees" shall have the meaning assigned to such term in Section
2.05(b).

          "Agents" shall mean the collective reference to the Administrative
Agent, the Syndication Agent, the Co-Documentation Agents and the Collateral
Agent.

                                      -2-

          "Agreement" shall mean this Agreement, as in effect on the Effective
Date, as amended, supplemented or otherwise modified from time to time.

          "Alternate Base Rate" shall mean, for any day, a rate per annum
(rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
(a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus
1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum (which shall not be less than 4%) publicly announced from time to time by
JPMorgan Chase Bank as its prime rate for dollars in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and
(ii) Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD
Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New
York (which rate will, under the current practices of the Board, be published in
Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the
Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate"
shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by
Federal funds brokers, as published on the next succeeding Business Day by the
Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the
Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD
Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD
Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Level" shall mean at any time the highest of Level I,
Level II, Level III and Level IV in effect determined in accordance with
Schedule 1.01(A).

          "Applicable Margin" shall mean (i) with respect to Revolving Loans and
Swingline Loans, (a) for any date on or after the Effective Date to but excluding the first day after delivery of the financial statements of Holdings for the fiscal quarter of Holdings ending September 30, 2004, (x) with respect to Revolving Loans and Swingline Loans which are Eurodollar Loans, 3.00% and (y)
with respect to Revolving Loans and Swingline Loans which

                                      -3-

are ABR Loans, 2.00% and (b) for any date on or after the first day after delivery of the financial statements referred to in the immediately preceding clause (a) above, the applicable margin set forth on Schedule 1.01(A) opposite the Applicable Level, in each case as of the last day of the Holdings' fiscal quarter most recently ended as of such date; (ii) with respect to Tranche B-1
Term Loans (a) which are Eurodollar Loans, 4.00% and (b) which are ABR Loans,
3.00%; (iii) with respect to Supplemental Revolving Loans, (a) which are
Eurodollar Loans, 4.00% and (b) which are ABR Loans, 3.00% and (iv) with respect to Incremental Term Loans that are not Tranche B-1 Term Loans, the Incremental
Margin to be added to Incremental Term Loans that are Eurodollar Loans or ABR
Loans, as the case may be, as agreed by Borrower and the applicable Incremental
Lenders.

          "Applicable Percentage" shall mean (x) with respect to any Revolving
Lender, the percentage of the aggregate Revolving Credit Commitments represented by such Revolving Lender's Revolving Credit Commitment, and (y) with respect to any Supplemental Revolving Lender, the percentage of the Total Supplemental
Revolving Credit Linked Deposit Amount represented by such Supplemental
Revolving Lender's Supplemental Revolving Credit Linked Deposit Amount.

          "Approved Fund" shall have the meaning assigned to such term in
Section 9.04.

          "Assessment Rate" shall mean, for any date, the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the
Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by JPMorgan Chase Bank to the Federal
Deposit Insurance Corporation (or any successor) for insurance by such
Corporation (or such successor) of time deposits made in dollars at JPMorgan
Chase Bank's domestic offices.

          "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative
Agent, substantially in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

          "Benchmark LIBO Rate" shall have the meaning assigned to such term in
Section 2.01(j).

          "Becker Entities" shall mean Charles E. Becker (or any of his immediate family members, related family trusts, heirs and descendants), Becker
Group L.L.C. and any other Affiliate of Charles E. Becker.

          "Board" shall mean the Board of Governors of the Federal Reserve
System of the United States (or any successor).

          "Borrower Obligations" shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

          "Borrower" shall mean the Company.

          "Borrowing" shall mean a group of Loans of a single Type made to a
Borrower on a single date and as to which a single Interest Period is in effect.

                                      -4-

          "Brazilian Subsidiary" shall mean, collectively, Plascar Industria e
Comerica Ltda. and its subsidiaries.

          "Business Day" shall mean any day (other than a day which is a
Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with (a) Eurodollar Loan, (b) a determination of the Benchmark LIBO
Rate or (c) a determination of a Supplemental Revolving Eurodollar Rate as defined in Section 2.01(n), the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "Capital Expenditures" shall mean, for any person in any period, the aggregate amount of all capital expenditures of such person during such period
(but not including Permitted Business Acquisitions or Investments permitted pursuant to Section 6.07 (j) or (k)). For the purposes hereof, the amount of any
Capital Expenditure shall not include (i) an amount equal to that portion of the proceeds received upon any sale, transfer or other disposition of assets or properties pursuant to Section 6.08 (e) or (h) which is applied to the purchase of replacement assets or properties within 12 months of the receipt thereof,
(ii) expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding Holdings or any subsidiary thereof) and for which neither Holdings nor any subsidiary thereof has provided or is required to provide, directly or indirectly, any consideration to such third party or any other person (whether before, during or after such period), (iii) the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made or (iv) expenditures of insurance proceeds or condemnation awards received in connection with the loss, damage, destruction or condemnation of property of Holdings or its subsidiaries.

          Notwithstanding the foregoing and any contrary provision herein, to the extent that the Borrower or any Restricted Subsidiary purchases, leases or otherwise acquires assets from any person in a manner which would be subject to
Section 6.08 and, but for the first parenthetical herein, would constitute a
Capital Expenditure, Holdings may elect to treat the expenditure for such transaction as a Capital Expenditure and such expenditure shall be deemed to be a Capital Expenditure and shall not be subject to the restrictions of Section
6.08.

          "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for the purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with
GAAP.

          "Cash Interest Expense" shall mean Interest Expense paid or required to be paid in cash (but excluding any amortization of debt discounts and fees included in the calculation of Interest Expense).

                                      -5-

          "Certificate of Designation" shall mean the Certificate of Designation filed by the Company with the Secretary of State of Delaware on December 20,
2001, as amended through the Effective Date, and governing the terms of the
Seller Preferred, together with all instruments and other agreements directly related thereto, as the same may be amended, supplemented or otherwise or replaced (through exchange or otherwise) modified from time to time in accordance with Sections 6.10 , and shall include any other certificates of designation, instruments or agreements governing such amendment, supplement or replacement.

          "Change in Control" shall be deemed to have occurred if (a) Holdings shall cease to directly own, beneficially and of record, free and clear of any and all Liens (other than Liens in favor of the Collateral Agent pursuant to the
Guarantee and Collateral Agreement), 100% of the issued and outstanding capital stock (other than the Seller Preferred) of the Company; (b) any person or group
(within the meaning of Rule 13d-5 of the Securities and Exchange Commission as
in effect on the date hereof) (other than (i) any Designated Person or (ii) any combination of Designated Persons) shall own beneficially, directly or indirectly, shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings at a time when Designated Persons or any combination of Designated Persons do not beneficially own shares representing at least 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of
Holdings; (c) the Continuing Directors shall cease to occupy a majority of the seats (excluding vacant seats) on the Board of Directors of Holdings; or (d) a
"change of control" (however denominated) shall occur under any indenture or instrument governing Permitted Senior Unsecured Notes or Permitted Subordinated
Notes or the Certificate of Designation. For purposes of clause (b) of this definition, the term "Designated Person" shall be deemed to include any other holder or holders of shares of Holdings having ordinary voting power if (i) any
Heartland Entity shall hold the irrevocable general proxy of each such holder in respect of the shares held by such holder or (ii) such holder shall have agreed to vote to elect as directors the nominees or designees of the Heartland
Entities for the Board of Directors of Holdings.

          "Charges" shall have the meaning assigned to that term in Section
9.09.

          "Charitable Subsidiary" shall mean any Subsidiary that qualifies as an exempt organization under Section 501(c)(3) of the Code.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" shall mean all assets of the Loan Parties (other than
Excluded Collateral), now or hereafter acquired, including any assets acquired by the Company with the proceeds of any Incremental Term Loan and upon which a
Lien is intended to be created by this Agreement or any Security Document.

          "Collateral Agent" shall mean JPMorgan Chase Bank, as Collateral Agent under the Guarantee and Collateral Agreement and the Security Documents.

                                      -6-

          "Commitment" shall mean, with respect to any Lender, such Lender's
Swingline Loan Commitment, Revolving Credit Commitment, Supplemental Revolving
Credit Linked Deposit Amount and Incremental Term Commitment.

          "Commitment Fee" shall have the meaning assigned to such term in
Section 2.05(a).

          "Company" has the meaning given thereto in the recitals hereto.

          "Compliance Certificate" shall have the meaning assigned to such term in Section 5.01(c).

          "Conduit Lender" shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a
Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.13, 2.15, 2.18 or 9.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any
Commitment.

          "Contaminants" shall mean those substances which are regulated by or form the basis of liability under any Environmental Law, including asbestos, polychlorinated biphenyls, Hazardous Materials, pollutants or solid wastes.

          "Continuing Directors" shall mean the collective reference to (i) all members of the Board of Directors of Holdings who have held office continuously since the Effective Date and (ii) all members of the Board of Directors of
Holdings who assumed office after the Effective Date and whose election and nomination for election by Holdings' shareholders was approved by a vote of a majority of the then Continuing Directors or nominated by a Designated Person.

          "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

          "Credit Agreement Creditors" shall mean the Administrative Agent, the
Issuing Banks and the Lenders.

          "Current Assets" shall mean, with respect to any person at any date, the consolidated aggregate amount of all assets of such person which would be classified as current assets at such date, other than cash and cash equivalents.

                                      -7-

          "Current Liabilities" shall mean, with respect to any person at any date, the consolidated aggregate amount of all liabilities of such person
(including tax and other proper accruals) which would be classified as current liabilities at such date, other than (without duplication) (i) the current portion of long-term debt, (ii) accruals of Interest Expense (other than
Interest Expense which is due and unpaid, which shall be included in determining
Current Liabilities), dividends payable on the Seller Preferred (other than such dividends paid in cash, which shall be included in determining Current
Liabilities) and losses or expenses on the sale of receivables to the Finance
Subsidiary, (iii) Revolving Loans and Supplemental Revolving Loans, classified as current, (iv) accruals of any costs or expenses related to severance or termination of employees accrued prior to the Effective Date or contemplated by the restructuring plans announced by the Company in 2004 and (v) accrued fees and expenses associated with the implementation of this Agreement and the issuance of the Existing Subordinated Notes in August 2004.

          "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of ------- Default.

          "Designated Persons" shall mean any one or more of the Heartland
Entities and the persons listed on Schedule 1.01(B).

          "dollars" or "$" shall mean lawful money of the United States of
America. Except as otherwise provided herein, all Loans and Letters of Credit shall be denominated in dollars and all payment obligations of the Company under the Loan Documents shall be in dollars.

          "Dollar Equivalent Amount" shall mean with respect to (i) the amount of any Indebtedness of a Foreign Restricted Subsidiary under Section 6.01 denominated in a Foreign Currency on any date, the equivalent amount in dollars of such amount of Foreign Currency, as determined by the Administrative Agent using the Exchange Rate, (ii) any amount denominated in dollars, such amount in dollars and (iii) any Letter of Credit denominated in a Foreign Currency, the equivalent amount in dollars of such Letter of Credit, as determined by the
Administrative Agent using the Exchange Rate. No breach hereof shall occur by reason of any fluctuations in Exchange Rates occurring after any date of determinations.

          "Domestic Restricted Subsidiary" means any Restricted Subsidiary incorporated or organized under the laws of the United States of America or any state thereof at least 90% of the capital stock of which is owned directly or indirectly by the Company (including any dual incorporated subsidiary that is treated as a Domestic Restricted Subsidiary for tax purposes).

          "EBITDA" shall mean, without duplication, for any fiscal period, the sum of the amounts for such fiscal period of (i) after-tax income from continuing and discontinued operations, (ii) provision for taxes based on income, (iii) depreciation expense, (iv) total interest expense (whether shown as interest expense or as loss and expenses on sales of receivables), (v)
amortization expense, (vi) other non-cash items reducing income from continuing and discontinued operations, all as determined on a consolidated basis for
Holdings and its Restricted Subsidiaries in conformity with GAAP, (vii) other income and expense, (viii) the non-cash portion of non-recurring charges, (ix)
all management fees and other fees paid during such

                                      -8-

period to Heartland pursuant to the Heartland Management Agreement to the extent permitted by Section 6.09, (x) non-recurring reasonable and customary fees and expenses, which are customary or consistent with past practices, of Holdings, the Borrower or any Restricted Subsidiaries related to any future issuance of capital stock, incurrence of Indebtedness or other financing transaction, (xi)
to the extent reducing income from continuing and discontinued operations, cash dividends paid on the Seller Preferred, (xii) to the extent reducing income from continuing and discontinued operations, non-cash charges from the issuing of options to employees of Holdings and its subsidiaries, (xiii) pro forma adjustments for acquisition-related savings permitted under Regulation S-X or reasonably consistent with the purposes of Regulation S-X as determined in good faith by the Company, (xiv) cash restructuring charges as incurred arising after
June 30, 2004 from restructuring plans announced by the Company in 2004, provided; that the amounts referred to in this clause xiv shall not exceed
$10,000,000 in the aggregate, (xv) charges (calculated by the Company in its reasonable judgment and in good faith) incurred in connection with the Company's accelerated collection programs wound down and/or terminated after June 30,
2004, to the extent that such charges are not offset by accounts receivable being included in, or such programs being replaced by, another financing program of the Company, and (xvi) fees and expenses associated with the implementation of, and refinancings contemplated by this Agreement, amendments to this
Agreement and the Original Credit Agreement and the issuance of the Permitted
Subordinated Notes; provided, however, that for purposes of calculating the
Leverage Ratio under Section 6.15, EBITDA shall include, in addition, the pro forma EBITDA of any person (calculated as aforesaid but with respect to such person and its subsidiaries on a consolidated basis and after giving effect to pro forma adjustments) prior to the date it becomes a Restricted Subsidiary of
Holdings or is merged into or is consolidated with Holdings or any of the
Restricted Subsidiaries or that person's assets are acquired by Holdings or any of the Restricted Subsidiaries. For purposes of calculating EBITDA for the fiscal quarters ending September 30, 2003, December 31, 2003, March 31, 2004 and
June 30, 2004, EBITDA for such fiscal quarters shall be deemed to be
$67,000,000, $93,900,000, $80,400,000 and $102,600,000, respectively and in each case, plus any amount described in clause (xv) of the previous sentence.

          "Effective Date" shall mean the date on which the conditions set forth in Section 4.02 have been satisfied.

          "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or proceeding by any Governmental Authority or, if any Responsible Officer of
Holdings has knowledge of it, by any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), remedial action costs, tangible or intangible property damage, damage to the environment or natural resources, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release
(including sudden or non-sudden, accidental or non-accidental Releases) of, or exposure to, any Contaminant or odor, (ii) the presence, use, handling, transportation, storage, treatment or the disposal of Contaminants in connection with the operation of the facilities to which such Release relates or (iii) the violation or alleged violation of any Environmental Law.

                                      -9-

          "Environmental Law" shall mean any and all applicable treaties, laws, regulations, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses, variances, permissions, notices or binding agreements issued, promulgated or entered by any
Governmental Authority, relating to the environment, preservation or reclamation of natural resources or to the management, Release or threatened Release of
Contaminants or noxious odor, including the Hazardous Materials Transportation
Act, 49 U.S.C. ss.ss. 1801 et seq., Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss. 9601 et seq., Solid Waste
Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976
and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss.ss. 6901, et
seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of
1977, 33 U.S.C. ss.ss. 1251 et seq., Clean Air Act of 1970, as amended 42 U.S.C.
ss.ss. 7401 et seq., Toxic Substances Control Act of 1976, 15 U.S.C. ss.ss. 2601
et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.
ss.ss. 11001 et seq., National Environmental Policy Act of 1975, 42 U.S.C.
ss.ss. 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 U.S.C.
ss.ss. 300(f) et seq., and any similar or implementing state or foreign law, and all amendments or regulations promulgated thereunder.

          "Environmental Permit" shall mean any permit, approval, authorization, license, variance, or permission required from any Governmental Authority pursuant to any applicable Environmental Law.

          "ERISA" shall mean the Employee Retirement Income Security Act of
1974, as the same may be amended from time to time.

          "ERISA Affiliate" with respect to any person shall mean any trade or business (whether or not incorporated) that is a member of a group of which such person is a member and which is treated as a single employer under Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section
4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in
Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an
application for a waiver of the minimum funding standard with respect to any
Plan; (d) the incurrence by Holdings or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by Holdings or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or
Plans or to appoint a trustee to administer any Plan; (f) the incurrence by
Holdings or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Holdings or any ERISA Affiliate of any notice, or the receipt by any
Multiemployer Plan from Holdings or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a
Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar
Loans.

                                      -10-

          "Eurodollar Loan" shall mean any Eurodollar Tranche B-1 Term Loan,
Eurodollar Revolving Loan or Eurodollar Supplemental Revolving Loan.

          "Eurodollar Revolving Loan" shall mean any Revolving Loan in dollars bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

          "Eurodollar Supplemental Revolving Loan" shall mean any Supplemental
Revolving Loan bearing interest at a rate determined by reference to the
Adjusted LIBO Rate in accordance with the provisions of Article II.

          "Eurodollar Tranche B-1 Term Loan" shall mean any Tranche B-1 Term
Loan bearing interest at a rate determined by reference to the Adjusted LIBO
Rate in accordance with the provisions of Article II.

          "Event of Default" shall have the meaning assigned to such term in
Article VII.

          "Excess Amount" shall have the meaning assigned to such term in
Section 2.12(j).

          "Excess Cash Flow" shall mean for any period (i) the Net Income for such period plus (minus) (ii) the amount of depreciation, depletion, amortization of intangibles, deferred taxes, debt issuance discount, accreted and zero coupon bond interest and other noncash expenses (revenues) which, pursuant to GAAP, were deducted (added) in determining such Net Income minus
(plus) (iii) additions (reductions, other than reductions attributable solely to
Specified Asset Sales) to working capital for such period (i.e., the increase or decrease in Current Assets of Holdings and the Restricted Subsidiaries minus
Current Liabilities of Holdings and the Restricted Subsidiaries from the beginning to the end of such period, as adjusted to exclude reductions attributable solely to Specified Asset Sales) minus (iv) the amount of Capital
Expenditures for such period paid by Holdings and the Restricted Subsidiaries in cash from funds other than from the proceeds of Borrowings minus (v) the sum of
(a) scheduled Loan repayments hereunder or under the Original Credit Agreement made during such period pursuant to Section 2.11, (b) optional prepayments of the Term Loans made during such period pursuant to Section 2.12(a) and (c)
Revolving Loan and Supplemental Revolving Loan repayments or other revolving loan repayments hereunder or under the Original Credit Agreement made during such period that were required to be made as a result of voluntary reductions of the Revolving Credit Commitments or of the Total Supplemental Revolving Credit
Linked Deposit Amount pursuant to Section 2.09(e) or other revolving credit commitments hereunder or under the Original Credit Agreement minus (vi)
scheduled mandatory payments of principal of Indebtedness of Holdings and the
Restricted Subsidiaries other than the Loans made hereunder or under the
Original Credit Agreement during such period minus (vii) fees and expenses paid in cash in connection with the implementation of, and refinancing contemplated by this Agreement and the issuance of the Permitted Subordinated Notes to the extent not deducted in determining Net Income.

          "Excess Supplemental Revolving Credit Linked Deposit Amount" shall mean at any time the excess, if any, of (a) the Total Supplemental Revolving
Credit Linked Deposit

                                      -11-

Amount over (b) the sum of Supplemental Revolving Loans and Supplemental
Revolving Letter of Credit Exposure.

          "Exchange Rate" shall mean with respect to any Foreign Currency on any
Business Day, the rate at which such Foreign Currency may be exchanged into dollars, as set forth in the Wall Street Journal on such Business Day. In the event that such rate does not appear in the Wall Street Journal on such Business
Day, the "Exchange Rate" with respect to such Foreign Currency shall be determined by reference to such publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such agreement, such "Exchange Rate" shall instead be the
Administrative Agent's spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such Foreign Currency are then being conducted, at or about 10:00 A.M., local time, at such date for the purchase of dollars with such Foreign Currency, for delivery two Business Days later; provided, that if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error (without prejudice to the determination of the reasonableness of such method).

          "Excluded Collateral" shall mean (i) the Textron Sale/Leaseback Assets and the Textron Sale/Leaseback Mortgaged Properties to the extent such assets are leased or mortgaged pursuant to the Textron Sale/Leaseback Financing or a
Permitted Textron Sale/Leaseback Refinancing in a transaction permitted by this
Agreement; (ii) the Manchester Property; (iii) the real properties subject to, and the equipment securing, the GECC Phase II Lease (but, in each case, only for so long as such real property or equipment, as the case may be, is subject to the GECC Phase II Lease); (iv) accounts receivable, related security, collections and proceeds with respect thereto sold, or purported to be sold, pursuant to a Permitted Receivables Financing (but only for so long as such accounts receivable, related security, collections and proceeds are subject to a
Permitted Receivables Financing); (v) any assets as to which the Administrative
Agent shall determine in its reasonable discretion that the costs of obtaining a security interest are excessive in relation to the value of the security to be afforded thereby; (vi) assets subject to a Lien permitted under Section 6.04(a),
(b) (insofar as it relates to assets subject to a Lien existing at the time of acquisition and not created in contemplation thereof), (h), (j), (n), (p), (r)
and (u); (vii) all motor vehicles covered by a certificate of title or ownership; (viii) any license, contract, agreement, lease or other instrument to which any Loan Party is a party to the extent that such Loan Party is prohibited from granting a Lien in its rights thereunder under the terms of such license, contract, agreement, lease or other instrument or under applicable law (other than to the extent that any such terms would be rendered ineffective pursuant to
Section 9-406 of revised Article 9 of the UCC of any relevant jurisdiction or any other applicable law and provided that any Receivable or any money or other amounts due or to become due or other right to payment under any such license, contract, agreement or other instrument shall be Collateral and shall not be
Excluded Collateral); (ix) any shares in the capital of a Nova Scotia unlimited liability company; provided; that such shares are pledged under a supplemental share pledge agreement in form and substance reasonably satisfactory to the
Collateral Agent; and (x) for the avoidance of doubt, assets owned by any
Foreign Restricted Subsidiary or Unrestricted Subsidiary.

          "Executive Officer" of any corporation shall mean the president, any senior vice president or any vice president of such person.

                                      -12-

          "Existing Senior Unsecured Notes" shall mean the Company's 10 3/4%
Senior Unsecured Notes due 2011 issued pursuant to the indenture governing the
Existing Senior Unsecured Notes.

          "Existing Subordinated Notes" shall mean the (a) $415,000,000 aggregate principal amount of the Company's 12 7/8% Senior Subordinated Notes issued on August 26, 2004 due 2012 and any substantially identical notes issued in exchange therefore in accordance with the applicable registration rights agreement and (b) $400,000,000 aggregate principal amount of the Company's
11 1/2% Senior Subordinated Notes due April 2006 to the extent the funds required to effect the redemption thereof have not been irrevocably deposited with the Trustee under the indenture governing such notes on or prior to the
Effective Date.

          "Facilities" shall mean the credit facilities made available to the
Company pursuant to this Agreement consisting of, respectively, the Revolving
Credit Commitments (the "Revolving Credit Facility"), the Supplemental Revolving
Credit Linked Deposit Amounts (including the Supplemental Revolving Loans made and the Supplemental Revolving Letters of Credit issued thereunder) (the
"Supplemental Revolving Credit Facility"), the Tranche B-1 Term Loans and any
Incremental Facilities.

          "Fees" shall mean the Agency Fees, the Fronting Fees, the Commitment
Fees, the Letter of Credit Fees and other fees described in Section 2.05.

          "Finance Subsidiary" shall mean Carcorp, Inc. and any other wholly owned subsidiary of the Company that is formed for the sole purpose of engaging in Permitted Receivables Financings.

          "Financial Officer" of any corporation shall mean the chief financial officer, Senior Vice President-Finance and Accounting, Vice President-Finance,
Controller, or Treasurer of such corporation.

          "Foreign Currency" shall mean any available and freely-convertible non-dollar currency selected by the Company and approved by the Administrative
Agent and, in the case of a Letter of Credit denominated in a Foreign Currency, the Issuing Bank which has agreed to issue such Letter of Credit.

          "Foreign Restricted Subsidiary" shall mean any Restricted Subsidiary not organized or incorporated under the laws of the United States of America or any state thereof at least 90% of the capital stock of each class of which is owned directly or indirectly by the Company.

          "Foreign Subsidiary Letter of Credit" shall mean a Letter of Credit issued to support Indebtedness or other obligations of a Foreign Restricted
Subsidiary incurred in accordance with the terms hereof.

          "Fronting Fees" shall have the meaning assigned to such term in
Section 2.05(c).

          "Funded Debt" shall mean, as applied to any person, all Indebtedness for borrowed money (including, without limitation, Capital Lease Obligations and unreimbursed

                                      -13-

drawings under letters of credit) or evidenced by a note, bond, debenture or similar instrument of that person (it being understood that all Loans shall at all times constitute "Funded Debt" for all purposes hereunder) but excluding all intercompany obligations that would be eliminated in a consolidated balance sheet of such person determined in accordance with GAAP.

          "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time.

          "Governmental Authority" shall mean any international, Federal, state, regional, local or foreign court or governmental agency, authority, instrumentality or regulatory body (including the National Association of
Insurance Commissioners).

          "Guarantee" of or by any person shall mean (i) any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness
(whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of)
any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such
Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement conditions or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (ii) any Lien on any assets of such person securing any Indebtedness of any other person, whether or not such
Indebtedness is assumed by such person; provided, however, that the term
Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

          "Guarantee and Collateral Agreement" shall mean the Guarantee and
Collateral Agreement dated as of December 20, 2001, by and among Holdings, the
Company and each other Guarantor, as amended and in effect from time to time and attached as Exhibit F to this Agreement.

          "Guarantors" shall mean Holdings and each Domestic Restricted
Subsidiary (other than Inactive Subsidiaries).

          "Hazardous Materials" shall mean all explosive or regulated radioactive materials or substances, hazardous or toxic wastes or substances, petroleum (including crude oil or any fraction thereof) or petroleum distillates, asbestos or material containing asbestos and all materials regulated pursuant to any Environmental Law, including materials listed in 49
C.F.R. Section 172.101 and hazardous substances as defined in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of
1980, as amended.

          "Heartland" shall mean Heartland Industrial Partners, L.P.

                                      -14-

          "Heartland Entities" shall mean Heartland or any of its Affiliates.

          "Heartland Management Agreement" shall mean the Services Agreement, dated as of February 23, 2001, through the Effective Date, among Heartland,
Holdings and the Company, as the same may be amended, supplemented or otherwise modified from time to time as permitted by Section 6.09 or otherwise in a manner not adverse to the Lenders.

          "Holdings Common Stock" shall mean the Common Stock, par value $.01 per Share, of Holdings.

          "Inactive Subsidiary" shall mean the Restricted Subsidiaries listed as
Inactive Subsidiaries on Schedule 3.13 and which Restricted Subsidiaries (i)
individually and in the aggregate have no material net assets and (ii) do not engage in any operating activity (other than payroll or the leasing of immaterial property).

          "Incremental Facility" shall mean an aggregation of Incremental Term
Loan Commitments of one or more Lenders that are made available to Borrower and become effective on the same date, pursuant to any Incremental Loan Amendment and the extensions of credit hereunder in respect of Incremental Term Loans.

          "Incremental Lenders" shall mean (a) on any Incremental Term Loan
Activation Date, the Lenders signatory to the Incremental Term Loan Amendment and (b) thereafter, each Lender that has made, or acquired pursuant to an assignment made pursuant to Section 9.04, an Incremental Term Loan.

          "Incremental Margin" shall have the meaning assigned to such term in
Section 2.01(d).

          "Incremental Note" shall mean a note in a form reasonably satisfactory to the Administrative Agent evidencing any Incremental Term Loan that is not a
Tranche B-1 Term Loan.

          "Incremental Maturity Date" shall mean, as to the Incremental Term
Loans to be made pursuant to any Incremental Term Loan Amendment, the maturity date specified in such Incremental Term Loan Amendment, which date shall be no earlier than the Tranche B-1 Term Loan Maturity Date.

          "Incremental Term Loan Activation Date" shall mean each date, which shall be a Business Day on or before the Incremental Term Loan Termination Date, on which any Lender shall execute and deliver to the Administrative Agent an
Incremental Term Loan Amendment pursuant to Section 2.01(d).

          "Incremental Term Loan Amendment" shall have the meaning provided in
Section 2.01(d).

          "Incremental Term Loan Commitment" shall have the meaning assigned to such term in Section 2.01(d).

                                      -15-

          "Incremental Term Loans" shall have the meaning assigned to such term in Section 2.01(d).

          "Incremental Term Loan Termination Date" means the Tranche B-1 Term
Loan Maturity Date.

          "Indebtedness" of any person shall mean, without duplication, (a) all indebtedness of such person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business), (b) any other indebtedness of such person which is evidenced by a note, bond, debenture or similar instrument, (c) all
Capital Lease Obligations of such person, (d) all obligations of such person in respect of bankers' acceptances issued or created for the account of such person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on any property owned or acquired by such person even though such person has not assumed or otherwise become liable for the payment thereof, (f)
all obligations of such person in respect of Interest Rate Agreements which, in accordance with the definition of Interest Rate Agreement, constitute (or would upon early termination constitute) Indebtedness and (g) all Guarantees by such person of Indebtedness of others. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner;
provided; that, if the sole asset of such person is its general partnership interest in such partnership, the amount of such Indebtedness shall be deemed equal to the value of such general partnership interest and the amount of any
Indebtedness in respect of any Guarantee of such partnership Indebtedness shall be limited to the same extent as such Guarantee may be limited.

          "Indemnitee" shall have the meaning assigned to that term in Section
9.05(b).

          "Intercompany Loan" shall mean a loan made by any subsidiary of the
Company to the Company or any Domestic Restricted Subsidiary or by any
Restricted Subsidiary to any other Restricted Subsidiary.

          "Intercompany Note" shall mean an intercompany note evidencing
Indebtedness owed by the Company or any of its wholly owned subsidiaries to the
Company or any of its wholly owned subsidiaries and pledged pursuant to the
Security Documents in accordance with Section 6.01(c), in substantially the form of Exhibit A-4 annexed hereto.

          "Interest Coverage Ratio" shall mean, for any period of four consecutive fiscal quarters, the ratio of (a) EBITDA on a consolidated basis for such period to (b) the sum of (i) Cash Interest Expense of Holdings and the
Restricted Subsidiaries on a consolidated basis for such period, (ii) any dividend on the Seller Preferred paid in cash during such period and (iii) and losses on the sale of receivables to the Finance Subsidiary during such period.
For purposes of this definition only, Cash Interest Expense does not include
Interest Expense relating to the Company's 11 1/2% Senior Subordinated Notes due
2006 for the period from August 26, 2004 to September 26, 2004.

          "Interest Expense" shall mean, with respect to any person for any period, the gross interest expense of such person for such period determined on a consolidated basis in accordance with GAAP consistently applied, including (a)
the amortization of debt discounts,

                                      -16-

(b) the amortization of all fees (including fees with respect to interest rate protection agreements) payable in connection with the incurrence of Indebtedness or another financing transaction (provided that one-time fees may be amortized over the expected life of such Indebtedness or financing, as determined in the reasonable good-faith judgment of the Company, whether or not such amortization is permitted by GAAP) to the extent included in interest expense and (c) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, net of all interest income for such period
(except for purposes of the definition of Cash Interest Expense, in which case only interest income paid or required to be paid in cash shall be netted against cash interest expense). For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by such person with respect to Interest Rate Agreements entered into as a hedge against interest rate exposure. Notwithstanding the foregoing, Interest Expense shall not include any loss on sales of receivables made pursuant to clause (ii)
of Section 6.08(f).

          "Interest Payment Date" shall mean, (i) with respect to any Eurodollar
Loan (except as set forth in clause (iii) below), the last day of the Interest
Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months'
duration, each day that would have been an Interest Payment Date had successive
Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment, refinancing or conversion of such
Borrowing with or to a Borrowing of a different Type, (ii) with respect to any
ABR Loan (except as set forth in clause (iii) below) or Swingline Loan (a) the last day of each March, June, September and December and (b) the Revolving
Credit Maturity Date, the Tranche B-1 Term Loan Maturity Date or the Incremental
Maturity Date, as applicable and (iii) with respect to any Supplemental
Revolving Loan, the first Business Day of each calendar month to occur while such Supplemental Revolving Loan is outstanding, the Revolving Credit Maturity
Date and, in the case of Eurodollar Supplemental Revolving Loans, the last day of each Interest Period therefor.

          "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1,
2, 3 or 6 (or, except with respect to Term Loans, subject to availability (as determined by all applicable Lenders), 9 or 12) months thereafter, as the
Borrower may elect, (b) as to any ABR Borrowing or Swingline Loan, the period commencing on the date of such Borrowing or Loan or on the last day of the immediately preceding Interest Period applicable to such Borrowing or Loan, as the case may be, and ending on the earliest of (i) the next succeeding March 31,
June 30, September 30 or December 31, (ii) the Revolving Credit Maturity Date,
the Supplemental Revolving Settlement Date, the Tranche B-1 Term Loan Maturity
Date or the Incremental Maturity Date, as applicable, and (iii) the date such
Borrowing is converted to a Borrowing of a different Type in accordance with
Section 2.10, the repaid or prepaid in accordance with Section 2.01, 2.11 or
2.12 and (c) for purposes of determining the Supplemental Revolving Eurodollar
Rate for purposes of Section 2.01(n), each period commencing on the first day of the next succeeding calendar month and ending on the last day of such succeeding calendar month; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless,

                                      -17-

in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such
Interest Period.

          "Interest Rate Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, currency hedge agreement or other similar agreement or arrangement dealing with interest rates or currency exchange rates; provided that the calculation of payments for early termination shall be made on a reasonable basis in accordance with customary industry practices; provided, further, that all obligations to make such payments for early termination (guaranteed or unguaranteed) shall, to the extent matured, constitute Indebtedness.

          "Investment Condition" shall mean with respect to any Investment or
Permitted Business Acquisition that the following conditions are satisfied: (i)
no Default or Event of Default has occurred or would exist after giving effect thereto; (ii) and (iii) the pro forma Leverage Ratio (determined using pro forma adjustments satisfactory to the Administrative Agent) after giving effect to any such Investment or Permitted Business Acquisition is less than 2.5 to 1.0.

          "Issuing Bank" shall mean, with respect to any Letter of Credit,
JPMorgan Chase Bank and its Affiliates including Chase Manhattan Bank (Delaware)
or the Revolving Lender, as the case may be, which has agreed to issue such
Letter of Credit.

          "Joan Entities" shall mean Elkin McCallum, Joan Fabrics Corporation,
Western Avenue Dyers L.P., Tyng Textiles LLC and any other Affiliate of Elkin
McCallum (or any of his immediate family members, related family trusts, heirs and descendants).

          "Lender Affiliate" shall mean (a) any Affiliate of any Lender, (b) any person that is administered or managed by any Lender or any Affiliate of any
Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (c) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

          "Lenders" shall mean the persons identified as Lenders in this
Agreement, including persons who become Lenders pursuant to Section 9.04,
Conduit Lenders and pursuant to an Incremental Term Loan Amendment (unless the context otherwise requires).

          "Letter of Credit" shall mean any letter of credit issued by an
Issuing Bank pursuant to Section 2.19(a) (including, without limitation, any
Foreign Subsidiary Letter of Credit), consisting of Revolving Letters of Credit and Supplemental Revolving Letters of Credit.

          "Letter of Credit Commitment" shall mean the collective reference to the Revolving Letter of Credit Commitment and the Supplemental Revolving Letter
of Credit Commitment.

                                      -18-

          "Letter of Credit Disbursement" shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

          "Letter of Credit Exposure" shall mean at any time the Dollar
Equivalent Amount of the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit and (b) the aggregate amount of all Letter of
Credit Disbursements not yet reimbursed by the Borrower as provided in Section
2.22. Letter of Credit Exposure with respect to Letters of Credit issued for the account of the company is "Company Letter of Credit Exposure". Letter of Credit
Exposure with respect to Letters of Credit issued under the Revolving Credit
Facility is "Revolving Letter of Credit Exposure". Letter of Credit Exposure
with respect to Letters of Credit issued under the Supplemental Letter of Credit
Facility is "Supplemental Revolving Letter of Credit Exposure."

          "Letter of Credit Fee" shall have the meaning assigned to such term in
Section 2.21.

          "Leverage Ratio" shall mean, on the last day of any fiscal quarter, the ratio of (a) Funded Debt of Holdings, the Restricted Subsidiaries and the
Finance Subsidiary (including, without limitation, the aggregate net investment or equivalent amount under the Receivables Transfer Agreement) as of such date to (b) EBITDA for the period of four consecutive fiscal quarters then ended.

          "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge, hypothec or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan Documents" shall mean this Agreement and the Notes, the Letters of Credit (and any instrument or document executed by any Borrower relating to any Letter of Credit), the Security Documents and any Incremental Term Loan
Amendment.

          "Loan Parties" shall mean the Company and each Guarantor.

          "Loans" shall mean the Revolving Loans, the Supplemental Revolving
Loans, the Swingline Loans, the Tranche B-1 Term Loans and any Incremental Term
Loans.

          "Manchester Property" shall mean that certain real property located at
500 West Madison, Manchester, Michigan 48158.

          "Margin Stock" shall have the meaning assigned to such term under
Regulation U.

          "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, properties, operations or financial condition of
Holdings and the Restricted Subsidiaries, taken as a whole, (b) a material impairment of the ability of Holdings or any Subsidiary of Holdings to perform any of its material obligations under any Loan Document to which it is or will be a party or (c) an impairment of the validity or enforceability of, or material

                                      -19-

impairment of the rights, remedies or benefits available to the Credit Agreement
Creditors under, any Loan Document.

          "Maximum Rate" shall have the meaning assigned to such term in Section
9.09.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Mortgaged Properties" shall mean, as of the Effective Date, the real properties listed on Schedule 1.01(E), as to which the Collateral Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages and any other real property which is mortgaged under a Mortgage in accordance with Section 5.12(b).

          "Mortgages" shall mean each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit G (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded or with such changes as the Collateral Agent shall reasonably deem appropriate).

          "Multiemployer Plan" with respect to any person shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which such person or any ERISA Affiliate of such person (other than one considered an ERISA
Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Net Income" shall mean, for any fiscal period, the net income (or loss) of Holdings and its Restricted Subsidiaries and the Finance Subsidiary on
a consolidated basis for such fiscal period taken as a single accounting period determined in conformity with GAAP; provided, that there shall be excluded (i)
the income (or loss) of any Unrestricted Subsidiary (other than the Finance
Subsidiary) or any person (other than a Restricted Subsidiary) in which any other person (other than Holdings or any of the Restricted Subsidiaries) has a joint interest, but shall include the amount of dividends or other distributions
(including return of capital or any other cash receipt in respect of ownership or beneficial interest) actually paid to Holdings or any of the Restricted
Subsidiaries by such Unrestricted Subsidiary or such person during such period,
(ii) the income (or loss) of any person accrued prior to the date it becomes a
Restricted Subsidiary of Holdings or is merged into or consolidated with
Holdings or any of the Restricted Subsidiaries or that person's assets are acquired by Holdings or any of the Restricted Subsidiaries, (iii) the income of any Restricted Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation and (iv) after tax gains or losses attributable to
Specified Asset Sales.

          "Net Proceeds" shall mean with respect to any sale, transfer or other disposition (including by casualty, loss or condemnation) of any assets or properties or any other Prepayment Event (a "Proceeds Transaction") (i) the gross amount of any cash paid to or received by Holdings or any of the
Restricted Subsidiaries in respect of such Proceeds Transaction (including insurance proceeds, condemnation awards and payments from time to

                                      -20-

time in respect of installment obligations, if applicable), less (ii) the amount, if any, of (a) Holdings' good faith best estimate of all taxes attributable to such Proceeds Transaction which it in good faith expects to be paid in the taxable year in which such Proceeds Transaction shall occur or in the next taxable year, (b) reasonable and customary fees, discounts, commissions, costs and other expenses (other than those payable to Holdings or any Affiliate of Holdings, except that Heartland and its Affiliates may receive fees permitted under Section 6.09 and other customary fees on terms no less favorable to Holdings or any of the Restricted Subsidiaries than would be obtained in a comparable arm's-length transaction for acting as financial advisor in connection with such Proceeds Transaction) which are incurred in connection with such Proceeds Transaction and are payable by Holdings or any of the Restricted Subsidiaries and (c) in the case of a Proceeds Transaction that is a sale, transfer or other disposition of assets or properties, proceeds required to (x) discharge Liens in respect of such assets or properties permitted by Section 6.04 or (y) to repay, or compensate for reductions in availability under, any Permitted Receivables Financing as a result thereof;
provided, however, that Net Proceeds shall not include (1) any amount that otherwise would constitute Net Proceeds to the extent such amount is excluded from the definition of the term "Capital Expenditures" pursuant to clause (i) or
(iv) of the second sentence thereof or (2) any amount being reserved for application as contemplated in clause (i) or (iv) of such second sentence, except that in the event any amount so reserved is not in fact so applied or contractually committed to be applied within the permitted 12-month period, such amount shall be deemed for all purposes (including the definition of Excess Cash
Flow and Section 2.12(g)) to be Net Proceeds of a Proceeds Transaction received upon such Proceeds Transaction.

          "Notes" shall mean the Tranche B-1 Term Notes, the Swingline Note, the
Revolving Credit Notes, the Supplemental Revolving Credit Notes and any
Incremental Term Note (that is not a Tranche B-1 Term Note).

          "Obligations" shall mean all "Obligations" as that term is defined in the Guarantee and Collateral Agreement.

          "Original Credit Agreement" shall have the meaning in the recitals to this Agreement.

          "Other Taxes" shall have the meaning assigned to such term in Section
2.18.

          "Overdraft Facilities" shall mean lines of credit made available to
Foreign Restricted Subsidiaries.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA (or any such successor).

          "Permitted Business Acquisitions" shall mean acquisitions of all or substantially all of the assets of, or shares or other equity interests in, a person or division or line of business of a person engaged in the same business as Holdings and the Restricted Subsidiaries or in a related business if immediately after giving effect thereto: (i) no Default or Event of Default shall have occurred and be continuing, (ii) all transactions related thereto shall be consummated in accordance with applicable laws, (iii) at least 90% of the outstanding capital stock or other

                                      -21-

ownership interests of any acquired or newly formed corporation or other entity must be owned directly by the Company or a Domestic Restricted Subsidiary (it
being understood that the acquisition of less than 90% of the capital stock of any corporation or other entity which is owned by a person, division or line of business acquired in a Permitted Business Acquisition shall not be prohibited by this clause) and such corporation or entity shall become a Restricted Subsidiary and a Guarantor and execute a counterpart to the relevant Security Documents, and all capital stock or other equity interest created or acquired and all property acquired in connection with such acquisition (other than Excluded
Collateral) shall be duly and validly pledged to the Collateral Agent for the ratable benefit of the Secured Parties to the extent required by Section 5.12, and (iv) (A) Holdings shall be in compliance, on a pro forma basis, with the covenants contained in Sections 6.14 and 6.15 recomputed as at the last day of the most recently ended fiscal quarter of Holdings, and the Company shall have delivered to the Administrative Agent an officers' certificate to such effect, together with all relevant financial information for such acquired corporation, entity or assets, and (B) the acquired corporation or entity shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 6.01). For purposes of Section 6, any Restricted Subsidiary satisfying the requirements of clause (iii) above shall be deemed to be a "wholly owned subsidiary".

          "Permitted Investments" shall mean:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of
     America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) marketable general obligations issued by any state of the United
     States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings generally obtainable from either S&P or Moody's;

          (c) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, a credit rating of A-1 or higher from S&P or B-1 or higher from Moody's;

          (d) investments in domestic and Eurodollar certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by (w) any domestic office of any commercial bank organized or licensed under the laws of the United
     States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000, (x) any
     Lender, (y) any branch of any Lender or any commercial bank organized under the laws of the United Kingdom, Canada, France or Japan having combined capital, surplus and undivided profits (less any undivided losses) of not less than $500,000,000 or (z) other than in the case of banker's acceptances, any domestic commercial bank whose deposits are guaranteed by the Federal Deposit Insurance Corporation (or any successor) and with

                                      -22-

     whom deposits maintained by Holdings or any of its subsidiaries do not exceed the amount so guaranteed;

          (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause
     (c) above;

          (f) securities issued by any foreign government or any political subdivision of any foreign government or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having the highest credit rating obtainable from S&P or Moody's;

          (g) cash; and

          (h) investments in money market funds or other mutual funds that invest in the types of Permitted Investments described in clauses (a)
     through (d) and (f) above.

          "Permitted Receivables Financing" shall mean (a) any sale by the
Company or a Restricted Subsidiary of accounts receivable and related property to a Finance Subsidiary pursuant to the Receivables Purchase Agreement and (b)
the sale or pledge of such accounts receivable (or participations therein) and related property (or an interest or interests therein) by the Finance Subsidiary to certain purchasers pursuant to the Receivables Transfer Agreement; provided, however, that the terms, conditions and structure (including the legal and organizational structure of the Finance Subsidiary and the restrictions imposed on its activities) of and the documentation incident to any such transactions
(other than any amendments or other modification to the Receivables Purchase
Agreement or Receivables Transfer Agreement and related documents in accordance with the respective terms thereof) entered into after the Effective Date must be reasonably acceptable to the Administrative Agent.

          "Permitted Senior Unsecured Notes" shall mean (a) the Existing Senior
Unsecured Notes and (b) any additional unsecured senior notes of the Company or of Holdings (i) having no amortization of principal and a final scheduled maturity no earlier than the Tranche B-1 Term Loan Maturity Date and (ii) which
(A) does not provide for principal payments thereon prior to the Tranche B-1
Term Loan Maturity Date, except upon the occurrence of a change of control, asset sale or similar event and (B) contains covenants, events of default and other terms as are consistent with high yield senior debt securities issued in a public offering or a Rule 144A transaction.

          "Permitted Subordinated Notes" shall mean (a) the Existing
Subordinated Notes, (b) additional notes that may be issued under the indenture governing the Existing Subordinated Notes and (c) any additional unsecured subordinated indebtedness of the Company or Holdings (i) having no amortization of principal and a scheduled final maturity no earlier than the Tranche B-1 Term
Loan Maturity Date, and having subordination terms at least as favorable to the
Lenders in all material respects as set forth in the Existing Subordinated Notes and (ii) which (A) does not provide for any principal payments thereon prior to the Tranche B-1 Term Loan Maturity Date, except upon the occurrence of a change of control, asset sale or similar event, in each case so long as the terms of such Permitted Subordinated Notes provide that the provisions

                                      -23-

of this Agreement must be satisfied prior to any such payment and (B) contains covenants, events of default and other terms as are consistent with high yield subordinated debt securities issued in a public offering or a Rule 144A transaction.

          "Permitted Textron Sale/Leaseback Refinancing" shall mean a refinancing, remarketing, refunding or other replacement, in whole or in part, of the Textron Sale/Leaseback Financing provided that (i) the only assets subject to, and which secure, such refinancing, remarketing, refunding or replacement are the assets described in clause (i) of the definition of
"Excluded Collateral" and the proceeds thereof and (ii) the terms of such refinancing, remarketing, refunding or replacement are not adverse to the
Lenders in any material respect, taken as a whole; provided, further, that the tenor of any such refinancing, remarketing, refunding or replacement is at least three years.

          "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

          "Plan" with respect to any person shall mean any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Code which is maintained for employees of such person or any
ERISA Affiliate of such person.

          "Pledged Stock" shall mean all "Pledged Stock" and "Pledged Notes" as such terms are defined in the Guarantee and Collateral Agreement.

          "Prepayment Event" shall mean (i) any Specified Asset Sale, (ii) the incurrence by Holdings or any Restricted Subsidiary of any Indebtedness (other than Indebtedness permitted by Section 6.01 (other than clause (b) thereof)), and (iii) any arrangement or transaction entered into in accordance with clause
(d) of Section 6.06 to the extent provided therein; provided, however, that for purposes of Section 2.12(g)(1), (a) a Prepayment Event shall not be deemed to occur until the aggregate Net Proceeds from Prepayment Events consisting of
Specified Asset Sales not yet applied pursuant to Section 2.12(g)(1) by reason of this proviso equals or exceeds $20,000,000, at which time a Prepayment Event shall, except as set forth in clause (b) below, be deemed to occur having Net
Proceeds equal to the aggregate Net Proceeds from Prepayment Events not yet so applied, (b) with respect to Specified Asset Sales, a Prepayment Event shall be deemed to occur only with respect to that portion of the Net Proceeds thereof required to be repaid pursuant to Section 6.08(h) or (i), and (c) with respect to any arrangement or transaction entered into in accordance with clause (d) of
Section 6.06, a Prepayment Event shall be deemed to occur only with respect to that portion of the Net Proceeds thereof required to be repaid pursuant to such clause.

          "Purchase Money Indebtedness" shall mean Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations, mortgage financings or other purchase money obligations or obligations under other financing transactions relating to capital expenditures, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property which may be secured in compliance with
Section 6.04.

                                      -24-

          "Reaffirmation Agreement" shall mean the Reaffirmation Agreement substantially in the form attached as Exhibit H hereto by Holdings, the Company and each other Guarantor.

          "Receivables Facility" shall mean an off-balance sheet receivables purchase facility.

          "Receivables Purchase Agreement" shall mean the Amended and Restated
Receivables Purchase Agreement with respect to the Receivables Facility dated as of December 20, 2001 among the Company, its wholly owned subsidiaries named therein and Carcorp, Inc. as purchaser, as amended and any extensions, renewals, refinancings and replacements thereof.

          "Receivables Transfer Agreement" shall mean the receivables purchase and transfer agreement with respect to the Receivables Facility dated as of
December 20, 2001 among the Company, individually and as collection agent,
Carcorp, Inc. as transferor, and the financial institutions party thereto, as amended and any extensions, renewals, refinancings and replacements thereof.

          "Refunded Swingline Loans" shall have the meaning assigned to that term in Section 2.01(c).

          "Register" shall have the meaning given such term in Section 9.04(d).

          "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Related Fund" shall mean with respect to any Lender that is a fund that invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and that is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration in, into, onto or through the environment (including ambient air, surface water, ground water, land surface, subsurface strata or workplace), including the movement of any Contaminant through or in the air, soil, surface water or ground water.

                                      -25-

          "Remedial Action" shall mean (i) "remedial action" as such term is defined in 42 U.S.C. Section 9601(24) and (ii) all other actions required or voluntarily undertaken to (x) clean up, remove, treat, abate or in any other way address any Contaminant in the environment or workplace, (y) prevent the Release or threat of Release, or minimize the further Release of any Contaminant so it does not migrate or endanger or threaten to endanger public health or welfare of the environment or workplace, or (z) perform studies and investigations in connection with (x) or (y) above.

          "Reportable Event" shall mean any reportable event as defined in
Section 4043(c) of ERISA or the regulations issued thereunder with respect to a
Plan (other than a Plan maintained by an ERISA Affiliate which is considered an
ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the
Code).

          "Required Lenders" shall mean, at any time, Lenders holding the Dollar
Equivalent Amount of Loans (other than Swingline Loans), Letter of Credit
Exposure and unused Commitments (including Excess Supplemental Revolving Credit
Linked Deposit Amounts) representing a majority of the Dollar Equivalent Amount of the sum of the aggregate principal amount of the Loans (other than Swingline
Loans) outstanding, the aggregate amount of the Letter of Credit Exposure and unused Commitments (including Excess Supplemental Revolving Credit Linked
Deposit Amounts) at such time.

          "Responsible Officer" of any corporation shall mean any Executive
Officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement. Unless the context otherwise requires, Responsible Officer shall mean a Responsible Officer of Holdings.

          "Restricted Payments" shall have the meaning given in Section 6.02.

          "Restricted Subsidiary" shall mean each Subsidiary in existence as of the Effective Date and any direct or indirect Subsidiary formed or acquired after the Effective Date, in each case, other than Unrestricted Subsidiaries.

          "Revolving Credit Borrowing" shall mean a Borrowing comprised of
Revolving Loans.

          "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans to the Company hereunder as set forth in Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09. The aggregate Revolving Credit Commitments are initially $105,000,000.

          "Revolving Credit Facility" shall mean the $105,000,000 revolving credit facility provided by the Revolving Lenders to the Company, which shall be available for revolving credit loans and letters of credit.

          "Revolving Credit Maturity Date" shall mean August 31, 2009.

                                      -26-

          "Revolving Credit Note" shall mean a promissory note of the Company, substantially in the form of Exhibit A-1, evidencing Revolving Loans.

          "Revolving Lender" shall mean any Lender with a Revolving Credit
Commitment.

          "Revolving Letters of Credit" shall mean Letters of Credit issued and deemed to be issued under the Revolving Credit Facility.

          "Revolving Letter of Credit Commitment" shall mean $50,000,000 as the same may be reduced from time to time pursuant to Section 2.25.

          "Revolving Loans" shall mean the revolving loans made to the Company pursuant to Section 2.01(b). Each Revolving Loan shall be a Eurodollar Revolving
Loan or an ABR Revolving Loan.

          "S&P" shall mean Standard & Poor's Ratings Group.

          "Secured Parties" shall mean the Credit Agreement Creditors.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Security Documents" shall mean the collective reference to the
Guarantee and Collateral Agreement, the Mortgages and all other documents, hypothecs, or instruments hereafter delivered to the Collateral Agent for the benefit of the Secured Parties granting a Lien on any asset or assets of any person to secure the Obligations (as such term is defined in the Guarantee and
Collateral Agreement).

          "Seller Preferred" shall mean, (a) the outstanding preferred stock of the Company having an original aggregate liquidation preference of $326,400,000 and consisting of a Series A tranche, a Series B tranche and a Series C tranche
(together with all accrued and unpaid dividends) and (b) any additional or new preferred stock of the Borrower or Holdings issued in exchange or replacement therefore that is permitted to be issued under this Agreement.

          "Significant Subsidiary" shall mean the Borrower and any Subsidiary
(or, for purposes of Article VII only, any group of Subsidiaries) that at the date of any determination (i) accounts for 5% or more of the consolidated assets of Holdings or (ii) has accounted for 5% or more of the consolidated EBITDA of
Holdings for each of the two consecutive periods of four fiscal quarters immediately preceding the date of determination.

          "Specified Asset Sale" shall mean any sale, lease, transfer, assignment or other disposition of assets, business units or property of
Holdings or any of its subsidiaries for Net Proceeds in excess of $100,000 in any transaction or series of related transactions described in Section 6.08(h)
or (i).

          "Specified Business" shall mean the business described on Schedule
1.01(C).

                                      -27-

          "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the
Administrative Agent is subject (a) with respect to the Base CD Rate (as such term is used in the definition of "Alternate Base Rate"), for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months, and (b) with respect to the Adjusted LIBO
Rate for Eurocurrency Liabilities (as defined in Regulation D of the Board).
Such reserve percentages shall include those imposed pursuant to such Regulation
D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any
Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the Effective Date of any change in any reserve percentage.

          "Subsidiary" shall mean any subsidiary of Holdings (after giving effect to the Acquisition) and from time to time thereafter.

          "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled (except Controlled pursuant to any joint venture documentation), by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary Guarantor" shall mean each Subsidiary which is a Guarantor hereunder.

          "Supplemental Revolving Actual Return Rate" shall have the meaning assigned to such term in Section 2.01(n).

          "Supplemental Revolving Credit Borrowing" shall mean a Borrowing comprised of Supplemental Revolving Loans.

          "Supplemental Revolving Credit Commitments" shall mean the obligation of the Supplemental Revolving Lenders to make deposits in their respective
Supplemental Revolving Credit Linked Accounts in accordance with this Agreement and to permit such deposits to be used to fund Supplemental Revolving Loans and support Supplemental Revolving Letters of Credit as provided in this Agreement.

          "Supplemental Revolving Credit Facility" shall have the meaning assigned to such term in this Section 1.01 under "Facilities".

          "Supplemental Revolving Credit Linked Account" shall mean with respect to each Supplemental Revolving Lender, the account established by the
Administrative Agent at

                                      -28-

JPMorgan Chase Bank in the name of such Supplemental Revolving Lender pursuant to Section 2.01(g).

          "Supplemental Revolving Credit Linked Deposit" shall mean with respect to each Supplemental Revolving Lender at any time, amounts actually on deposit in its Supplemental Revolving Credit Linked Account at such time.

          "Supplemental Revolving Credit Linked Deposit Amount" shall mean with respect to each Supplemental Revolving Lender, an amount equal to the amount set forth opposite its name on Schedule 2.01 to this Agreement, or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to this Agreement. For the avoidance of doubt, the Supplemental Revolving Credit Linked Deposit Amount of each
Supplemental Revolving Lender shall not be reduced by the making of any
Supplemental Revolving Loans or reimbursement of drawings under Supplemental
Revolving Letters of Credit as a result of the withdrawal of any amounts then on deposit in such Supplemental Revolving Lender's Supplemental Revolving Credit
Linked Account. The aggregate Supplemental Revolving Credit Linked Deposit
Amounts are initially $170,000,000.

          "Supplemental Revolving Credit Note" shall mean a promissory note of the Company, substantially in the form of Exhibit A-5 evidencing a Supplemental
Revolving Loan.

          "Supplemental Revolving Deposit Return Date" shall mean the date that the Supplemental Revolving Credit Linked Accounts are closed pursuant to Section
2.01(i)(vi).

          "Supplemental Revolving Eurodollar Rate" shall have the meaning assigned to such term in Section 2.01(n).

          "Supplemental Revolving Fixed Return Rate" shall have the meaning assigned to such term in Section 2.01(n).

          "Supplemental Revolving Lender" shall mean any financial institution or other investor that has a corresponding Supplemental Revolving Credit Linked
Deposit Amount hereunder.

          "Supplemental Revolving Letter of Credit" shall mean any Letters of
Credit issued and deemed to be issued under the Supplemental Revolving Credit
Facility.

          "Supplemental Revolving Letter of Credit Commitment" shall mean
$75,000,000, as the same may be reduced from time to time pursuant to Section
2.25.

          "Supplemental Revolving Loans" shall mean the revolving loans made to the Company pursuant to Section 2.01(f). Each Supplemental Revolving Loan shall be a Eurodollar Supplemental Revolving Loan or an ABR Supplemental Revolving
Loan.

          "Supplemental Revolving Settlement Date" shall mean August 31, 2009.

          "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference

                                      -29-

to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, the Company or any other Subsidiary shall be a Swap Agreement.

          "Swingline Lender" shall mean JPMorgan Chase Bank, in its capacity as
Swingline Lender hereunder and under the other Loan Documents.

          "Swingline Loan Commitment" shall mean the commitment of the Swingline
Lender to make Swingline Loans as set forth in Section 2.01(c).

          "Swingline Loans" shall mean the Swingline Loans made by the Swingline
Lender to the Company pursuant to Section 2.01(c).

          "Swingline Note" shall mean a promissory note of the Company, substantially in the form of Exhibit A-3, evidencing the Swingline Loans.

          "Tac-Trim Purchase Agreement" shall mean the Purchase Agreement, dated as of August 7, 2001, as amended and restated as of November 30, 2001, together with all the exhibits, schedules, annexes and amendments thereto and all documents executed in connection therewith.

          "Taxes" shall have the meaning assigned to such term in Section 2.18.

          "Term Loans" shall have the meaning assigned to such term in Section
2.01(d).

          "Textron Entities" shall mean Textron Inc. and its controlled
Affiliates.

          "Textron Sale/Leaseback Assets" shall have the meaning given in the definition of "Textron Sale/Leaseback Financing".

          "Textron Sale/Leaseback Financing" shall mean the synthetic operating lease or other off-balance-sheet lease arrangement pursuant to which certain equipment (the "Textron Sale/Leaseback Assets)" included in the business conducted by the Tac-Trim Subsidiaries has been leased by the Company or its
Subsidiaries.

          "Textron Sale/Leaseback Mortgage" shall mean each Mortgage (as defined in the Textron Sale/Leaseback Financing) delivered pursuant to the Textron
Sale/Leaseback Financing or any Permitted Textron Sale/Leaseback Refinancing.

          "Textron Sale/Leaseback Mortgaged Properties" shall mean each
"Mortgaged Property" as defined in the applicable Textron Sale/Leaseback
Mortgage and, in addition, shall include any real property exchanged for any existing Textron Sale/Leaseback Mortgaged Property; provided, that the appraised value (as determined by independent appraisers) of such real property shall be equal to or less than the appraised value (as determined by independent appraisers) of the Textron Sale/Leaseback Mortgaged Property being exchanged, and provided, further, that, after giving effect to the exchange, the Collateral
Agent, for the benefit of the

                                      -30-

Secured Parties, shall have a perfected first priority security interest in the
Textron Sale/Leaseback Mortgaged Property that was exchanged.

          "Total Supplemental Revolving Credit Linked Deposit Amount" shall mean, at any time, the sum of all the Supplemental Revolving Credit Linked
Deposit Amounts at such time.

          "Tranche B-1 Term Borrowing" shall mean a Borrowing comprised of
Tranche B-1 Term Loans.

          "Tranche B-1 Term Loan Commitment" shall mean, with respect to each
Lender, the commitment, if any, of such Lender to make a Tranche B-1 Term Loan to the Company hereunder as set forth in Schedule 2.01. The aggregate Tranche
B-1 Term Loan Commitments are initially $400,000,000.

          "Tranche B-1 Term Loan Maturity Date" shall mean August 31, 2011.

          "Tranche B-1 Term Loan Repayment Date" shall have the meaning assigned to such term in Section 2.11.

          "Tranche B-1 Term Loans" shall mean the term loans made to the Company pursuant to Section 2.01(a). Each Tranche B-1 Term Loan shall be a Eurodollar
Tranche B-1 Term Loan or an ABR Tranche B-1 Term Loan.

          "Tranche B-1 Term Note" shall mean a promissory note of the Company, substantially in the form of Exhibit A-2, evidencing Tranche B-1 Term Loans.

          "Type" when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "rate" shall include the
Adjusted LIBO Rate and the Alternate Base Rate.

          "UCC" shall mean the Uniform Commercial Code of New York, as in effect from time to time.

          "Unrestricted Subsidiary" shall mean (i) each Finance Subsidiary, (ii)
Waterstone Insurance Inc. and any other wholly owned subsidiary of the Company that is formed for the sole purpose of the business of insurance activities for
Holdings and its Subsidiaries and is regulated as such by a Governmental
Authority, (iii) each Charitable Subsidiary and (iv) any Subsidiary of an
Unrestricted Subsidiary.

          The Unrestricted Subsidiaries shall be capitalized solely from the following sources: (a) any Investment in such Unrestricted Subsidiary by any person other than Holdings and the Restricted Subsidiaries; (b) Indebtedness
issued by such Unrestricted Subsidiary, or proceeds thereof; (c) capital stock of any Unrestricted Subsidiary, or proceeds thereof; (d) capital stock of
Holdings issued by Holdings after the Effective Date, or proceeds thereof; (e)
Investments permitted to be made in Unrestricted Subsidiaries pursuant to
Section 6.07(h) or (k); and (f) with respect to any subsidiary described in clause (ii) above, contributions from the

                                      -31-

Company or any of its subsidiaries in the ordinary course of business and to the extent consistent with past practices as of the Effective Date.

          Holdings will not (i) permit any Unrestricted Subsidiary to make or agree to make any Restricted Payment or other payment prohibited by Section 6.02 or pay, retire, repurchase and redeem any Indebtedness referred to in Section
6.05, in each case that could not be made directly by the Borrower or a
Restricted Subsidiary in accordance with the provisions of Section 6.02 or 6.05, as applicable, or (ii) furnish any funds to or make any investment in an
Unrestricted Subsidiary or other person for purposes of enabling it to make any such Restricted Payment, other payment or payment, retirement, repurchase or redemption of Indebtedness that could not be made directly by the Company or a
Restricted Subsidiary in accordance with the provisions of Section 6.02 or 6.05, as applicable.

          "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined.
Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and
"including" shall be deemed to be followed by the phrase "without limitation".
All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to,
this Agreement unless the context shall otherwise require. For the purpose of clarity, neither the Company nor any Restricted Subsidiary shall be entitled or required to include in calculating EBITDA or Net Income the income (or loss)
attributable to a minority interest-holder in a Restricted Subsidiary where such interest-holder is a person other than Holdings or its Subsidiaries. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that if the Company notifies the Administrative Agent that the
Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof
(including as a result of any change in circumstances) on the operation of such provision (or if the Administrative Agent notifies the Company that the Required
Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in
GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, provided, further, that if such change in GAAP would have resulted in non-compliance with Section 6.14 or 6.15 but for such notice, the Company agrees to enter into negotiations with the
Administrative Agent to effectuate an amendment.

                                      -32-

                                   ARTICLE II

                                   The Credits
                                   -----------

          SECTION 2.01. Loans; Commitments. (a) Subject to the terms and conditions and relying on the representations and warranties set forth herein, each Lender with a Tranche B-1 Term Loan Commitment agrees, severally and not jointly, to make a Tranche B-1 Term Loan to the Company on the Effective Date in
a principal amount not to exceed its Tranche B-1 Term Loan Commitment set forth opposite its name in Schedule 2.01. Amounts paid or prepaid in respect of
Tranche B-1 Term Loans may not be reborrowed.

          (b) Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Revolving Lender agrees, severally and not jointly, to make revolving credit loans to the Company (each, a "Revolving Loan" and, collectively, the "Revolving Loans"), at any time and from time to time on or after the Effective Date and until the earlier of the
Revolving Credit Maturity Date and the termination of the Revolving Credit
Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding not to exceed the excess of (i) its
Revolving Credit Commitment over (ii) its Applicable Percentage of the sum of the Company Letter of Credit Exposure (as defined in Section 1.01 hereof under
"Letter of Credit Exposure") and Swingline Loans. Within the foregoing limits, the Company may borrow, pay or prepay and reborrow Revolving Loans on or after the Effective Date and prior to the Revolving Credit Maturity Date, subject to the terms, conditions and limitations set forth herein. As provided in Section
2.19, the Revolving Credit Commitment may be utilized for the issuance of
Letters of Credit.

          (c) (1) The Swingline Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swingline Loans permitted to be outstanding from time to time, to make a portion of the Revolving Credit
Commitments available to the Company from time to time during the period from the Effective Date through and excluding the earlier of Revolving Credit
Maturity Date and the termination of the Revolving Credit Commitments in an aggregate principal amount not to exceed the Swingline Loan Commitment, by making Swingline Loans to the Company. Swingline Loans may be made notwithstanding the fact that such Swingline Loans, when aggregated with the
Swingline Lender's outstanding Revolving Loans and outstanding Swingline Loans, may exceed the Swingline Lender's Revolving Credit Commitment. The Swingline
Lender's commitment to make Swingline Loans to the Company pursuant to this
Section 2.01(c) is herein called its "Swingline Loan Commitment." The original amount of the Swingline Lender's Swingline Loan Commitment is $20,000,000. The
Swingline Lender's Swingline Loan Commitment shall expire on the date the
Revolving Credit Commitments are terminated and all Swingline Loans and all other amounts owed hereunder with respect to Swingline Loans shall be paid in full no later than that date. Amounts borrowed under this Section 2.01(c) may be repaid and reborrowed to but excluding the date of termination of the Revolving
Credit Commitments; provided, however, that the Company shall repay all outstanding Swingline Loans on the last day of each fiscal quarter of the
Swingline Lender.

          (2) In no event shall (a) the aggregate principal amount of Swingline
Loans outstanding at any time exceed the aggregate Swingline Loan Commitment in effect at such

                                      -33-

time, (b) the aggregate principal amount of Revolving Loans and Swingline Loans outstanding at any time exceed the Revolving Credit Commitments as reduced by the aggregate Company Letter of Credit Exposure or (c) the aggregate Swingline
Loan Commitment exceed at any time the aggregate Revolving Credit Commitments in effect at such time. Swingline Loans may only be made as ABR Loans.

          (3) With respect to any Swingline Loans which have not been voluntarily prepaid by the Company, the Swingline Lender (by request to the
Administrative Agent) or Administrative Agent at any time may, on one Business
Day's notice, require each Revolving Lender, including the Swingline Lender, and each Revolving Lender hereby agrees, subject to the provisions of this Section
2.01(c), to make a Revolving Loan (which shall be funded as an ABR Loan) in an amount equal to such Revolving Lender's Applicable Percentage of the amount of the Swingline Loans ("Refunded Swingline Loans") outstanding on the date notice is given which Swingline Lender requests the Revolving Lenders to prepay;
provided that so long as no Default or Event of Default shall have occurred and be continuing, Revolving Lenders shall not be required to make such Revolving
Loans if the aggregate principal amount of Swingline Loans outstanding as of any
Tuesday of each week (or the first Business Day occurring after any such Tuesday if such Tuesday is not a Business Day) is less than $1,000,000.

          (4) In the case of Revolving Loans made by Revolving Lenders other than the Swingline Lender under the immediately preceding paragraph (iii), each such Lender shall make the amount of its Revolving Loan available to the
Administrative Agent, in same day funds, at the office of the Administrative
Agent located at 270 Park Avenue, New York, New York, not later than 1:00 P.M.
(New York time) on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately delivered to the Swingline Lender (and not to the Company) and applied to repay the Refunded
Swingline Loans. On the day such Revolving Loans are made, the Swingline
Lender's Applicable Percentage of the Refunded Swingline Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the Swingline Lender and such portion of Swingline Loans deemed to be so paid shall no longer be outstanding as Swingline Loans and shall be outstanding as Revolving Loans of
Lenders. The Company authorizes the Administrative Agent and the Swingline
Lender to charge the Company's account with Administrative Agent (up to the amount available in such account) in order to pay immediately to the Swingline
Lender the amount of such Refunded Swingline Loans to the extent amounts received from Lenders, including amounts deemed to be received from the
Swingline Lender, are not sufficient to repay in full such Refunded Swingline
Loans. If any portion of any such amount paid (or deemed to be paid) to the
Swingline Lender should be recovered by or on behalf of the Company from the
Swingline Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all
Lenders in the manner contemplated by Section 9.06(b). Subject to the proviso contained in the first sentence of the preceding paragraph and to the compliance by the Swingline Lender with the provisions of Section 2.01(c)(vii), each
Lender's obligation to make the Revolving Loans referred to in this paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the
Swingline Lender, the Company or any other person for any reason whatsoever;
(ii) the occurrence or continuance of an Event of Default or a Default; (iii)
any adverse change in the condition (financial or otherwise) of Holdings or any of its subsidiaries; (iv) any breach of this Agreement by Holdings,

                                      -34-

the Company or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Nothing in this Section 2.01(c) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Company may have against any Lender as a result of any default by such Lender hereunder.

          (5) A copy of each notice given by the Swingline Lender or the
Administrative Agent pursuant to this Section 2.01(c) shall be promptly delivered by the Swingline Lender to the Administrative Agent and the Company.
Upon the making of a Revolving Loan by a Lender pursuant to this Section
2.01(c), the amount so funded shall no longer be owed in respect of Swingline
Loans.

          (6) If as a result of any bankruptcy or similar proceeding or for any other reason, Revolving Loans are not made pursuant to this Section 2.01(c)
sufficient to repay any amounts owed to the Swingline Lender as a result of a nonpayment of outstanding Swingline Loans, each Revolving Lender agrees to purchase, and shall be deemed to have purchased, a participation in such outstanding Swingline Loans in an amount equal to its Applicable Percentage of the unpaid amount together with accrued interest thereon. Upon one Business
Day's notice from the Swingline Lender, each Revolving Lender shall deliver to the Swingline Lender an amount equal to its respective participation in same day funds at the office of the Swingline Lender in New York, New York. In order to evidence such participation each Revolving Lender agrees to enter into a participation agreement at the request of the Swingline Lender in form and substance reasonably satisfactory to all parties. In the event any Revolving
Lender fails to make available to the Swingline Lender the amount of such
Revolving Lender's participation as provided in this Section 2.01(c), the
Swingline Lender shall be entitled to recover such amount on demand from such
Revolving Lender together with interest at the customary rate set by the
Swingline Lender for correction of errors among banks in New York City for one
Business Day and thereafter at the Alternate Base Rate plus the Applicable
Margin then in effect.

          (7) Notwithstanding anything herein to the contrary, the Swingline
Lender shall not make any Swingline Loans after the occurrence and during the continuation of a Default or Event of Default of which it is aware unless the
Required Lenders have consented thereto.

          (d) (i) Borrower may request pursuant to the procedure set forth in, and in accordance with the terms of clause (iii) of this Section, the addition of one or more Incremental Facilities consisting of any increase to the existing
Tranche B-1 Term Loans or a new tranche of Term Loans ("Incremental Term Loans"
and together with the Tranche B-1 Term Loans, the "Term Loans"); provided, that
Borrower may not make a request for any Incremental Facility if after giving effect thereto the sum of all then outstanding Incremental Term Loans and unused
Incremental Term Loan Commitments would exceed $75,000,000, less the aggregate principal amount of Indebtedness incurred pursuant to Section 6.01(r). Each
Incremental Facility shall (a) have such pricing as may be agreed by Borrower and the Lenders providing such Incremental Term Loans pursuant to the provisions of this Section, (b) except as specifically provided in the applicable
Incremental Loan Amendment or in this Section, otherwise have all of the same terms and conditions of the Tranche B-1 Term Loans if such Incremental Term
Loans are Tranche B-1 Term Loans and (c) be permitted to amortize at the same rate applicable to, but in any event no

                                      -35-

faster than the Tranche B-1 Term Loans; provided, that notwithstanding anything to the contrary contained herein, the maturity date of the Incremental Term
Loans shall be the Incremental Maturity Date.

          In addition, unless otherwise specifically provided in this Agreement, all references in the Loan Documents to Tranche B-1 Term Loans shall be deemed, unless the context otherwise requires, to include references to Incremental Term
Loans of such tranche made pursuant to this Agreement. No Lender shall have any obligation to make an Incremental Term Loan unless and until it commits to do
so. Commitments in respect of Incremental Term Loans shall become Commitments under this Agreement pursuant to (x) an amendment (each, an "Incremental Loan
Amendment") to this Agreement executed by Borrower, each Lender or other approved financial institution agreeing to provide such Commitment (and no other
Lender shall be required to execute such amendment), and the Administrative
Agent, and (y) any amendments to the other Loan Documents (executed by the relevant Loan Party and the Administrative Agent only) as the Administrative
Agent shall reasonably deem appropriate to effect such purpose. Notwithstanding anything to the contrary contained herein, the effectiveness of such Incremental
Loan Amendment shall be subject to the receipt by the Administrative Agent of a certificate of Borrower executed by a Responsible Officer of Borrower certifying that immediately prior to and after giving effect to the incurrence of the
Incremental Facility (a) each of the representations and warranties made by the
Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects, (b) Borrower is in compliance with Sections 6.03, 6.14 and 6.15 on a pro forma basis after giving effect to the incurrence and the proposed use of proceeds therefrom (c) no Default or Event of Default shall have occurred and be continuing or be caused by the incurrence of the Incremental
Facility and (d) the use of proceeds of the Incremental Term Loan shall be as described in section 4.05(8) of the indenture governing the Existing
Subordinated Notes and section 4.06(8) of the indenture governing the Existing
Senior Notes.

          (ii) So long as (x) Borrower shall have given the Administrative Agent no less than five Business Days' prior notice of the Incremental Loan
Amendment's effectiveness and (y) any financial institution that is providing an
Incremental Term Loan Commitment shall have become a Lender under this Agreement pursuant to an Incremental Loan Amendment, the Incremental Term Loan Commitment
being requested by Borrower shall become effective under this Agreement upon the effectiveness of such Incremental Loan Amendment. Upon such effectiveness,
Schedule 2.01 shall be deemed amended to reflect such Commitments. In the event that an Incremental Term Facility shall have become effective, the Lender or
Lenders providing such Incremental Term Loan Commitments shall be deemed to have agreed, severally and not jointly, upon the terms and subject to the conditions of this Agreement, to make an Incremental Term Loan in the amount of the
Incremental Term Loan Commitment of such Lender on the effective date of the applicable Incremental Loan Amendment.

          (iii) Borrower may solicit requests from any one or more Lenders or other financial institutions for the provision of (i) a commitment for an
Incremental Term Loan (each, an "Incremental Term Loan Commitment") and (ii) the margins, if any, to be added by such Lenders or other financial institutions to the Alternate Base Rate and the Adjusted LIBO Rate for Loans made under such
Incremental Term Loan Commitments (any such margin, an "Incremental Margin");
provided, that if, pursuant to an Incremental Loan Amendment with

                                      -36-

respect to an Incremental Term Loan that is not a Tranche B-1 Term Loan, any net yield for such Incremental Term Loan is in excess of 25 basis points above the comparable margin set forth for Tranche B-1 Term Loans in the definition of
Applicable Margin, the Applicable Margin for outstanding Tranche B-1 Term Loans shall automatically be increased, as of the effective date of the applicable
Incremental Loan Amendment, to any extent required so that the margin applicable thereto is 25 basis points less than the margin for such Incremental Term Loan without any action or consent of Borrower, the Administrative Agent or any
Lender.

          (e) [Intentionally omitted]

          (f) Making of the Supplemental Revolving Loans. (1) Subject to the
terms and conditions and relying on the representations and warranties set forth herein, each Supplemental Revolving Lender agrees, severally and not jointly with the other Supplemental Revolving Lenders, to make revolving credit loans
(each, a "Supplemental Revolving Loan" and collectively, the "Supplemental
Revolving Loans") to the Company, at any time and from time to time during the period commencing on the Effective Date and until the Supplemental Revolving
Settlement Date; provided, that, after giving effect to any such Supplemental
Revolving Loan (i) the aggregate outstanding principal amount of Supplemental
Revolving Loans of such Supplemental Revolving Lender plus such Supplemental
Revolving Lender's Applicable Percentage of the Supplemental Revolving Letter of
Credit Exposure does not exceed such Supplemental Revolving Lender's
Supplemental Revolving Credit Linked Deposit Amount, and (ii) the aggregate amount of the outstanding Supplemental Revolving Loans and Supplemental
Revolving Letter of Credit Exposure (as defined in Section 1.01 under "Letter of
Credit Exposure") does not exceed the Total Supplemental Revolving Credit Linked
Deposit Amount. Supplemental Revolving Loans made pursuant to this subsection
(f) or deemed to have been made pursuant to Section 2.01(h)(ii) below may be borrowed, paid, prepaid and reborrowed in accordance with the provisions of this
Agreement.

          (2) Each Supplemental Revolving Loan shall be funded by the
Supplemental Revolving Lenders pro rata in accordance with their respective
Applicable Percentages, solely from amounts on deposit in their respective
Supplemental Revolving Credit Linked Accounts.

          (3) The Borrower shall repay all outstanding Supplemental Revolving
Loans on the Supplemental Revolving Settlement Date.

          (g) Establishment of Supplemental Revolving Credit Linked Accounts. On
or prior to the Effective Date, the Administrative Agent shall establish a
Supplemental Revolving Credit Linked Account at JPMorgan Chase Bank in the name of each Supplemental Revolving Lender. The Administrative Agent shall establish additional Supplemental Revolving Credit Linked Accounts at JPMorgan Chase Bank
(subject to Article VIII) at such times and in the names of such assignee
Supplemental Revolving Lenders as shall be required pursuant to Section 9.04(b).
Amounts on deposit in each Supplemental Revolving Credit Linked Account shall be invested, or caused to be invested, by the Administrative Agent as set forth in paragraph (j) below, and no person (other than the Administrative Agent or any of its subagents) shall have the right to make any withdrawals from any
Supplemental Revolving Credit Linked Account or exercise any other right or power with respect thereto, except as expressly provided in subsection (i) below or 9.04(b). Without limiting the generality of the foregoing, each party hereto

                                      -37-

acknowledges and agrees that no amount on deposit at any time in any
Supplemental Revolving Credit Linked Account shall be the property of any of the
Loan Parties, shall constitute "Collateral" under the Loan Documents, or shall otherwise be available in any manner to satisfy any Obligation of any of the
Loan Parties under the Loan Documents. The Loan Parties will have no right, title or interest in or to the Supplemental Revolving Credit Linked Accounts or
the Supplemental Revolving Credit Linked Deposits. The making of the
Supplemental Revolving Credit Linked Deposits, the application thereof and the arrangements with respect thereto set forth in this Agreement constitute agreements among the Administrative Agent, the Issuing Banks issuing
Supplemental Revolving Letters of Credit and each Supplemental Revolving Lender with respect to the funding obligations of the Supplemented Revolving Lenders under this Agreement and do not constitute any loan or extension of credit to any Loan Party. The sole funding obligation of each Supplemental Revolving
Lender in respect of the Supplemental Revolving Credit Facility shall be satisfied upon the funding of its Supplemental Revolving Credit Linked Deposit
Amount. Each Supplemental Revolving Lender irrevocably and unconditionally agrees that its Supplemental Revolving Credit Linked Deposit may be applied from time to time as set forth in this Agreement. No Loan Parties shall have any responsibility or liability to the Lenders, the Agents or any other Person in respect of the establishment, maintenance, administration or misappropriation of the Supplemental Revolving Credit Linked Accounts (or any sub-accounts thereof)
or with respect to the investment of amounts held therein pursuant to Section
2.01(j) or the duties and responsibilities of the Administrative Agent (or any of its sub-agents or Affiliates) with respect to the foregoing contemplated by
Section 2.01(m).

          (h) Deposits in Supplemental Revolving Credit Linked Accounts. The
following amounts will be deposited in each Supplemental Revolving Credit Linked
Account at the following times:

               (i) on the Effective Date, each Supplemental Revolving Lender that is a party to this Agreement shall deposit in its Supplemental
     Revolving Credit Linked Account an amount in Dollars equal to such
     Supplemental Revolving Lender's Supplemental Revolving Credit Linked
     Deposit Amount. All funding obligations with respect to any Supplemental
     Revolving Loan and all obligations to repay the Issuing Bank with respect to any draw paid by it under any Supplemental Revolving Letter of Credit and not reimbursed by the Company, in the case of each Supplemental
     Revolving Lender, shall be satisfied upon such Supplemental Revolving
     Lender's making such deposit in its Supplemental Revolving Credit Linked
     Account;

               (ii) on any date on which the Administrative Agent receives any payment for the account of any Supplemental Revolving Lender with respect to the principal amount of any of its Supplemental Revolving Loans (whether pursuant to Section 2.04 or 2.12 or Article VII or otherwise) prior to the
     Supplemental Revolving Deposit Return Date, the Administrative Agent shall deposit such amount in the Supplemental Revolving Credit Linked Account of
     such Supplemental Revolving Lender;

               (iii) on any date on which the Administrative Agent or the
     Issuing Bank receives any reimbursement payment from the Company with respect to amounts withdrawn from any Supplemental Revolving Credit Linked
     Account to reimburse any

                                      -38-

     Issuing Bank with respect to any payment made by it under any Supplemental
     Revolving Letter of Credit prior to the Supplemental Revolving Deposit
     Return Date, the Administrative Agent or the Issuing Bank shall deposit in each Supplemental Revolving Credit Linked Account the portion of such reimbursement payment to be deposited therein, in accordance with Section
     2.19; and

               (iv) concurrently with the effectiveness of any assignment by any
     Supplemental Revolving Lender of all or any portion of its Supplemental
     Revolving Credit Linked Deposit Amount, the Administrative Agent shall transfer into the Supplemental Revolving Credit Linked Account of the assignee Supplemental Revolving Lender the corresponding portion of the amount on deposit in the assignor's Supplemental Revolving Credit Linked
     Account, in accordance with Section 9.04(b).

          (i) Withdrawals from and Closing of Supplemental Revolving Credit
Linked Accounts. Amounts on deposit in each Supplemental Revolving Credit Linked
Account shall be withdrawn and distributed (or transferred, in the case of clause (iv) below) as follows:

               (i) on the date of any Borrowing of Supplemental Revolving Loans, subject to satisfaction of the conditions applicable thereto set forth in
     Section 4.01 and Section 4.02, the Administrative Agent shall withdraw from each Supplemental Revolving Credit Linked Account an amount equal to the relevant Supplemental Revolving Lender's Applicable Percentage of such
     Borrowing, and make such amount available to the Company, as contemplated by Section 2.01(f)(ii) and in accordance with this Section 2.01;

               (ii) on any date on which any Issuing Bank is to be reimbursed by the Supplemental Revolving Lenders for any payment made by such Issuing
     Bank with respect to a Supplemental Revolving Letter of Credit, the
     Administrative Agent shall withdraw from each Supplemental Revolving Credit
     Linked Account an amount equal to the relevant Supplemental Revolving
     Lender's Applicable Percentage of such unreimbursed payment, and make such amount available to the Issuing Bank, in accordance with Section 2.19;

               (iii) concurrently with each optional reduction or termination of the Total Supplemental Revolving Credit Linked Deposit Amount pursuant to
     Section 2.09, the Administrative Agent shall withdraw from each
     Supplemental Revolving Credit Linked Account, and pay to the relevant
     Supplemental Revolving Lender, an amount equal to such Supplemental
     Revolving Lender's Applicable Percentage of the amount of the optional reduction of the Total Supplemental Revolving Credit Linked Deposit Amount,
     in accordance with the applicable Section;

               (iv) concurrently with the effectiveness of any assignment by any
     Supplemental Revolving Lender of all or any portion of its Supplemental
     Revolving Credit Linked Deposit Amount, the corresponding portion of the amount on deposit in the assignor's Supplemental Revolving Credit Linked
     Account shall be transferred from the assignor's Supplemental Revolving
     Credit Linked Account to the assignee's Supplemental Revolving Credit
     Linked Account, in accordance with Section 9.04(b) and,

                                      -39-

     if required by Section 9.04, the Administrative Agent shall close such assignor's Supplemental Revolving Credit Linked Account;

               (v) promptly following the occurrence of a Supplemental Revolving
     Settlement Date, the Administrative Agent shall withdraw from each
     Supplemental Revolving Credit Linked Account an amount equal to the applicable Supplemental Revolving Lender's Supplemental Revolving
     Percentage of the amount by which aggregate amounts then on deposit in the
     Supplemental Revolving Credit Linked Accounts exceed the Supplemental
     Revolving Letter of Credit Exposure and pay such amount to such
     Supplemental Revolving Lender; and

               (vi) upon the reduction of the Total Supplemental Revolving
     Credit Linked Deposit Amount to $0 and the expiration or cancellation of all outstanding Supplemental Revolving Letters of Credit, the
     Administrative Agent shall withdraw from each Supplemental Revolving Credit
     Linked Account, and pay to the relevant Supplemental Revolving Lender, the aggregate amount then on deposit therein, and shall close each such
     Supplemental Revolving Credit Linked Account.

          (j) Investment of Amounts in Supplemental Revolving Credit Linked
Accounts. The Administrative Agent shall invest, or cause to be invested, the amount on deposit in the Supplemental Revolving Credit Linked Account of each
Supplemental Revolving Lender so as to earn for the account of such Supplemental
Revolving Lender a return thereon (the "Supplemental Revolving Credit Linked
Return") for each day at a rate per annum equal to (i) the one month LIBO rate as determined by the Administrative Agent on such day (or if such day was not a
Business Day, the first Business Day immediately preceding such day) based on rates for deposits in Dollars (as set forth by Bloomberg L.P.-page BTMM or any other comparable publicly available service as may be selected by the
Administrative Agent) (the "Benchmark LIBO Rate") minus (ii) 0.10% (based on a
365 or 366 day year, as the case may be). The Benchmark LIBO Rate will be reset on each Business Day. Such return will be paid by the Administrative Agent to each Supplemental Revolving Lender for any calendar month (or portion thereof)
monthly in arrears on the first Business Day of the following calendar month and the Revolving Credit Maturity Date (or such earlier date on which the
Supplemental Revolving Loans become due and payable pursuant to Article VII), as applicable, as well as the Supplemental Revolving Deposit Return Date. No Loan
Parties shall have any obligation under or in respect of the provisions of this
Section 2.01(j).

          (k) Supplemental Revolving Fixed Return Rate Fee. The Borrower shall pay a fee to the Administrative Agent, for the account of each Supplemental
Revolving Lender, monthly in arrears for each calendar month (or portion thereof), an amount equal to the excess of (i) the Supplemental Revolving Fixed
Return Rate over (ii) the Supplemental Revolving Actual Return Rate, in each case with respect to such Supplemental Revolving Lender for such calendar month
(or portion thereof) (but only if such amount constituting the difference between the amounts provided for in items (i) and (ii) above is greater than
$0). Each such amount for any calendar month (or portion thereof) will be paid by the Borrower to the Administrative Agent, for the account of each
Supplemental Revolving Lender, on the first Business Day of the following calendar month, on the Supplemental Revolving Settlement Date and on the
Supplemental Revolving Deposit Return Date.

                                      -40-

          (l) Excess Payment. In the event that the Supplemental Revolving
Actual Return Rate with respect to any Supplemental Revolving Lender for any calendar month exceeds the Supplemental Revolving Fixed Return Rate with respect to such Supplemental Revolving Lender for such calendar month, such excess amount shall be held in a separate sub-account of the Supplemental Revolving
Credit Linked Account of such Supplemental Revolving Lender. Amounts on deposit in any such sub-account shall be withdrawn by the Administrative Agent and paid to the relevant Supplemental Revolving Lender in satisfaction of any amount subsequently payable by the Company to such Supplemental Revolving Lender pursuant to subsection (l) above, and the Company shall not be required to make any payment to such Supplemental Revolving Lender pursuant to subsection (l)
above until the amounts on deposit in such sub-account of such Supplemental
Revolving Lender shall be $0. Upon the Supplemental Revolving Settlement Date,
assuming the repayment by the Borrower of all amounts outstanding under the
Supplemental Revolving Credit Facility and the termination or cash collateralization in a manner satisfactory to the Administrative Agent of any outstanding Supplemental Revolving Letter of Credit Exposure, any excess payments referred to in this Section 2.01(l) shall be returned to, and become the property of, the Company.

          (m) Sub-agents. The Administrative Agent may perform any and all its duties and exercise its rights and powers contemplated by this Section 2.01 by or through one or more sub-agents appointed by it (which may include any of its
Affiliates), and any such sub-agent shall be entitled to the benefit of all the provisions of Article VIII of this Agreement and Section 9.05. The parties hereto acknowledge that on or prior to the Effective Date the Administrative
Agent has engaged JPMorgan Chase Institutional Services to act as its sub-agent for purposes of this Section 2.01, and that in such capacity JPMorgan Chase
Institutional Services shall be entitled to the benefit of all the provisions of
Article VIII of this Agreement and Section 9.05.

          (n) Definitions. For purposes of this Section 2.01 (or in the case of any other provision of this Agreement that refers to any of the following terms), the following defined terms shall have the following meanings:

          "Supplemental Revolving Actual Return Rate" shall mean for any calendar month (or portion thereof) referred to in Section 2.01(k), with respect to any Supplemental Revolving Lender, an amount equal to (i) the aggregate amount payable to such Supplemental Revolving Lender from the
     Administrative Agent pursuant to Section 2.01(j) plus (ii) the aggregate amount of interest payments received by such Supplemental Revolving Lender from the Company pursuant to Section 2.06 plus (iii) the aggregate amount of letter of credit fees received by such Supplemental Revolving Lender from the Company pursuant to Section 2.21, in each case with respect to such calendar month (or portion thereof).

          "Supplemental Revolving Eurodollar Rate" shall mean for any calendar month (or portion thereof) referred to in Section 2.01(k) with respect to which the Supplemental Revolving Eurodollar Rate is determined, the
     Adjusted LIBO Rate for an Interest Period of one month commencing on the first day of such calendar month (or the Effective Date) as determined by the Administrative Agent.

                                      -41-

          "Supplemental Revolving Fixed Return Rate" shall mean for any calendar month (or portion thereof) referred to in Section 2.01(k), with respect to any Supplemental Revolving Lender, an amount equal to the interest that would have accrued on the Supplemental Revolving Credit Linked Deposit
     Amount (irrespective of the amount then on deposit in such Supplemental
     Revolving Lender's Supplemental Revolving Credit Linked Account) of such
     Supplemental Revolving Lender during such monthly period (or portion thereof) if such interest were calculated at a rate per annum equal to (i)
     the Supplemental Revolving Eurodollar Rate plus (ii) a rate per annum equal to the Applicable Margin for Eurodollar Supplemental Revolving Loans (on
     the basis of the actual number of days elapsed over a year of 360 days).

          SECTION 2.02. Loans. (a) Each Loan shall be made as part of a
Borrowing consisting of Loans made by the applicable Lenders ratably in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other
Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any
Loan required to be made by such other Lender). The Loans comprising each ABR
Borrowing or Eurodollar Borrowing shall be in an aggregate principal amount which is an integral multiple of $1,000,000 (or, in the case of Swingline Loans,
$500,000) and not less than $5,000,000 (or in the case of an ABR Borrowing, an aggregate principal amount equal to the remaining balance of the Revolving
Credit Commitments).

          (b) Each Borrowing shall be comprised of ABR Loans, or (except in the case of Swingline Loans) Eurodollar Loans, as the Company may request pursuant to Section 2.03. Each Lender may at its option fulfill its Commitment with respect to any Eurodollar Loan by causing any domestic or foreign branch or
Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and the applicable Note. Borrowings of more than one Type may be outstanding at the same time; provided, however, that (except in the case of Swingline Loans) a Borrower shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than
20 separate Eurodollar Borrowings being outstanding hereunder at any one time.
For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

          (c) Subject to paragraph (d) below, each Lender shall make a Loan to the Company in the amount of its pro rata portion, as determined pursuant to
Section 2.16, of each Borrowing hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York,
New York, not later than 11:00 a.m., New York City time. In the case of a
Borrowing under the Supplemental Revolving Credit Facility, each Supplemental
Revolving Lender hereby irrevocably authorizes the Administrative Agent to make available to the Company an amount on deposit in such Supplemental Revolving
Lender's Credit Linked Account equal to such Supplemental Revolving Lender's
Applicable Percentage of such Borrowing (it being understood that the funding obligations of each Supplemental Revolving Lender with respect to such Borrowing shall be required to be satisfied solely by having made such amount available in its Supplemental Revolving Credit Linked Account, and the Borrower shall have no other recourse against such Supplemental Revolving Lender with respect to the

                                      -42-

satisfaction of such funding obligations if such deposit has been made). The
Administrative Agent shall credit the amounts so received to the general deposit account of the Company with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders
(including, in the case of Supplemental Revolving Loans, by returning such amounts to the Supplemental Revolving Credit Linked Accounts). Unless the
Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative
Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative
Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative
Agent, such Lender and the Company severally agree to repay to the
Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid by either the Company or such
Lender to the Administrative Agent at (i) in the case of the Company, the interest rate applicable at the time to the Loans comprising such Borrowing and
(ii) in the case of such Lender, the Federal Funds Effective Rate (as defined in
Section 1.01 under "Alternate Base Rate"). If such Lender shall repay to the
Administrative Agent such corresponding amount together with the applicable interest thereon, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement and the Company's obligations under the preceding sentence shall terminate. If the Company shall repay to the
Administrative Agent such corresponding amount together with the applicable interest thereon, then such amount shall not constitute a Loan hereunder and the
Company shall have no further obligations hereunder in respect thereof.

          (d) Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request any Revolving Credit Borrowing if the Interest
Period requested with respect thereto would end after the Revolving Credit
Maturity Date.

          (e) The Borrower may refinance all or any part of any Revolving Credit
Borrowing or Supplemental Revolving Credit Borrowing with a Revolving Credit
Borrowing or Supplemental Revolving Credit Borrowing, as the case may be, of the same or a different Type, subject to the conditions and limitations set forth in this Agreement. Any Revolving Credit Borrowing or Supplemental Revolving Credit
Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with Section 2.04 or 2.12, as applicable, with the proceeds of a new Revolving Credit Borrowing or Supplemental Revolving Credit Borrowing, as
the case may be, and the proceeds of the new Revolving Credit Borrowing or
Supplemental Revolving Credit Borrowing, to the extent they do not exceed the principal amount of the Revolving Credit Borrowing or Supplemental Revolving
Credit Borrowing, as the case may be, being refinanced, shall not be paid by the applicable Lenders to the Administrative Agent, or by the Administrative Agent
to the Company pursuant to paragraph (c) above.

          (f) If the Administrative Agent has not received from the Company, the payment required by Section 2.22(a) by 12:00 noon, New York City time, on the date on which an Issuing Bank has notified the Company, and the Administrative
Agent that payment of a draft

                                      -43-

presented under any Letter of Credit will be made (or such later time permitted by Section 2.22(a)), as provided in Section 2.22, the Administrative Agent will promptly notify such Issuing Bank and each Revolving Lender or Supplemental
Revolving Lender, as the case may be, of the Letter of Credit Disbursement and, in the case of each such Lender, its Applicable Percentage of such Letter of
Credit Disbursement. Each Revolving Lender or Supplemental Revolving Lender, as
the case may be (other than the applicable Issuing Bank), will pay to the
Administrative Agent, not later than 2:00 p.m., New York City time, on such date
(or, if payment by the Borrower is not required until after 11:00 a.m., New York
City time, on such date, by 10:00 a.m. on the immediately following Business
Day) such Lender's Applicable Percentage of such Letter of Credit Disbursement, which the Administrative Agent will promptly pay to such Issuing Bank. Each
Supplemental Revolving Credit Lender irrevocably authorizes the Administrative
Agent to make available to such Issuing Bank upon demand such Supplemental
Revolving Lender's Applicable Percentage of such Letter of Credit Disbursement by withdrawing such amount from such Supplemental Revolving Lender's
Supplemental Revolving Credit Linked Deposit Account (whether or not the conditions to borrowing set forth in Section 4.02 are satisfied). The
Administrative Agent will promptly remit to each Revolving Lender or
Supplemental Revolving Lender, as the case be, its Applicable Percentage of any amounts subsequently received by the Administrative Agent from the Company, in respect of such Letter of Credit Disbursement. Such remittance to the
Supplemental Revolving Lenders shall be deposited by the Administrative Agent into their Supplemental Revolving Credit Linked Accounts.

          SECTION 2.03. Notice of Borrowings. The Company shall give the
Administrative Agent written notice (or telephone notice promptly confirmed in writing) (a) in the case of a Eurodollar Borrowing not later than 12:00 noon,
New York City time, three Business Days before a proposed borrowing and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one
Business Day before a proposed borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (i) whether such
Borrowing will be of Tranche B-1 Term Loans, Revolving Loans, Supplemental
Revolving Loans, Eurodollar Supplemental Revolving Loans, ABR Supplemental
Revolving Loans or a combination thereof, (ii) the date of such Borrowing (which shall be a Business Day) and the amount of Tranche B-1 Term Loans, Revolving
Loans and/or Supplemental Revolving Loans requested; and (iii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the
Company shall be deemed to have selected an Interest Period of one month's duration. The Loans to be made on the Effective Date shall initially be ABR
Loans and unless, in its sole discretion, the Administrative Agent shall otherwise agree, no such Loan may be converted into a Eurodollar Loan having an interest period in excess of one month prior to the date that is 60 days after the Effective Date. If the Company shall not have given notice in accordance with this Section 2.03 of its election to refinance a Revolving Credit Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the
Company shall (unless such Borrowing is repaid at the end of such Interest
Period) be deemed to have given notice of an election to refinance such
Borrowing with an ABR Borrowing. The Administrative Agent shall promptly advise the applicable Lenders of any

                                      -44-

notice given pursuant to this Section 2.03 and of each Lender's portion of the requested Borrowing.

          SECTION 2.04. Notes; Repayment of Loans. (a) The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of each Revolving Loan,
Supplemental Revolving Loan and Swingline Loan of such Lender on the Revolving
Credit Maturity Date (or such earlier date on which the Revolving Loans,
Supplemental Revolving Loans and Swing Line Loans become due and payable pursuant to Article VII) and (ii) the principal amount of the Tranche B-1 Term
Loan of such Lender, in consecutive quarterly installments, payable on each
March 31, June 30, September 30 and December 31 in accordance with Section 2.11
(or the then unpaid principal amount of such Loan, on the date that such Tranche
B-1 Term Loan becomes due and payable pursuant to Article VII) and (iii) the principal amount of any Incremental Term Loan that is not a Tranche B-1 Term
Loan as provided in the Incremental Term Loan Amendment pursuant to which such
Loans were made. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans made to it from time to time outstanding from the Effective Date, as the case may be, until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.06.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (c) The Administrative Agent shall maintain the Register pursuant to
Section 9.04(d), and a subaccount therein for each Lender in which shall be recorded (i) the amount of each Revolving Loan, Supplemental Revolving Loan,
Swingline Loan, Tranche B-1 Term Loan and Incremental Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the
Company to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Company and each Lender's share thereof.

          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.04(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

          (e) The Company agrees that, upon the request to the Administrative
Agent by any Lender, the Company will execute and deliver to such Lender (i) a
Revolving Credit Note or a Supplemental Revolving Credit Note, with appropriate insertions as to date and principal amount, and/or (ii) a Tranche B-1 Term Note with appropriate insertions as to date and principal amount and/or (iii) in the case of the Swingline Lender, a Swingline Note with appropriate

                                      -45-

insertions as to date and principal amount and/or (iv) an Incremental Note with appropriate insertions as to date and principal amount.

          SECTION 2.05. Fees. (a) The Company agrees to pay to each Lender, through the Administrative Agent, on the last day of March, June, September and
December in each year, and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a commitment fee (a
"Commitment Fee") of 0.75% per annum if the Applicable Level is Level I or higher, 0.50% per annum if the Applicable Level is Level II or Level III, or
0.375% per annum if the Applicable Level is Level IV or lower, in each case on the average daily unused amount of the Revolving Credit Commitment of such
Lender during the preceding quarter (or shorter period ending with the Revolving
Credit Maturity Date or the date on which the Revolving Credit Commitment of such Lender shall be terminated). For purposes of calculating any Lender's
Commitment Fee, the outstanding Swingline Loans during the period for which such
Lender's Commitment Fee is calculated shall be deemed to be zero. The Commitment
Fee due to each Lender shall cease to accrue on the date on which the
Commitments of such Lender shall be terminated as provided herein. The
Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days.

          (b) The Company agrees to pay to the Administrative Agent, for its own account, at the times previously agreed, the fees (the "Agency Fees") in the amounts previously agreed to be payable to the Administrative Agent for its own account.

          (c) The Borrower agrees to pay to each Issuing Bank, for its own account, a fronting fee for each Letter of Credit issued by such Issuing Bank for the account of the Borrower, in the amount agreed upon between the Borrower and such Issuing Bank, payable as agreed to by the Borrower and such Issuing
Bank for such Letter of Credit, and negotiation, amendment, issuing, payment and other customary fees (collectively, the "Fronting Fees") in the amounts separately agreed to by such Issuing Bank and the Borrower.

          (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders or to the applicable Issuing Banks, as the case may be. Once paid, none of the Fees shall be refundable under any circumstances.

          SECTION 2.06. Interest on Loans. (a) Subject to the provisions of
Section 2.07, the Loans comprising each ABR Borrowing and Swingline Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the
Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

          (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

          (c) [Intentionally omitted]

                                      -46-

          (d) Interest on each Loan shall be payable on the Interest Payment
Dates applicable to such Loan and as otherwise provided in this Agreement. The applicable Alternate Base Rate and Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the
Administrative Agent, and such determinations shall be conclusive absent manifest error.

          (e) Except as provided herein, interest and fees hereunder shall accrue and be calculated on a daily basis on the basis of a 360-day year for actual days elapsed, except that interest calculated on the basis of the Prime
Rate shall be calculated on the basis of a 365-day (or 366-day, as the case may
be) year for actual days elapsed.

          SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum equal to the Alternate Base Rate, plus the
Applicable Margin plus 2% per annum.

          SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any
Interest Period for a Eurodollar Borrowing or any Interest Period used to determine the Supplemental Revolving Eurodollar Rate or prior to the determination of a Benchmark LIBO Rate or any day the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the interbank eurodollar market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, the Supplemental
Revolving Eurodollar Rate for such Interest Period, the Benchmark LIBO Rate for such day or the Supplemental Revolving Credit Linked Deposit for such day, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the Benchmark LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telex or telecopy notice of such determination to the Company and the applicable Lenders. In the event of any such determination,
(x) any request by a Borrower for a Eurodollar Borrowing pursuant to Section
2.03 or 2.10 shall, until the Administrative Agent shall have advised the
Company and the applicable Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Borrowing and (y)
the Supplemental Revolving Eurodollar Rate shall be equal to a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

          SECTION 2.09. Termination and Reduction of Commitments and Total
Supplemental Revolving Credit Linked Deposit Amount. (a) The Revolving Credit
Commitments shall be automatically terminated on the Revolving Credit Maturity
Date. The Letter of Credit Commitment shall be automatically terminated at 5:00
p.m., New York City time, on the date that is five Business Days prior to the
Revolving Credit Maturity Date.

          (b) Upon at least three Business Days' prior irrevocable written notice to the Administrative Agent, the Company may at any time in whole permanently terminate, or from

                                      -47-

time to time in part permanently reduce, the Revolving Credit Commitments;
provided, however, that (i) each partial reduction of the Revolving Credit
Commitments shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $5,000,000, and (ii) the Revolving Credit Commitments shall not be reduced to an amount which is less than the Company Letter of Credit
Exposure and the outstanding Swingline Loans and Revolving Loans at such time.

          (c) [Intentionally omitted]

          (d) Each reduction in the Revolving Credit Commitments hereunder shall be made ratably among the applicable Lenders in accordance with their respective applicable Revolving Credit Commitments. The Borrower shall pay to the
Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the
Commitments so terminated or reduced accrued through the date of such termination or reduction.

          (e) The Borrower may at any time or from time to time direct the
Administrative Agent to permanently reduce the Total Supplemental Revolving
Credit Linked Deposit Amount; provided, that each partial reduction of the Total
Supplemental Revolving Credit Linked Deposit Amount shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided, further, that no such reduction shall be permitted if, after giving effect to such reduction, the aggregate Supplemental Revolving Loans and Supplemental
Revolving Letter of Credit Exposure would exceed the Total Supplemental
Revolving Credit Linked Deposit Amount as so reduced. In the event the Total
Supplemental Revolving Credit Linked Deposit Amount shall be reduced as provided in the preceding sentence, the Administrative Agent will return all amounts in the Supplemental Revolving Credit Linked Accounts in excess of the reduced Total
Supplemental Revolving Credit Linked Deposit Amount to the Supplemental
Revolving Lenders, ratably in accordance with their Applicable Percentages.

          SECTION 2.10. Conversion and Continuation of Term Loans. The Borrower
shall have the right at any time upon prior irrevocable notice to the
Administrative Agent (i) not later than 12:00 noon, New York City time, one
Business Day prior to conversion, to convert any Eurodollar Tranche B-1 Term
Borrowing into an ABR Tranche B-1 Term Borrowing, (ii) not later than 10:00
a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Tranche B-1 Term Borrowing into a Eurodollar
Tranche B-1 Term Borrowing, as applicable, for an additional Interest Period and
(iii) not later than 10:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar
Tranche B-1 Term Borrowing to another permissible Interest Period, subject to the following conditions:

          (a) each conversion or continuation shall be made pro rata among the applicable Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

          (b) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, the aggregate principal amount of such
     Borrowing converted or continued shall be not less than $1,000,000;
     provided, that the aggregate principal

                                      -48-

     amount of each Eurodollar Borrowing resulting from any such conversion or continuation shall not be less than $1,000,000;

          (c) each conversion shall be effected by each applicable Lender by such Lender converting its applicable Loan (or portion thereof), and accrued interest on a Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

          (d) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the applicable Lenders pursuant to Section 2.15;

          (e) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar
     Borrowing;

          (f) any portion of a Eurodollar Borrowing which cannot be converted into or continued as a Eurodollar Borrowing by reason of clause (e) above shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

          (g) no Interest Period may be selected for any Eurodollar Borrowing that would end later than a Tranche B-1 Term Loan Repayment Date, as applicable, occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of
     (i) the Eurodollar Tranche B-1 Term Borrowings, as the case may be, with
     Interest Periods ending on or prior to such Tranche B-1 Term Loan Repayment
     Date and (ii) the ABR Tranche B-1 Term Borrowings as the case may be, would not be at least equal to the principal amount of Tranche B-1 Term
     Borrowings, to be paid on such Tranche B-1 Term Loan Repayment Date; and

          (h) a Borrowing may not be converted into or continued as a Eurodollar
     Borrowing if a Default or an Event of Default has occurred and is continuing and the Required Lenders have determined such conversion or continuation is not appropriate.

          Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the
Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the
Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the other Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless

                                      -49-

repaid pursuant to the terms hereof), automatically be continued into a new
Interest Period as an ABR Borrowing.

          SECTION 2.11. Repayment of Term Loan Borrowings. (a) (i) The Tranche
B-1 Term Borrowings shall be payable as to principal in such number of consecutive installments, payable on such dates (each a "Tranche B-1 Loan
Repayment Date") and in such amounts as set forth on Schedule 2.11.

          (ii) To the extent not previously paid, all Tranche B-1 Term
Borrowings shall be due and payable on the Tranche B-1 Term Loan Maturity Date.
Each payment of Eurodollar Tranche B-1 Term Borrowings repaid pursuant to this
Section 2.11 shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment.

          (b) (i) The Incremental Term Loan Borrowings shall be payable as to principal in such number of consecutive installments, payable on such dates and in such amounts as set forth in the applicable Incremental Term Loan Amendment.

          (ii) To the extent not previously paid, all Incremental Term Loan
Borrowings shall be due and payable on the Incremental Term Loan Maturity Date.

          SECTION 2.12. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon, in the case of Eurodollar Borrowings, at least three Business Days', and in the case of ABR Borrowings, at least one Business Day's, prior written notice (or telephone notice promptly confirmed by written notice) to the Administrative
Agent; provided, however, that each partial prepayment (other than of a
Swingline Loan) of ABR Loans and of Eurodollar Loans shall be in a minimum principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Each prepayment of principal of the Term Loans pursuant to this Section
2.12(a) shall be allocated ratably among such Loans and shall be made in accordance with Section 2.12(i) below.

          (b) On the date of any termination or reduction of the Revolving
Credit Commitments pursuant to Section 2.09, the Company shall pay or prepay so much of, first, the Swingline Loans and, second, the Revolving Credit
Borrowings, as shall be necessary in order that the aggregate principal amount of the Revolving Loans and Swingline Loans outstanding will not exceed the excess, if any, of (i) the aggregate Revolving Credit Commitments after giving effect to such termination or reduction over (ii) the Company Letter of Credit
Exposure.

          (c) [Intentionally omitted]

          (d) [Intentionally omitted]

          (e) The Company shall prepay the Borrowings at the times and in the amounts required pursuant to Sections 2.12(g) and 2.12(h).

          (f) The Borrower's prepayment obligations under any paragraph of this
Section 2.12 shall be in addition to, and shall not be discharged by the performance of, its obligations under any other such paragraph. Each notice of prepayment shall specify the prepayment date and the principal amount of each
Borrowing (or portion thereof) to be prepaid,

                                      -50-

shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this
Section 2.12 shall be subject to Section 2.15 but otherwise without premium or penalty (other than as set forth in Section 2.12(m)). All prepayments under this
Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

          (g) (1) In the event and on each occasion that a Prepayment Event occurs, subject to Sections 6.08(h) and (i), the Company shall apply an amount equal to 100% of the Net Proceeds therefrom (except as set forth in clauses (2)
and (3) below) to prepay the Term Loans (allocated ratably) in accordance with
Section 2.12(i) below. Substantially simultaneously with (and in any event not later than the Business Day next following) the occurrence of a Prepayment
Event, the Borrower shall pay to the Administrative Agent (for application to the prepayment of Loans in accordance with this Section 2.12(g)(1)) an amount equal to 100% of the Net Proceeds from such Prepayment Event, subject to
Sections 6.08(h) and (i).

          (2) Upon the issuance of any Permitted Senior Unsecured Notes after the Effective Date (a) for gross proceeds that are greater than $500,000,000, the Company shall apply an amount equal to 100% of the Net Proceeds therefrom to prepay the Term Loans at par in accordance with Section 2.12(k) below (allocated ratably) and (b) for gross proceeds that are equal to or less than $500,000,000, the Company shall apply an amount that is equal to 100% of the Net Proceeds therefrom to refinance any outstanding Permitted Senior Unsecured Notes, or prepay the Term Loans at par in accordance with Section 2.12(k) below.

          (3) Upon the issuance of any Permitted Subordinated Notes after the
Effective Date (a) for gross proceeds that are greater than $400,000,000, the
Company shall apply an amount equal to 100% of the Net Proceeds therefrom to prepay the Term Loans at par in accordance with Section 2.12(k) below (allocated ratably) and (b) for aggregate gross proceeds that are equal to or less than
$400,000,000 the Company shall apply an amount that is equal to 100% of the Net
Proceeds therefrom to refinance any outstanding Permitted Subordinated Notes, or prepay the Term Loans at par in accordance with Section 2.12(k) below.

          (4) In the event of any issuance of Permitted Senior Unsecured Notes or Permitted Subordinated Notes that would trigger a prepayment under this
Section 2.12(g), substantially simultaneously with (and in any event not later than the Business Day next following) the occurrence of such issuance, the
Borrower shall pay to the Administrative Agent an amount equal to the amount of the Net Proceeds from such issuance required to be applied in accordance with this Section 2.12(g)(2) and (3).

          (h) Not later than 90 days after the end of each fiscal year of the
Company, commencing with the fiscal year ending on or about December 31, 2004, the Company shall pay to the Administrative Agent (for application to the prepayment of the Term Loans (allocated ratably) in accordance with Section
2.12(i) and (k) below) an amount equal to 50% (as of the last day for the fiscal year for which Excess Cash Flow is calculated) of the amount of the Excess Cash
Flow for such fiscal year.

          (i) (1) Each prepayment of principal of the Tranche B-1 Term Loans pursuant to this Section 2.12 shall be applied to reduce scheduled payments of principal of the

                                      -51-

applicable Loans due under paragraph (a)(i) or (a)(ii), as applicable, of
Section 2.11 after the date of such prepayment pro rata in accordance with the remaining scheduled amount of each such payment; provided, however, that in the case of any prepayment of the Tranche B-1 Term Loans pursuant to Section 2.12(h)
or Section 2.12(a), the principal amount of such prepayment shall be applied to reduce scheduled payments of principal due under Section 2.11 after the date of such prepayment in the chronological order of maturity. Each prepayment with respect to the Tranche B-1 Term Loans (other than any prepayment made pursuant to Section 2.12(a)) shall be applied subject to and in accordance with Section
2.12(k).

          (2) Each prepayment of principal of the Incremental Term Loans pursuant to this Section 2.12 shall be applied to reduce scheduled payments of principal of the applicable Loans due under paragraph (b)(i) or (b)(ii), as applicable, of Section 2.11 after the date of such prepayment pro rata in accordance with the remaining scheduled amount of each such payment; provided, however, that in the case of any prepayment of the Incremental Term Loans pursuant to Section 2.12(a), the principal amount of such prepayment shall be applied to reduce scheduled payments of principal due under Section 2.11 after the date of such prepayment in the chronological order of maturity. Each prepayment with respect to the Incremental Term Loans (other than any prepayment made pursuant to Section 2.12(a)) shall be applied subject to and in accordance with Section 2.12(k)

          (j) In the event the amount of any prepayment required to be made above shall exceed the aggregate principal amount of the applicable outstanding
ABR Loans (the amount of any such excess being called the "Excess Amount"), the
Company shall have the right, in lieu of making such prepayment in full, to prepay all the outstanding applicable ABR Loans and to deposit an amount equal to the Excess Amount with the Collateral Agent in a cash collateral account maintained (pursuant to documentation satisfactory to the Administrative Agent)
by and in the sole dominion and control of the Collateral Agent. Any amounts so deposited shall be held by the Collateral Agent as collateral for the
Obligations and applied to the prepayment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto. On any Business Day on which (x) collected amounts remain on deposit in or to the credit of such cash collateral account after giving effect to the payments made on such day pursuant to this Section 2.12(j) and (y) the Company shall have delivered to the
Collateral Agent a written request or a telephonic request (which shall be promptly confirmed in writing) that such remaining collected amounts be invested in the Permitted Investments specified in such request, the Collateral Agent shall use its reasonable efforts to invest such remaining collected amounts in such Permitted Investments; provided, however, that the Collateral Agent shall have continuous dominion and full control over any such investments (and over any interest that accrues thereon) to the same extent that it has dominion and control over such cash collateral account and no Permitted Investment shall mature after the end of the Interest Period for which it is to be applied. The
Company shall not have the right to withdraw any amount from such cash collateral account until the applicable Eurodollar Loans and accrued interest thereon are paid in full or if a Default or Event of Default then exists or would result.

          (k) The Company shall at least three Business Days prior to any expected prepayment (or offer of prepayment) pursuant to Section 2.12(g) or (h), as the case may be, notify the Administrative Agent of such prepayment (or offer of prepayment) and the approximate amount and date thereof. Upon receipt of any such notice, the Administrative

                                      -52-

Agent shall promptly provide to each Tranche B-1 Lender a notice (each, a
"Prepayment Option Notice") (i) setting forth the amount of such prepayment (or offer of prepayment) to be applied to the Tranche B-1 Term Loans (the "Tranche
B-1 Prepayment Amount"), the estimated portion thereof that the applicable
Tranche B-1 Lender will be entitled to receive if it accepts such prepayment (or offer of prepayment) on the prepayment date (each, a "Prepayment Date"), (ii)
requesting such Tranche B-1 Lender to notify the Administrative Agent in writing, no later than the Business Day preceding the Prepayment Date, of such
Tranche B-1 Lender's acceptance or rejection (in each case, in whole and not in part) of such prepayment (or offer of prepayment) and (iii) informing such
Tranche B-1 Lender that failure by such Tranche B-1 Lender to reject prepayment
(or offer of prepayment) in writing on or before the Business Day prior to the
Prepayment Date shall be deemed an acceptance of such prepayment (or offer of prepayment). On the Prepayment Date, the Administrative Agent shall apply that portion of the Tranche B-1 Prepayment Amount in respect of which Tranche B-1
Lenders have accepted or been deemed to have accepted prepayment (or offer of prepayment) to the prepayment of the Tranche B-1 Term Loans in accordance with this Section 2.12(k). The remaining amount of the Tranche B-1 Prepayment Amount after the payment described in the immediately preceding sentence shall be returned to and retained by the Company. In the event that the Incremental Term
Loan Activation Notice provides that the Incremental Lenders have the right to decline prepayments, this Section 2.12(k) shall be automatically deemed amended to provide that such Incremental Lenders may decline prepayments of the
Incremental Term Loans subject to such Incremental Term Loan Amendment to the same extent that the Tranche B-1 Term Loan Lenders have the right to decline
Tranche B-1 Term Loans pursuant to this Section 2.12(k).

          (l) [Intentionally omitted]

          (m) All voluntary prepayments of the Supplemental Revolving Loans and the Tranche B-1 Term Loans effected on or prior to the second anniversary of the
Effective Date with the proceeds of a substantially concurrent issuance or incurrence of new term loans under this Agreement, as amended, amended and restated, supplemented, waived or otherwise modified from time to time
(excluding a refinancing of all the Facilities outstanding under this Agreement in connection with another transaction not permitted by this Agreement (as determined prior to giving effect to any amendment or waiver of this Agreement being adopted in connection with such transaction)), shall be accompanied by a prepayment fee equal to 1.00% of the aggregate amount of such prepayments if the
Applicable Margin (or similar interest rate spread) applicable to such new term loans is or, upon the satisfaction of certain conditions prior to the second anniversary of the Effective Date, could be less than the Applicable Margin applicable to the Supplemental Revolving Loans and the Tranche B-1 Term Loans as
of the date hereof. The Incremental Term Loan Amendment may provide that the applicable Incremental Term Loans shall be entitled to prepayment premium payments under the circumstances specified in the immediately preceding sentence, provided, that such provisions shall not be more favorable to such
Incremental Lenders than the provisions of the immediately preceding sentence are to Tranche B-1 Term Loan Lenders.

          SECTION 2.13. Reserve Requirements; Change in Circumstances;
Replacement of Lenders. (a) Notwithstanding any other provision herein, if after the Effective Date any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority
(including the National Association of Insurance Commissioners)

                                      -53-

charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or any Issuing Bank in respect of any Letter of Credit or of the principal of or interest on any Eurodollar Loan made by such Lender or the return payable to any
Supplemental Revolving Credit Lender pursuant to Section 2.01 or any Fees or other amounts payable hereunder (other than changes in respect of (i) taxes imposed on the overall net income of such Lender or such Issuing Bank by the jurisdiction in which such Lender or such Issuing Bank has its principal office or by any political subdivision or taxing authority therein and (ii) any Taxes described in Section 2.18), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets or deposits with or for the account of or credit extended by or deposits by or, in the case of the Letters of Credit, participated in by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or such Issuing Bank or shall impose on such Lender or such Issuing Bank or the interbank eurodollar market any other condition affecting this Agreement, any Letter of Credit (or any participation with respect thereto), the Letter of Credit Exposure, the
Letter of Credit Commitment, Eurodollar Loans made by such Lender or the
Supplemental Revolving Credit Linked Deposit of such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender or such
Issuing Bank of making or maintaining the Letter of Credit Exposure, the Letter of Credit Commitment, any Eurodollar Loan (or, in the case of such Issuing Bank, of making any payment or maintaining the Letter of Credit Commitment) or any
Supplemental Revolving Credit Linked Deposit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder or under the Notes (whether of principal, interest or otherwise) by an amount deemed by such Lender or such Issuing Bank to be material, then the Company will pay to such Lender or such Issuing Bank upon demand such additional amount or amounts as will compensate such Lender or such Issuing Bank for such additional costs incurred or reduction suffered.

          (b) If any Lender or Issuing Bank shall have determined that the adoption after the Effective Date of any law, rule, regulation, official directive or guideline (whether or not having the force of law) regarding capital adequacy, or any change after the Effective Date in any of the foregoing or in the interpretation or administration of any of the foregoing by any
Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or Issuing Bank or any Lender's or Issuing Bank's
holding company with any request or directive regarding capital adequacy
(whether or not having the force of law) made or issued after the date hereof by any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or its obligations pursuant hereto to a level below that which such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company would have achieved but for such adoption, change or compliance
(taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or
Issuing Bank such additional amount or amounts as will compensate such Lender or
Issuing Bank or such Lender's or Issuing Bank's holding company for any such reduction suffered.

                                      -54-

          (c) A certificate of each Lender or Issuing Bank setting forth such amount or amounts as shall be necessary to compensate such Lender or Issuing
Bank or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower through the Administrative Agent and shall be conclusive absent manifest error. The Company shall pay each Lender or Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

          (d) In the event any Lender or Issuing Bank delivers a notice pursuant to paragraph (e) below, the Company may require, at the Company's expense and subject to Section 2.15, such Lender or Issuing Bank to assign, at par plus accrued interest and fees, without recourse (in accordance with Section 9.04)
all its interests, rights and obligations hereunder (including, in the case of a
Lender, all of its Commitment and the Loans at the time owing to it and its
Notes and participations in Letters of Credit held by it and its obligations to acquire such participations and, if applicable, its Supplemental Revolving
Credit Linked Account) to a financial institution specified by the Company, provided, that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii)
the Borrower shall have received the written consent of the Administrative
Agent, which consent shall not unreasonably be withheld, to such assignment,
(iii) the Company shall have paid to the assigning Lender or Issuing Bank all monies accrued and owing hereunder to it (including pursuant to this Section)
and (iv) in the case of a required assignment by an Issuing Bank, all outstanding Letters of Credit issued by such Issuing Bank shall be canceled and returned to such Issuing Bank.

          (e) Promptly after any Lender or Issuing Bank has determined, in its sole judgment, that it will make a request for increased compensation pursuant to this Section, such Lender or Issuing Bank will notify the Borrower thereof.
Failure on the part of any Lender or Issuing Bank so to notify the Borrower or to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's or Issuing Bank's right to demand compensation with respect to such period or any other period; provided, that the
Borrower shall not be under any obligation to compensate any Lender or Issuing
Bank under Section 2.13(b) with respect to increased costs or reductions with respect to any period prior to the date that is six months prior to such request if such Lender or the Issuing Bank knew or could reasonably have been expected to be aware of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would in fact result in such increased costs or reduction; provided, further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such six month period. The protection of this Section shall be available to each Lender and Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

          (f) In the event any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of all the Lenders affected and such amendment, waiver or other modification is consented to by the Required Lenders, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender and

                                      -55-

the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in
Section 9.04), all its interests, rights and obligations under this Agreement)
to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided, that (v) the replacement lender agrees to consent to such amendment, waiver or other modification, (w) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (x) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld or delayed, (y) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or Letter of Credit Disbursements (and funded participations in Swingline Loans) of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such
Lender hereunder (including any amounts under Section 2.13(a) and Section
2.13(b)), and (z) upon the effectiveness of such assignment, the proposed amendment, waiver or other modification shall become effective; provided, further, that if prior to any such transfer and assignment such Lender shall consent to the proposed amendment, waiver or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and
Acceptance necessary to effectuate any assignment of such Lender's interests hereunder in the circumstances contemplated by Section 2.13(d) and this Section
2.13(f).

          SECTION 2.14. Change in Legality. (a) Notwithstanding any other provision herein, if the adoption of or any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or make or maintain any Supplemental
Revolving Credit Linked Deposit or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan or Supplemental
Revolving Credit Linked Deposit, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

               (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a
     Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn;

               (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below; and

               (iii) in the case of Supplemental Revolving Credit Linked
     Deposits, require that its funding obligations with respect thereto be amended or converted in a manner directed by the Administrative Agent so as to comply with law.

                                      -56-

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the
ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

          (b) For purposes of this Section 2.14, a notice to the Borrower by any
Lender shall be effective as to each Eurodollar Loan if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the
Borrower.

          SECTION 2.15. Indemnity. The Company shall indemnify each Lender against any loss or expense (other than taxes) which such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of any Borrowing or proposed Borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such
Borrowing, refinancing, conversion or continuation has been given pursuant to
Section 2.03 or 2.10, (c) any payment, prepayment or conversion of a Eurodollar
Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any
Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise), (e) the return of all or any portion of a Supplemental Revolving Credit Linked Deposit to such Lender on a day other than the last day of an Interest Period for which the applicable
Supplemental Revolving Eurodollar Rate has been established or (f) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall exclude loss of margin hereunder but shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of
(i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, converted or continued (assumed to be the Adjusted LIBO Rate applicable thereto) or the deposit being returned for the period from the date of such payment, prepayment, conversion, return or failure to borrow, convert or continue to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted, returned or not borrowed, converted or continued for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section (and the reasons therefor) shall be delivered to the Borrower through the Administrative
Agent and shall be conclusive absent manifest error.

          SECTION 2.16. Pro Rata Treatment. Except as required under Sections
2.12, 2.14, and 2.18, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the
Commitment Fees or Letter of Credit Fees, any payment of the prepayment fee described in Section 2.12(m), each reduction of the

                                      -57-

Revolving Credit Commitments and the Total Supplemental Revolving Credit Linked
Deposit Amount, and each refinancing of any Borrowing with, conversion of any
Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated (except in the case of Swingline Loans) pro rata among the Lenders in accordance with their respective Revolving Credit Commitments or Supplemental
Revolving Credit Linked Deposit Amounts, as the case may be, or, if applicable outstanding Term Loans, as the case may be. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative
Agent may, in its discretion, round each Lender's percentage of such Borrowing, computed in accordance with Section 2.01, to the next higher or lower whole dollar amount.

          SECTION 2.17. Payments. (a) The Company shall make each payment without set-off or counterclaim (including principal of or interest on any
Borrowing, any payment of the prepayment fee described in Section 2.12(m) or any
Fees or other amounts) required to be made by it hereunder and under any other
Loan Document not later than 12:00 noon, New York City time, on the date when due in dollars to the Administrative Agent at its offices at 1111 Fannin -10th
Floor, Houston, Texas 77002, Attention of Loan Agency Services, in immediately available funds, for credit to JPMorgan Chase Bank, ABA Number 021000021,
Account Number 323-502059.

          (b) Whenever any payment (including principal of or interest on any
Borrowing, any payment of the prepayment fee described in Section 2.12(m) or any
Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day (except in the case of payment of principal of a Eurodollar Borrowing if the effect of such extension would be to extend such payment into the next succeeding month, in which event such payment shall be due on the immediately preceding Business Day), and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

          (c) Each obligation of the Borrower and the Guarantors under the Loan
Documents related to any Loans or Letter of Credit denominated in dollars shall be paid in dollars.

          SECTION 2.18. Taxes. (a) Any and all payments by the Borrower to the
Administrative Agent, the Issuing Banks or the Lenders hereunder or under the other Loan Documents shall be made, in accordance with Section 2.17 free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender, each Issuing Bank and the
Administrative Agent, taxes that would not be imposed but for a connection between such Lender, such Issuing Bank or the Administrative Agent (as the case may be) and the jurisdiction imposing such tax, other than a connection arising solely by virtue of the activities of such Lender, such Issuing Bank or the
Administrative Agent (as the case may be) pursuant to or in respect of this
Agreement or under any other Loan Document, including, without limitation, entering into, lending money or extending credit pursuant to, receiving payments under, or enforcing, this Agreement or any other Loan Document, and (ii) in the case of each Lender, each Issuing Bank and the Administrative Agent, any United
States withholding taxes payable with respect to payments hereunder or under the other Loan Documents under laws

                                      -58-

(including, without limitation, any statute, treaty, ruling, determination or regulation) in effect on the Initial Date (as hereinafter defined) for such
Lender, such Issuing Bank or the Administrative Agent, as the case may be, but not excluding any United States withholding taxes payable solely as a result of any change in such laws occurring after the Initial Date (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). For purposes of this Section 2.18, the term
"Initial Date" shall mean (i) in the case of the Administrative Agent, any
Issuing Bank or any Lender, the date on which such person became a party to this
Agreement and (ii) in the case of any assignment including any assignment by a
Lender or an Issuing Bank to a new lending office, the date of such assignment.
If any Taxes shall be required by law to be deducted from or in respect of any sum payable hereunder or under any other Loan Document to any Lender, any
Issuing Bank, or the Administrative Agent (i) the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18) such Lender, such Issuing Bank or the Administrative Agent
(as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. The
Borrower shall not be required to pay any amounts pursuant to clause (i) of the preceding sentence to any Lender, any Issuing Bank or the Administrative Agent
not organized under the laws of the United States of America or a state thereof if such Lender, such Issuing Bank or the Administrative Agent fails to comply with the requirements of paragraph (f) or (g), as the case may be, and paragraph
(h) of this Section 2.18.

          (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

          (c) The Company will indemnify each Lender, each Issuing Bank and the
Administrative Agent for the full amount of Taxes and Other Taxes (including any
Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.18) paid by such Lender, such Issuing Bank or the Administrative Agent and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within 10 days after the date any Lender, any Issuing Bank or the Administrative Agent, as the case may be, makes written demand therefor. If a Lender, an Issuing Bank, the
Administrative Agent shall become aware that it is entitled to receive a refund or is reasonably requested by the Borrower to pursue a claim for a refund in respect of Taxes or Other Taxes, it shall promptly notify the Borrower of the availability of such refund (unless instructed to pursue a claim by the
Borrower) and shall, within 30 days after receipt of a request by the Borrower, pursue or timely claim such refund at the Borrower's expense; provided, that such Lender shall not be required to pursue or claim such refund if such Lender reasonably determines that the pursuit or claim of such refund will have a disadvantageous impact upon such Lender. If any Lender, any Issuing Bank or the
Administrative Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender, such Issuing Bank or the Administrative Agent has received payment from the Borrower hereunder, it shall promptly notify the
Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has

                                      -59-

requested application for such refund pursuant hereto), repay such refund (plus any interest received) to the Borrower; provided, that the Borrower, upon the request of such Lender, such Issuing Bank or the Administrative Agent agrees to return such refund (plus any penalties, interest or other charges required to be paid) to such Lender, such Issuing Bank or the Administrative Agent in the event such Lender, such Issuing Bank or the Administrative Agent is required to repay such refund. This Section shall not be construed to require the Administrative
Agent or any Issuing Bank or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the
Borrower or any other person.

          (d) Within 30 days after the date of any payment of Taxes or Other
Taxes withheld by the Borrower in respect of any payment to any Lender, any
Issuing Bank or the Administrative Agent, the Borrower will furnish to the
Administrative Agent, at its address referred to in Schedule 2.01, the original or a certified copy of a receipt evidencing payment thereof or a copy of the return reporting payment thereof or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.18 shall survive the payment in full of principal and interest hereunder and the termination of the Commitments.

          (f) In the case of any Borrowing by the Company, this paragraph (f)
shall apply. Each Lender, each Issuing Bank and the Administrative Agent that is not organized under the laws of the United States of America or a state thereof agrees that at least 10 days prior to the first Interest Payment Date following the Initial Date in respect of such Issuing Bank or such Lender, it will deliver to the Company and the Administrative Agent (if appropriate) two duly completed copies of either (i) United States Internal Revenue Service Form W-8BEN or
W-8ECI or successor applicable form, as the case may be, certifying in each case that the Issuing Bank or such Lender or the Administrative Agent, as the case may be, is entitled to receive payments under this Agreement and the Notes payable to it without deduction or withholding of any United States federal income taxes and backup withholding taxes or is entitled to receive such payments at a reduced rate pursuant to a treaty provision or (ii) in the case of a Lender that is not a "bank" within the meaning of Section 881(c)(3) of the
Code, United States Internal Revenue Service Form W-8BEN or successor applicable form and a statement from such Lender certifying to the fact that interest payable to it hereunder (A) will not be described in Section 871(h)(3)(A) or
Section 881(c)(3)(A), (B) or (C) of the Code and (B) will not be effectively connected with a trade or business carried on in the United States by such
Lender. Each Lender, each Issuing Bank and the Administrative Agent required to deliver to the Company and the Administrative Agent a Form W-8BEN or W-8ECI
pursuant to the preceding sentence further undertakes to deliver to the Company and the Administrative Agent (if appropriate) two further copies of Form W-8BEN or W-8ECI, or successor forms, or other similar manner of certification and such extensions or renewals thereof as may reasonably be requested by the Company and, in the case where a Form W-8BEN has been delivered in accordance with clause (ii) of the preceding sentence, a further statement certifying to the facts set forth in clause (B) of the preceding sentence (i) at the times reasonably requested by the Company, (ii) after the occurrence of an event requiring a change in the most recent form or statement previously delivered by it to the Company or (iii) in the case of Form W-8BEN or W-8ECI, on or before the

                                      -60-

date that any such form expires or becomes obsolete, and, in the case of Form
W-8BEN or W-8ECI delivered in accordance with clause (i) of the preceding sentence, certifying that such Issuing Bank or such Lender is entitled to receive payments under this Agreement without deduction or withholding of any
United States federal income taxes and backup withholding taxes or is entitled to receive such payments at a reduced rate pursuant to a treaty provision, unless such Issuing Bank or such Lender advises the Company that it is unable lawfully to provide such forms and other certifications and notifies the Company to such effect. Unless the Company and the Administrative Agent have received forms, certificates and other documents satisfactory to them indicating that payments hereunder or under or in respect of the Notes or the Letters of Credit to or for any Issuing Bank or Lender not incorporated under the laws of the
United States or a state thereof are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Company or the Administrative Agent shall withhold such taxes from such payments at the applicable statutory rate.

          (g) [Intentionally omitted]

          (h) Any Issuing Bank and any Lender claiming any additional amounts payable pursuant to this Section 2.18 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Issuing Bank or such Lender, be otherwise disadvantageous to such Issuing Bank or such Lender. The Borrower shall pay all reasonable costs and expenses incurred by any Issuing Bank or
Lender in connection with any such change in jurisdiction. In addition, in the event any Issuing Bank or any Lender claims additional amounts payable pursuant to this Section 2.18, the Borrower may, at its sole expense and effort, upon notice to such Issuing Bank or such Lender and the Administrative Agent, require such Issuing Bank or such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another
Lender, if a Lender accepts such assignment); provided that (w) such assignment will result in a reduction in the claim for additional amounts under this
Section 2.18, (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, and
(z) the Borrower or such assignee shall have paid to the affected Issuing Bank or the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Letter of Credit Disbursements or such Loans of such Issuing Bank or such Lender, respectively, plus all Fees and other amounts accrued for the account of such Issuing Bank or such Lender hereunder. An Issuing Bank or a
Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Issuing Bank or Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

          SECTION 2.19. Issuance of Letters of Credit. (a) Each Issuing Bank
agrees, upon the terms and subject to the conditions herein set forth, to issue
Letters of Credit (including Foreign Subsidiary Letters of Credit), in a form reasonably acceptable to the Administrative

                                      -61-

Agent and such Issuing Bank, appropriately completed, for the account of the
Company at any time and from time to time on and after the Effective Date until the earlier of the date five Business Days prior to the Revolving Credit
Maturity Date, and the termination of the Revolving Credit Commitments or the
Supplemental Revolving Credit Facility, as the case may be, in accordance with the terms hereof; provided, however, that any Letter of Credit shall be issued by an Issuing Bank only if, and each request by the Borrower for the issuance of any Letter of Credit shall be deemed a representation and warranty of the
Borrower that, immediately following the issuance of any such Letter of Credit,
(i)(w) the Letter of Credit Exposure (other than in respect of Indebtedness of the Brazilian Subsidiary) under the Revolving Credit Facility shall not exceed the Revolving Letter of Credit Commitment in effect at the time, (x) the Letter of Credit Exposure in respect of Indebtedness of the Brazilian Subsidiary shall not exceed an amount equal to $40,000,000 less the amount of any Indebtedness incurred by the Brazilian Subsidiary under Section 6.01(c), (y) the Revolving
Letter of Credit Exposure shall not exceed the Revolving Credit Commitments in effect at the time and (z) the Supplemental Letter of Credit Exposure shall not exceed the Supplemental Revolving Letter of Credit Commitment in effect at the time, and (ii) the Borrower will be in compliance with Sections 2.01(b) and (d).
In determining whether the issuance of a Letter of Credit will comply with the preceding sentence, each Issuing Bank may rely conclusively on information obtained from the Administrative Agent regarding the aggregate principal amount of outstanding Revolving Loans and the aggregate Revolving Credit Commitments.
Each Letter of Credit shall provide for payments of drawings in dollars or, if requested by the Company, a Foreign Currency; provided, that the Letter of
Credit Exposure in respect of Letters of Credit denominated in a Foreign
Currency shall not exceed $20,000,000.

          (b) Each Letter of Credit shall expire no later than the fifth
Business Day preceding the Revolving Credit Maturity Date, as the case may be, unless such Letter of Credit expires by its terms on an earlier date as described below in Section 2.19(c). Each Letter of Credit shall provide for payments of drawings in dollars or, if requested by the Company, a Foreign
Currency; provided, that the Letter of Credit Exposure in respect of Letters of
Credit denominated in a Foreign Currency shall not exceed $20,000,000. Each
Letter of Credit shall reduce availability under the Revolving Credit
Commitments or the Supplemental Revolving Credit Facility, as applicable.

          (c) Each issuance of any Letter of Credit shall be made on at least three Business Days' prior written notice from the Borrower to the applicable
Issuing Bank and the Administrative Agent (each of which shall give prompt notice thereof to each Revolving Lender specifying the date of issuance, the date on which such Letter of Credit is to expire (which shall not be later than the earlier of (i) the fifth Business Day preceding the Revolving Credit
Maturity Date, as the case may be, and (ii) subject to extension, two years after the date of any such Letter of Credit), the amount of such Letter of
Credit, the name and address of the beneficiary of such Letter of Credit and such other information as may be necessary or desirable to complete such Letter of Credit. Such Issuing Bank will give the Administrative Agent, and the
Administrative Agent shall give each Revolving Lender or Supplemental Revolving
Lender, as the case may be, prompt notice of the issuance and amount of each
Letter of Credit and the expiration of each Letter of Credit.

                                      -62-

          (d) No Issuing Bank shall be required to issue a Letter of Credit unless it has agreed with the Company upon the Fronting Fees to be paid by the
Borrower in connection with such Letter of Credit and the form of such Letter of
Credit is reasonably acceptable to such Issuing Bank.

          (e) The letters of credit issued under the Original Credit Agreement which are outstanding on the Effective Date shall be deemed to be Letters of
Credit issued under this Agreement on the Effective Date.

          (f) Notwithstanding anything to the contrary in this Agreement, (i)
Letters of Credit shall at all times and from time to time be deemed to be first
Supplemental Revolving Letters of Credit up to but not to exceed the
Supplemental Revolving Letter of Credit Commitment and thereafter be deemed to be Revolving Letters of Credit only to the extent, and in an amount by which, the aggregate amount of outstanding Letters of Credit exceeds such permitted amount of Supplemental Revolving Letters of Credit, (ii) drawings under any
Letter of Credit shall be deemed to have been made first under Supplemental
Revolving Letters of Credit for so long as, and to the extent that, there are any undrawn Supplemental Revolving Letters of Credit outstanding (and thereafter shall be deemed to have been made under Revolving Letters of Credit) and (iii)
any Letter of Credit that expires or terminates will be deemed to be first a
Revolving Letter of Credit, for so long as, and to the extent that, there are outstanding Revolving Letters of Credit immediately prior to such expiration or termination. To the extent necessary to implement the foregoing, the identification of a Letter of Credit as a Supplemental Revolving Letter of
Credit or a Revolving Letter of Credit may change from time to time and a portion of a Letter of Credit may be deemed to be a Supplemental Revolving
Letter of Credit and the remainder thereof be deemed to be a Revolving Letter of
Credit.

          SECTION 2.20. Participations; Unconditional Obligations. (a) By the
issuance of a Letter of Credit and without any further action on the part of the applicable Issuing Bank, the Revolving Lenders or the Supplemental Revolving
Lenders in respect thereof, each Issuing Bank hereby grants to each Revolving
Lender or Supplemental Revolving Lender, as the case may be, and each Revolving
Lender and Supplemental Revolving Lender, as the case may be, hereby agrees to acquire from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender's or Supplemental Revolving Lender's, as the case may be, Applicable Percentage of the face amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender or Supplemental Revolving Lender, as the
case may be, hereby absolutely and unconditionally agrees to pay to the
Administrative Agent, for the account of such Issuing Bank, in accordance with
Section 2.02(f), such Revolving Lender's or Supplemental Revolving Lender's, as
the case may be, Applicable Percentage of each Letter of Credit Disbursement made by such Issuing Bank; provided, however, that the Revolving Lenders or
Supplemental Revolving Lenders, as the case may be, shall not be obligated to make any such payment to an Issuing Bank with respect to any wrongful payment or disbursement made as a result of the gross negligence or willful misconduct of such Issuing Bank in determining whether documents presented in connection with such Letter of Credit Disbursement conform to the requirements of the applicable
Letter of Credit. In order to make payments required by the preceding sentence, each Supplemental Revolving Lender hereby irrevocably authorizes the
Administrative Agent to make available to such Issuing Bank upon demand at the
Issuing Bank's address for notices specified

                                      -63-

herein such Supplemental Revolving Lender's Applicable Percentage of the amount of such draft, or any part thereof, that is not so reimbursed from amounts on deposit in such Supplemental Revolving Lender's Supplemental Revolving Credit
Linked Account (whether or not the conditions to borrowing set forth in Section
4.02 are satisfied).

          (b) Each Revolving Lender and Supplemental Revolving Lender
acknowledges and agrees that its obligation to acquire participations pursuant to paragraph (a) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of an Event of Default or Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever other than in the case of any wrongful payment made as a result of the gross negligence or willful misconduct of the Issuing Bank in determining whether documents presented in connection with such Letter of Credit conform to the requirements of the applicable Letter of Credit.

          SECTION 2.21. Letter of Credit Fee. The Borrower agrees to pay to the
Administrative Agent for the account of the Revolving Lenders or Supplemental
Revolving Lenders, as the case may be, for each calendar quarter (or shorter period ending with the first date on which the applicable Letters of Credit
Commitment shall have expired or been terminated and there shall be no outstanding Letters of Credit) a fee (the "Letter of Credit Fee") on the average daily amount of the outstanding Letters of Credit issued for the account of the
Borrower at a per annum rate equal to (i) with respect to Revolving Letters of
Credit, the Applicable Margin at such time for Eurodollar Revolving Loans and
(ii) with respect to Supplemental Revolving Letters of Credit, the Applicable
Margin at such time for Eurodollar Supplemental Revolving Loans; provided, that with respect to any Letter of Credit as to which the Borrower has failed to make a payment required by Section 2.22, interest calculated at the rate set forth in
Section 2.07 from the date such payment was due through the date such payment is made shall be paid by the Borrower in lieu of the Letter of Credit Fee on the date such payment is made. The Letter of Credit Fee shall be computed on the basis of the actual number of days elapsed over a year of 360 days. The
Administrative Agent agrees to disburse to each Revolving Lender or Supplemental
Revolving Lender, as the case may be, its pro rata portion of such Letter of
Credit Fee promptly upon receipt. With respect to Revolving Letters of Credit, the Letter of Credit Fee shall be paid in arrears on the last day of March,
June, September and December of each year and on the Revolving Credit Maturity
Date (or the first date on which the Revolving Letter of Credit Commitment shall have expired or been terminated and there shall be no outstanding Revolving
Letters of Credit, if earlier). With respect to Supplemental Revolving Letters of Credit, the Letter of Credit Fee shall be paid in arrears on the first
Business Day of each calendar month of each year and on the Revolving Credit
Maturity Date (or the first date on which the Supplemental Revolving Letter of
Credit Commitment shall have expired or been terminated and there shall be no outstanding Supplemental Revolving Letters of Credit, if earlier). Once paid the
Letter of Credit Fee paid or payable shall not be refundable in any circumstances whatsoever, absent manifest error.

          SECTION 2.22. Agreement To Repay Letter of Credit Disbursements. (a)
If an Issuing Bank shall pay any draft presented under a Letter of Credit, the
Borrower shall pay to the Administrative Agent, on behalf of such Issuing Bank, an amount equal to the amount of such draft before 11:00 a.m., New York City time, on the Business Day on which such Issuing Bank

                                      -64-

shall have notified the Borrower that payment of such draft will be made (or such later time as is not later than one hour after the Borrower shall have received such notice or, if the Borrower shall have received such notice later than 4:00 p.m., New York City time, on any Business Day, not later than 10:00
a.m., New York City time, on the immediately following Business Day). The
Administrative Agent will promptly pay any such amounts received by it to such
Issuing Bank. Each Supplemental Revolving Lender authorizes each of the
Administrative Agent and Issuing Bank which has received payment of a reimbursement obligation as to which it has previously received any payments from the Supplemental Revolving Lender pursuant to Section 2.02(c) to deposit into its Supplemental Revolving Credit Linked Account its Applicable Percentage
thereof.

          (b) The Borrower's obligation to repay each Issuing Bank for payments and disbursements made by such Issuing Bank under the outstanding Letters of
Credit shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of:

               (i) any lack of validity or enforceability of any Letter of
     Credit;

               (ii) the existence of any claim, set-off, defense or other right which the Borrower or any other person may at any time have against the beneficiary under any Letter of Credit, any Issuing Bank, the
     Administrative Agent, or any Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or willful misconduct of any Issuing Bank) or any other person in connection with this Agreement or any other agreement or transaction;

               (iii) any draft or other document presented under a Letter of
     Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
     provided, that payment by an Issuing Bank under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or willful misconduct of such Issuing Bank;

               (iv) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; provided, that such payment shall not have constituted gross negligence or willful misconduct of such Issuing Bank;
     and

               (v) any other circumstance or event whatsoever, whether or not similar to any of the foregoing; provided, that such other circumstance or event shall not have been the result of gross negligence or willful misconduct of the applicable Issuing Bank.

          It is understood that in making any payment under a Letter of Credit
(x) each Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of
Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of
Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any

                                      -65-

respect whatsoever and (y) any noncompliance in any immaterial respect of the documents presented under a Letter of Credit with the terms thereof shall, in each case, not be deemed willful misconduct or gross negligence of such Issuing
Bank.

          SECTION 2.23. Letter of Credit Operations. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under an outstanding Letter of Credit to ascertain that the same appear on their face to be in substantial conformity with the terms and conditions of such outstanding Letter of Credit. Such Issuing
Bank shall (i) as promptly as possible after such demand for payment give oral notification, confirmed by telecopy, to the Administrative Agent and the
Borrower of such demand for payment and (ii) as promptly as possible after such
Issuing Bank determines whether such demand for payment was in accordance with the terms and conditions of such outstanding Letter of Credit, give notice in the same manner to the Administrative Agent and the Borrower as to such determination and as to whether such Issuing Bank has made or will make a Letter of Credit Disbursement thereunder, provided, that the failure to give such notices shall not relieve the Borrower of its obligation to reimburse such
Issuing Bank with respect to any such Letter of Credit Disbursement, and the
Administrative Agent shall promptly give each Revolving Lender or Supplemental
Revolving Lender, as the case may be, notice thereof.

          SECTION 2.24. Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders therefor, deposit in an account with the Administrative Agent, for the benefit of the Lenders, an amount in cash equal to its Letter of Credit Exposure as of such date. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. So long as such Event of Default is continuing, the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the
Administrative Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall automatically be applied by the Administrative Agent to reimburse the applicable Issuing Bank and the Revolving Lenders or Supplemental
Revolving Lenders, as the case may be, for Letter of Credit Disbursements and, if the maturity of the Loans has been accelerated, to satisfy the Obligations.
All remaining amounts on deposit shall be returned to the Borrower within three
Business Days after all Events of Default have been cured or waived.

          SECTION 2.25. Termination and Reduction of Letter of Credit
Commitment. (a) Notwithstanding any other provision hereof, in the event that any restrictions or limitations are imposed upon or determined or held to be applicable to any Issuing Bank, any Lender or the Borrower by, under or pursuant to any law or regulation (Federal, state or local) now or hereafter in effect or by reason of any interpretation thereof by any court or Governmental Authority
(including any interpretation by the Comptroller of the Currency as to the applicability of 12 U.S.C. ss. 84 or any substitute statute, as now or hereafter in effect, to the transactions contemplated hereby), which would prevent such
Lender from legally incurring liability under or in connection with a Letter of
Credit issued or to be issued pursuant hereto, then such Lender shall give prompt written notice thereof to the Administrative Agent (which shall notify the Company, each Issuing Bank and each other Revolving Lender or Supplemental
Revolving

                                      -66-

Lender, as the case may be, thereof as soon as reasonably practicable), whereupon the obligation of each Issuing Bank to issue additional Letters of
Credit pursuant hereto shall be reduced by the Applicable Percentage of such
Lender (and, as to any Letter of Credit thereafter issued, the Applicable
Percentages of the other Lenders shall be determined as though such Lender does not have a Revolving Credit Commitment or Supplemental Revolving Credit
Commitment, as the case may be) until the Administrative Agent shall be advised that such event is no longer continuing or until such Lender shall have assigned its applicable Commitments pursuant to the provisions of this Agreement.

          (b) The Company may permanently terminate, or from time to time in part permanently reduce, the Revolving Letter of Credit Commitment and the
Supplemental Revolving Letter of Credit Commitment, in each case upon at least three Business Days' prior written or telex notice to the Administrative Agent;
provided, that the Revolving Letter of Credit Commitment shall not be reduced to an amount that is less than the Revolving Letter of Credit Exposure outstanding at the time and the Supplemental Revolving Letter of Credit Commitment shall not be reduced to an amount that is less than the Supplemental Revolving Letter of
Credit outstanding at the time.

          (c) In the event that the Revolving Credit Commitments are at any time reduced pursuant to Section 2.09 to an amount that is less than the Revolving
Letter of Credit Commitment, the Revolving Letter of Credit Commitment shall be permanently reduced to an amount equal to the Revolving Credit Commitments. In the event that the Total Supplemental Revolving Credit Linked Deposit Amount is
at any time reduced pursuant to Section 2.09 to an amount that is less than the
Supplemental Revolving Letter of Credit Commitment, the Supplemental Revolving
Letter of Credit Commitment shall be permanently reduced to an amount equal to the Total Supplemental Revolving Credit Linked Deposit Amount.

                                   ARTICLE III

                         Representations And Warranties
                         ------------------------------

          Each of Holdings and the Company represents and warrants to the
Lenders and that:

          SECTION 3.01. Organization; Powers. Each of Holdings and each
Restricted Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 3.02. Authorization; Enforceability. This Agreement has been duly executed and delivered by each of Holdings and the Company and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Company or such Loan Party (as the case may
be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors'

                                      -67-

rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03. Governmental Approvals; No Conflicts. This Agreement (a)
does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (x) such as have been obtained or made and are in full force and effect, (y) filings necessary to perfect Liens created under the Loan Documents and (z) consents, approvals, registrations, filings or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect, (b)
will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Holdings or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon Holdings or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by Holdings or any of its Subsidiaries, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of Holdings or any of its
Subsidiaries, except Liens created under the Loan Documents and Liens permitted by Section 6.04.

          SECTION 3.04. Financial Condition; No Material Adverse Change. (a)
Holdings has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2003, reported on by KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2004, certified by its chief financial officer.
Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          (b) Since December 31, 2003, there has been no event, change or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.05. Use of Proceeds. The Borrower will use the proceeds of the Loans only for the purposes set forth in Section 5.11.

          SECTION 3.06. Properties. (a) Each of Holdings, the Company and the
Significant Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged
Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or could not reasonably be expected to result in a Material Adverse Effect.

          (b) Each of Holdings, the Company and the Significant Subsidiaries
owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by
Holdings, the Company and the Significant Subsidiaries does not infringe upon the rights of any other Person, except for any such

                                      -68-

infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (c) As of the Effective Date, neither Holdings, the Company nor any of the Significant Subsidiaries has received written notice of any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged
Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

          SECTION 3.07. Litigation and Environmental Matters. (a) There are no
actions, suits or proceedings by or before any arbitrator or Governmental
Authority pending against or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents.

          (b) Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse
Effect, neither Holdings nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any
Environmental Liability.

          SECTION 3.08. Compliance with Laws and Agreements. Each of Holdings and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          SECTION 3.09. Investment and Holding Company Status. Neither Holdings
nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a
"holding company" as defined in, or subject to regulation under, the Public
Utility Holding Company Act of 1935.

          SECTION 3.10. Taxes. Each of Holdings and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which Holdings or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.11. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability

                                      -69-

is reasonably expected to occur, could reasonably be expected to result in a
Material Adverse Effect. As of December 31, 2003, which is the date of the
Company's most recent financial statement, the present value of all accumulated benefit obligations (based on the assumptions used for purposes of Statement of
Financial Accounting Standards No. 87) did not exceed by more than approximately
$44.2 million the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards
No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than approximately $78.3 million the fair market value of the assets of all such underfunded Plans.

          SECTION 3.12. Material Misstatement. None of the reports, financial statements, certificates or other information furnished by or on behalf of any
Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished)
and no periodic or other report, proxy statement or similar materials filed by
Holdings or the Company with the Securities and Exchange Commission contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, with respect to projected financial information, Holdings and the Company represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such projections were prepared.

          SECTION 3.13. Subsidiaries. Holdings does not have any subsidiaries other than the subsidiaries set forth on Schedule 3.13. Schedule 3.13 sets forth the name of, and the ownership interest of Holdings in, each Subsidiary of
Holdings and identifies whether such Subsidiaries are Significant Subsidiaries or Inactive Subsidiaries, in each case as of the Effective Date.

          SECTION 3.14. Insurance. As of the Effective Date, all premiums due in respect of material insurance policies maintained by or on behalf of Holdings and the Restricted Subsidiaries as of the Effective Date have been paid.

          SECTION 3.15. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against Holdings or any of its Subsidiaries pending or, to the knowledge of Holdings or its Subsidiaries, threatened that could reasonably be expected to have a Material Adverse Effect. All material payments due from Holdings or any of its Subsidiaries, or for which any claim may be made against Holdings or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings or any such Subsidiary.

          SECTION 3.16. Solvency. Immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such

                                      -70-

debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d)
the Loan Parties, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the
Effective Date.

          SECTION 3.17. Senior Indebtedness. The Obligations constitute "Senior
Indebtedness" under and as defined in the indenture governing the Existing
Subordinated Notes.

          SECTION 3.18. Security Documents. (a) The Guarantee and Collateral
Agreement is, and each of the other Security Documents (other than the
Mortgages) are effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable (except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditor's rights generally and except as enforceability may be limited by general principals of equity
(regardless of whether such enforceability is considered in a proceeding in equity or at law)) security interest in the Collateral (as defined in the
Guarantee and Collateral Agreement and including any assets acquired with the proceeds of any Incremental Term Loan) and, when (1) the stock certificates or other certificates representing the certificated Pledged Stock and Intercompany
Notes (together with the appropriate stock powers or other appropriate transfer forms for such certificates executed in blank) is delivered to the Collateral
Agent (ii) financing statements, releases or other filings specified on Schedule
3 of the Guarantee and Collateral Agreement or specified in the applicable
Security Documents are or have been filed or recorded (iii) other actions specified in Schedule 3 of the Guarantee and Collateral Agreement or specified in the applicable Security Documents are taken and (iv) for so long as the
Collateral Agent remains in possession of such Collateral, the security interest created by the Guarantee and Collateral Agreement shall constitute a perfected first priority security interest in all right, title and interest of the pledgor thereunder in such Collateral, in each case prior and superior in right to any other person.

          (b) Each of the Mortgages is effective to create in favor of the
Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and, when or if the Mortgages or related fixture filings are or have been filed in the offices specified therein, each such Mortgage shall, the security interest created by the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in all right, title and interest of the Loan Parties in the Mortgaged Properties encumbered by such Mortgages, as security for the
Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other person, other than with respect to Liens permitted by Section 6.04.

          (c) Notwithstanding the foregoing, the representations and warranties set forth in this Section 3.18 shall not be required to be made with respect to any item of property unless and until such item of property becomes Collateral under a Security Document in accordance with this Agreement.

          SECTION 3.19. Federal Reserve Regulations. (a) None of Holdings or any
Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

                                      -71-

          (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of the
Regulations of the Board, including Regulation U or X.

          SECTION 3.20. Absence of Certain Restrictions. No indenture, certificate or designation for preferred stock, agreement or other instrument to which Holdings or any Restricted Subsidiary is a party will prohibit or materially restrain, or have the effect of prohibiting or materially restraining, or imposing materially adverse conditions upon, the incurrence of
Indebtedness, the granting of Liens in favor of the Secured Parties, the provision of Guarantees or the payment of dividends by Subsidiaries except for restrictions (a) on the granting of Liens on assets that are encumbered by Liens permitted under clause (a), (b), (h), (j), (k), (n), (o), (p), (q), (r), (s) or
(u) of Section 6.04, to the extent that such restrictions apply only to the assets so encumbered and are imposed by the agreements under which such Liens were granted, (b) contained in agreements relating to Indebtedness permitted by
Section 6.01 and the Seller Preferred or (c) requiring preferred payment of dividends on the preferred shares of the Brazilian Subsidiary imposed by applicable Brazilian law, rule or regulation.

          SECTION 3.21. No Foreign Assets Control Regulation Violation. No use
by the Company of the proceeds of the Loans will result in a violation of any of the foreign assets control regulations of the United States Treasury Department,
31 C.F.R., Subtitle B, Chapter V, as amended (including the Foreign Assets
Control Regulations, the Transaction Control Regulations, the Cuban Assets
Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets
Control Regulations, the Nicaraguan Trade Control Regulations, the South African
Transaction Regulations, the Libyan Sanctions Regulations, the Soviet Gold Coin
Regulations, the Panamanian Transaction Regulations, the Kuwaiti Assets Control
Regulations and the Iraqi Sanctions Regulations contained in said Chapter V), or any ruling issued thereunder or any enabling legislation or Presidential
Executive Order granting authority therefor.

                                   ARTICLE IV

                                   Conditions
                                   ----------

          The amendments to the Original Credit Agreement effected hereby and the obligations of the Lenders to make Loans hereunder and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.08):

          SECTION 4.01. All Credit Events. On the date of each Borrowing, other than a Borrowing in which Revolving Credit Loans are refinanced with new
Revolving Credit Loans or as contemplated by Section 2.02(e), and on the date of each issuance or renewal of a Letter of Credit:

          (a) Representations and Warranties. The representations and warranties set forth in each Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing, issuance or renewal with the same effect as though made

                                      -72-

     on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

          (b) No Default. At the time of and immediately after such Borrowing, issuance or renewal no Event of Default or Default shall have occurred and be continuing.

Each Borrowing and each issuance or renewal of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company on the date of such Borrowing as to the matters specified in paragraphs (a) and (b) of this
Section 4.01.

          SECTION 4.02. Additional Conditions to Effectiveness.

          (a) The Administrative Agent (or its counsel) shall have received from the Lenders and each Tranche B-1 Lender either (i) a counterpart of this
Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received such documents, opinions and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party and any other legal matters relating to the Loan Parties, the
Loan Documents, all in form and substance satisfactory to the Administrative
Agent and its counsel.

          (c) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of Holdings and the
Company, confirming compliance with the conditions set forth in paragraphs (a)
and (b) of Section 4.01.

          (d) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, reimbursement of all out-of-pocket expenses referred to in Section 9.05 (to the extent that notice thereof is given to the Company prior to the Effective Date).

          (e) Each Canadian Grantor (as defined in the Original Credit
Agreement) shall have received from the Canadian Collateral Agent (as defined in the Original Credit Agreement) such documents as such Canadian Grantor may reasonably request, confirming that the Canadian Collateral (as defined in the
Original Credit Agreement) has been released pursuant to Section 9.17(a) of the
Canadian Guarantee and Collateral Agreement (as defined in the Original Credit
Agreement) and that the obligations thereunder are terminated.

          (f) There shall be no litigation or administrative proceeding that has had or is reasonably likely to have a material adverse effect on the ability of the parties to enter into this Agreement, perform their respective obligations under this Agreement or consummate the refinancings contemplated hereby.

                                      -73-

          (g) This Agreement shall not (a) violate any applicable law, statute, rule or regulation or (b) conflict with, or result in a default or event of default under, any material indenture or other agreement of Holdings or any of its Subsidiaries.

                                    ARTICLE V

                              Affirmative Covenants
                              ---------------------

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all Letter of Credit Disbursements shall have been reimbursed, each of Holdings and the Company covenants and agrees with the Lenders that:

          SECTION 5.01. Financial Statements and Other Information. Holdings
will furnish to the Administrative Agent for distribution to each Credit
Agreement Creditor (with sufficient copies for each Credit Agreement Creditor):

          (a) within 95 days after the end of each fiscal year consolidated balance sheets and related statements of income and cash flows, showing the consolidated financial condition of Holdings and its Subsidiaries, in each case as the close of such fiscal year and the results of their operations during such year, audited in the case of clause (i) above by KPMG LLP or other independent public accountants of recognized national standing (who shall be reasonably acceptable to the Administrative Agent) and accompanied by (1) in the case of clause (i), an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of Holdings and its consolidated subsidiaries and Holdings and the Restricted Subsidiaries, respectively, in accordance with GAAP and (2) a certificate of a Financial
Officer certifying that such consolidated financial statements fairly present the financial condition and results of operations of Holdings and its consolidated subsidiaries and Holdings and the Restricted Subsidiaries, respectively, in accordance with GAAP consistently applied (except as disclosed in such certificate, in reasonable detail, which detail shall be reasonably acceptable to the Administrative Agent);

          (b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year, the consolidated balance sheets and related statements of income and cash flows, showing the consolidated financial condition of Holdings and its Subsidiaries, in each case as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, together with the balance sheets and related statements of income and cash flows as of the corresponding dates and for the corresponding periods in the prior year, all certified by one of its Financial Officers as fairly presenting the consolidated financial condition and results of operations of Holdings and its consolidated subsidiaries and Holdings and the Restricted Subsidiaries, respectively, in accordance with GAAP (other than the absence of footnotes in accordance with
GAAP) consistently applied (except as disclosed in such certificate in reasonable detail, which detail shall be reasonably acceptable to the
Administrative Agent), subject to normal year-end audit adjustments;

                                      -74-

          (c) concurrently with any delivery of financial statements under (a)
or (b) above, a certificate (a "Compliance Certificate") of the accounting firm or Financial Officer (which certificate shall be in the form of Exhibit E if delivered by a Financial Officer) opining on or certifying such statements
(which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i)
certifying that no Default or Event of Default has occurred or, if such Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and
(ii) setting forth computations in reasonable detail (which detail shall be reasonably satisfactory to the Administrative Agent) demonstrating compliance with the covenants contained in Sections 6.14 and 6.15 showing the Applicable
Level;

          (d) if, as a result of any change in accounting principles and policies from those as in effect on the date of this Agreement, the consolidated financial statements of Holdings and the Subsidiaries or Holdings and the
Restricted Subsidiaries, as the case may be, delivered pursuant to clauses (a)
and (b) above will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then, together with the first delivery of financial statements pursuant to clauses (a) and (b)
above following such change, a schedule prepared by a Financial Officer reconciling such changes to what the financial statements would have been without such changes;

          (e) to the extent requested by the Administrative Agent promptly (and in any event within 5 days) after the same become publicly available, copies of all periodic reports and proxy statements, any other materials filed by Holdings or any of its Subsidiaries with the Securities and Exchange Commission under the
Securities Exchange Act of 1934, or any Governmental Authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders generally, as the case may be;

          (f) within 95 days after the beginning of each fiscal year, a copy of the annual income and capital expenditure budget for such fiscal year; and

          (g) concurrently with any delivery of financial statements under clause (a) above, a certificate of a Financial Officer of Holdings (A)
identifying any parcels of real property acquired by any Loan Party or improvements thereto with a value exceeding $1,000,000 that have been acquired or made by any Loan Party since the end of the previous fiscal year, (B)
identifying any Permitted Business Acquisitions that have been consummated since the end of the previous fiscal year, including the date on which each such
Permitted Business Acquisition was consummated and the consideration therefor and (C) identifying any Prepayment Events that have occurred since the end of the previous fiscal year and setting forth a reasonably detailed calculation of the Net Proceeds received from Prepayment Events since the end of such previous fiscal year.

          SECTION 5.02. Notices of Material Events. Holdings and the Company
will furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a) the occurrence of any Default;

                                      -75-

          (b) the filing or commencement of any action, suit or proceeding whether at law or in equity or by or before any arbitrator or Governmental
     Authority against Holdings or any Subsidiary in respect of which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to result in a Material Adverse
     Effect; and

          (c) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03. Information Regarding Collateral. (a) Promptly upon its occurrence and in any event each quarter, at the time of delivery of quarterly financial statements with respect to the preceding quarter pursuant to clause
(b) of Section 5.01, Holdings will furnish to the Applicable Administrative
Agent written notice of any change (i) in any Loan Party's legal name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or structure or (iv) in any Loan Party's Federal Taxpayer Identification Number.
Holdings agrees not to effect or permit any change referred to in the preceding sentence unless written notice has been delivered to the Collateral Agent, together with all applicable information to enable the Administrative Agent to make all filings under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent (on behalf of the Secured Parties, as the case may be) to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

          (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section
5.01, Holdings (on behalf of itself and the other Loan Parties) shall deliver to the Administrative Agent a certificate of a Financial Officer of Holdings certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office to the extent necessary to protect and perfect the security interests under the Collateral Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

          SECTION 5.04. Existence; Conduct of Business. Holdings will, and
Holdings will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names the loss of which would have a Material
Adverse Effect; provided, that the foregoing shall not prohibit any merger,

                                      -76-

consolidation, liquidation or dissolution permitted under Section 6.08 or disposition by Section 6.08.

          SECTION 5.05. Payment of Obligations. Holdings will, and Holdings will cause each of the Subsidiaries to, pay its Indebtedness and other material obligations (except to the extent payment is prohibited hereby), including Tax liabilities, before the same shall become delinquent or in default, except where
(a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Holdings or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a
Material Adverse Effect.

          SECTION 5.06. Maintenance of Properties. Holdings will, and Holdings will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of their business, taken as a whole, in good working order and condition, ordinary wear and tear excepted; provided, that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.08.

          SECTION 5.07. Insurance. Holdings will, and Holdings will cause each of the Subsidiaries to, maintain insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Such insurance shall be maintained with financially sound and reputable insurance companies, except that a portion of such insurance program (not to exceed that which is customary in the case of companies engaged in the same or similar business or having similar properties similarly situated) may be effected through self-insurance, provided, adequate reserves therefor, in accordance with GAAP, are maintained. The Company will furnish to the Lenders, upon request of the
Administrative Agent, information in reasonable detail as to the insurance so maintained.

          SECTION 5.08. Casualty and Condemnation. Holdings (a) will furnish to the Administrative Agent and the Lenders prompt written notice of casualty or other insured damage to any material portion of any Collateral having a book value or fair market value of $2,500,000 or more or the commencement of any action or proceeding for the taking of any Collateral having a book value or fair market value of $2,500,000 or more or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b)
will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Security
Documents.

          SECTION 5.09. Books and Records; Inspection and Audit Rights. Holdings
will, and Holdings will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Holdings will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its

                                      -77-

books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested (subject to a reasonable requirement of confidentiality imposed by law or contract).

          SECTION 5.10. Compliance with Laws. Holdings will, and Holdings will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.11. Use of Proceeds and Letters of Credit. (a) Use the
proceeds of the Tranche B-1 Term Loans to prepay the Term Loans (as defined in the Original Credit Agreement) and to the extent the amount of the Tranche B-1
Term Loans exceeds the total amounts due under the Term Loans (as defined in the
Original Credit Agreement), such excess shall be used to prepay the Revolving
Loans (as defined in the Original Credit Agreement).

          (b) Use the proceeds of the Supplemental Revolving Loans to prepay any amounts due under the Revolving Loans (as defined in the Original Credit
Agreement) after the application of the Tranche B-1 Term Loans as described in clause (a), and to the extent the amount of the Supplemental Revolving Loans exceeds the remaining amounts due under such Revolving Loans to prepay the
Supplemental Revolving Loans (as defined in the Original Credit Agreement).

          (c) Use the amounts of the Supplemental Revolver Loans remaining after the application of the Supplemental Revolving Loans described in clause (b) and the proceeds of the Revolving Loans for general working capital purposes in the ordinary course of business.

          (d) Use Letters of Credit (other than Foreign Subsidiary Letters of
Credit) solely for general corporate purposes in the ordinary course of business of the Borrower and its subsidiaries; and use Foreign Subsidiary Letters of
Credit to support Indebtedness of Foreign Restricted Subsidiaries permitted under Section 6.01, and the Brazilian Subsidiary.

          (e) Use the proceeds of the Tranche B-1 Term Loans to prepay the Terms
Loans (as defined in the Original Credit Agreement) and to the extent of any excess to prepay the Revolving Loans (as defined in the Original Credit
Agreement).

          (f) Use the proceeds of any Incremental Term Loans to finance Capital
Expenditures to the extent permitted under Section 6.03.

          SECTION 5.12. Further Assurances. (a) Holdings will, and will cause each Subsidiary to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust, landlord waivers and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request. Holdings also agrees to provide to the Applicable
Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the

                                      -78-

Applicable Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

          (b) If any assets (including any real property or improvements thereto or any interest therein) having a book value or fair market value of $1,000,000 or more in the aggregate are acquired by Holdings or any Subsidiary after the
Effective Date (other than, assets constituting Collateral under the Collateral and Guarantee Agreement that become subject to the Lien of the Collateral and
Guarantee Agreement upon acquisition thereof), the Company will notify the
Applicable Administrative Agent and the Lenders thereof, and, if reasonably requested by the Applicable Administrative Agent or the Required Lenders, the
Company will cause such assets to be subjected to a Lien securing the
Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative
Agent to grant and perfect such Liens, including actions described in paragraph
(a) of this Section, all at the expense of the Loan Parties.

          SECTION 5.13. Business of Waterstone Insurance, Inc. Cause Waterstone
Insurance, Inc. to be engaged solely in the business of insurance activities for
Holdings and its Subsidiaries.

                                   ARTICLE VI

                               Negative Covenants
                               ------------------

          Each of Holdings and the Company covenants and agrees that from and after the Effective Date, so long as this Agreement or any Letter of Credit shall remain in effect or any monetary Obligation shall be unpaid, unless the
Required Lenders shall otherwise consent in writing, Holdings and the Company will not, and will not cause or permit any Restricted Subsidiary to:

          SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

          (a) (i) Indebtedness of Foreign Restricted Subsidiaries under
     Overdraft Facilities or in respect of any local credit facility in an aggregate principal amount not to exceed $60,000,000; (ii) Indebtedness of the Brazilian Subsidiary under any local credit facility denominated in dollars or in Foreign Currencies in an aggregate principal amount not to exceed the Dollar Equivalent Amount of $40,000,000; (iii) Indebtedness of
     Canadian Subsidiaries under working capital facilities in an aggregate principal amount not to exceed $15,000,000; and (iv) Indebtedness of the
     Company or any Restricted Subsidiary in respect of any letters of credit issued to support or any Guarantees (issued in lieu of letter of credit support) of any Indebtedness referred to in the preceding clauses (i)
     through (iii) to the extent that Letters of Credit are not utilized for such purposes;

          (b) So long as immediately after giving effect to the incurrence thereof no Default or Event of Default shall have occurred and be continuing, Permitted Subordinated Notes and Permitted Senior Unsecured
     Notes and unsecured Guarantees of

                                      -79-

     the foregoing of a like ranking by Subsidiary Guarantors but, in the case of incurrences following the Effective Date, only to the extent that the
     Net Proceeds thereof are applied in accordance with Section 2.12(g);

          (c) Indebtedness of the Company to any Subsidiary and of any
     Subsidiary to the Company or any other Subsidiary; provided, that (i)
     Indebtedness of any Subsidiary that is not a Domestic Restricted Subsidiary to the Company or any Subsidiary shall be subject to Section 6.07(d) and
     (ii) such Indebtedness shall be evidenced by one or more Intercompany Notes pledged to the Collateral Agent under the applicable Security Document if the outstanding principal amount of such Indebtedness exceeds $10,000,000 at any time outstanding;

          (d) Capital Lease Obligations and Purchase Money Indebtedness incurred by the Company or any other Restricted Subsidiary not in excess of
     $30,000,000 in the aggregate at any time outstanding prior to or within 270 days after a Capital Expenditure permitted under Section 6.03 (or completion of the project to which such Capital Expenditure relates) in order to finance such Capital Expenditure, and extensions, renewals and refinancings thereof (provided, that such Indebtedness shall not be (A)
     Indebtedness of an obligor that was not an obligor with respect to the
     Indebtedness being extended, renewed or refinanced, (B) in a principal amount which exceeds the Indebtedness being renewed, extended or refinanced or (C) incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom);

          (e) other Purchase Money Indebtedness and other Indebtedness (that is not secured by Collateral) incurred by the Company or any Restricted
     Subsidiary in connection with the proposed "build-to-suit" construction of an operating facility and related machinery and equipment in Hermosillo,
     Mexico, provided, that the aggregate principal amount of such Indebtedness shall not exceed $110,000,000 at any time outstanding;

          (f) Indebtedness of Foreign Restricted Subsidiaries incurred to finance the acquisition, construction or improvement of any property or equipment, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such equipment or secured by a
     Lien on any such equipment prior to the acquisition thereof and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided, that (i) such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement, as applicable, and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e)
     shall not exceed $15,000,000 at any time outstanding;

          (g) Indebtedness of the Company and its subsidiaries in the nature of
     Interest Rate Agreements and other interest rate and foreign currency hedging transactions entered into with respect to the Loans and other
     Indebtedness (it being understood that such transactions shall be entered into for business purposes and not for the purpose of speculation);

                                      -80-

          (h) Indebtedness of a Restricted Subsidiary which represents the assumption by such Restricted Subsidiary of Indebtedness of a Restricted
     Subsidiary in connection with the merger of such Restricted Subsidiary with or into the assuming Restricted Subsidiary or the purchase of all or substantially all the assets of such other Restricted Subsidiary;

          (i) Indebtedness of the Restricted Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, bankers acceptances and surety bonds provided in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness and to the extent that the amount of refinancing Indebtedness is not greater than the amount of Indebtedness being refinanced;

          (j) Indebtedness arising from the honoring by a bank or other financial institutions of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within two Business Days of its incurrence;

          (k) Indebtedness of a person merged or consolidated with or into, or which becomes, a Restricted Subsidiary after the Effective Date, which
     Indebtedness exists at the time of such acquisition, merger or consolidation (whether or not created in contemplation of such event) and such acquisition, merger or consolidation is permitted by this Agreement;
     provided, that the aggregate principal amount of Indebtedness shall not exceed $50,000,000 at any time outstanding;

          (l) Indebtedness owed to (including obligations in respect of letters of credit for the benefit of) any person providing worker's compensation, health, disability or other employee benefits, property, casualty, liability or other insurance to Holdings or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person;

          (m) Indebtedness represented by the Loans, the Letters of Credit and the Guarantees thereof by the Guarantors pursuant to the Security
     Documents;

          (n) other Indebtedness of the Company and/or any other Restricted
     Subsidiary in an aggregate principal amount outstanding at any time not to exceed $75,000,000, provided, that no more than $35,000,000 of such
     Indebtedness will be secured Indebtedness;

          (o) Indebtedness of Foreign Restricted Subsidiaries denominated in dollars or in Foreign Currencies in an aggregate outstanding amount at any one time, not to exceed the Dollar Equivalent Amount of $50,000,000 and unsecured Guarantees by the Company of any Indebtedness of any Foreign
     Restricted Subsidiary incurred in accordance with this clause (n);

          (p) any Permitted Receivables Financing;

          (q) unsecured Guarantees by the Company and/or any of its Restricted
     Subsidiaries in respect of lease obligations incurred by certain
     Subsidiaries of the

                                      -81-

     Company in connection with a "build-to-suit" construction of an operating facility and the acquisition and leasing of related machinery and equipment; and

          (r) Indebtedness, the proceeds of which shall be used as described in section 4.06(8) of the indenture governing the Existing Senior Notes and section 4.05(8) of the indenture governing the Existing Subordinated Notes and otherwise to the extent permitted under Section 6.03; provided, that such Indebtedness does not exceed, in the aggregate, $75,000,000 less the amount of Incremental Term Loans.

          SECTION 6.02. Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock (other than dividends and distributions on Holdings Common Stock payable solely by the issuance of additional shares of Holdings Common Stock) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Restricted
Subsidiary to purchase or acquire) any shares of any class of its capital stock or any option, warrant or other right to acquire shares of such stock or set aside any cash, property, securities or combination thereof amount for any such purpose (collectively, "Restricted Payments"); provided, however, that:

          (a) (i) any Subsidiary may declare and pay dividends or make other distributions to the Company or to Restricted Subsidiaries, (ii) any
     non-wholly owned Subsidiary may declare and pay dividends or make other distributions on a pro rata basis to all of its shareholders and (iii) to the extent required by applicable law, rule or regulation, the Brazilian
     Subsidiary may pay preferential dividends on its preferred shares and any other Foreign Restricted Subsidiary may make similar preferential dividends in respect of non-voting or other shares that are substantially common equivalent securities;

          (b) if at the time thereof and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, Holdings or the
     Company may pay dividends in cash on its capital stock or may redeem, purchase, retire or otherwise acquire for value its capital stock;
     provided, that the sum of such dividends and consideration paid for such redemptions, purchases, retirements and other acquisitions after the
     Effective Date shall not exceed $15,000,000 in any fiscal year (the
     "Preferred Annual Limit"), and $50,000,000 in the aggregate; provided, that such Preferred Annual Limit shall be increased, in respect of the fiscal year ended December 31, 2004, and each fiscal year thereafter, by an amount equal to the total unused amount of the Preferred Annual Limit for the immediately preceding fiscal year (without giving effect to the amount of any unused amount of the Preferred Annual Limit that was carried forward to such preceding fiscal year); provided, further, that the foregoing payments may be increased by 50% of that portion of Excess Cash Flow not subject to a mandatory prepayment pursuant to Section 2.12(h) in any fiscal year if the pro forma Leverage Ratio (determined using pro forma adjustments reasonably satisfactory to the Administrative Agent) after giving effect to any such payment is less than 4.0 to 1.0;

          (c) the Company or Holdings may pay dividends on the Seller Preferred in-kind or by accrual (at the stated rate and on the stated payment dates in the Seller

                                      -82-

     Preferred) and, if at the time thereof and after giving effect thereto no
     Default or Event of Default shall have occurred and be continuing, the
     Company or Holdings may pay dividends in cash on the Seller Preferred at a rate not to exceed 8% per annum if the pro forma Leverage Ratio (determined using pro forma adjustments satisfactory to the Administrative Agent) after giving effect to any such payment is less than 3.5 to 1.0;

          (d) if at the time thereof and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, Holdings may repurchase director's qualifying shares of Holdings and capital stock of
     Holdings and options therefor of officers, employees and directors of
     Holdings and the Restricted Subsidiaries; provided, that the aggregate amount paid by Holdings in connection with such repurchases at any time shall not exceed $3,000,000 plus the aggregate amount (but only to the extent such amount is simultaneously contributed by Holdings to the
     Company) received by Holdings from the sale or issuance of its capital stock or options therefor to officers, directors and employees of Holdings and the Restricted Subsidiaries after the Effective Date;

          (e) (1) the Company may pay dividends or make other distributions to
     Holdings in amounts sufficient to allow Holdings to pay (i) Federal, state and local taxes and other governmental charges, and administrative and routine expenses required to be paid by Holdings in the ordinary course of its business, (ii) the dividends, other consideration (for redemptions, purchases, retirements and other acquisitions of common stock and preferred stock) and other amounts contemplated by clause (b) above; provided, that dividends paid to Holdings pursuant to this clause (ii) in order to permit
     Holdings to pay dividends are used by Holdings for such purpose within 20 days of the receipt of such dividends by Holdings, and (iii) the repurchase price for the capital stock and options therefor of Holdings contemplated by clause (d) above; provided, that such dividends pursuant to clause (iii)
     are used by Holdings for such purpose within 20 days of the receipt of such dividends by Holdings; provided, that no dividend may be paid to Holdings pursuant to clause (ii) or (iii) if at the time of such dividend or after giving effect thereto a Default or Event of Default shall have occurred and be continuing;

          (f) (i) Holdings may repay, purchase or retire any capital stock in exchange for, or out of the proceeds of, a substantially concurrent issuance of capital stock of Holdings or (ii) the Company may repay, purchase or retire any Seller Preferred (a) in exchange for, or out of the proceeds of, a substantially concurrent issuance of capital stock of
     Holdings or of the Company to Holdings or (b) in exchange for an identical series of preferred stock of the Company in accordance with the requirements of the Preferred Stock Registration Rights Agreement annexed to the Tac-Trim Purchase Agreement, as in effect on the Effective Date or
     (c) in exchange for a new series of preferred stock of Holdings or the
     Company that is not adverse, when taken as a whole, to the Lenders or the
     Company; and

          (g) (i) Investments permitted by Section 6.07 and (ii) purchases or acquisitions permitted by Section 6.08 may be consummated.

                                      -83-

          SECTION 6.03. Capital Expenditures. Permit Capital Expenditures of the
Restricted Subsidiaries on a consolidated basis during any fiscal year to be greater than the amount set forth below for such fiscal year:

                     Fiscal Year                   Amount

               2004                                $160,000,000
               2005                                $165,000,000
               2006                                $175,000,000
               2007                                $185,000,000
               2008 & thereafter                   $195,000,000

          *it being agreed that Capital Expenditures deemed to have been made in connection with the proposed "build-to-suit" construction of an operating facility located in Hermosillo, Mexico and related machinery and equipment shall be deemed not to constitute Capital Expenditures for purposes of this Agreement.

provided, however, that (i) Restricted Subsidiaries shall be permitted to carry forward the total amount of unused permitted Capital Expenditures for any immediately preceding fiscal year (without giving effect to the amount of any unused permitted Capital Expenditures that were carried forward to such preceding fiscal year) to the immediately succeeding fiscal year so long as the aggregate Capital Expenditures do not exceed $250,000,000 in fiscal year 2004 and each fiscal year thereafter and (ii) following the Effective Date, the amount of Capital Expenditures permitted for each fiscal year shall be increased, in the case of the first fiscal year in which an Acquired Asset is acquired, by 15%, and for each subsequent fiscal year, by 10%, of Acquired
Assets (the "Acquired Assets Amount"), plus for each fiscal year commencing after any Acquired Assets Amount is added to the amount of permitted Capital
Expenditures, 5% of such Acquired Assets Amount, in each case calculated on a cumulative basis.

          SECTION 6.04. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities) now owned or hereafter acquired by it or on any income or rights in respect of any thereof, except:

          (a) Liens on property or assets of the Restricted Subsidiaries existing on the Effective Date and, in the case of Liens securing
     Indebtedness for borrowed money, set forth in Schedule 6.04; provided, that
     (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof;

          (b) any Lien on any property or asset of a Restricted Subsidiary securing Indebtedness permitted by Section 6.01(k); provided, that such
     Lien does not apply to any other property or assets of Holdings or any
     Restricted Subsidiary not securing such Indebtedness at the date of acquisition of such property or asset;

                                      -84-

          (c) Liens for taxes, assessments or other governmental charges or levies not yet due, or which are for less than $1,000,000 in the aggregate, or which are being contested in compliance with Section 5.03 or for property taxes for property that the Company or one of its Restricted
     Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

          (d) carriers', landlords', warehousemen's, mechanics', materialmen's, repairmen's, statutory liens of banks or other like Liens arising in the ordinary course of business and securing obligations which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings and in respect of which, if applicable,
     Holdings or the relevant Restricted Subsidiary shall have set aside on its books reserves in accordance with GAAP;

          (e) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workmen's compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (g) zoning restrictions, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere in any material respect with the ordinary conduct of the business of any Restricted
     Subsidiary;

          (h) any Liens securing Capital Lease Obligations, Purchase Money
     Indebtedness or other Indebtedness or obligations permitted under Section
     6.01(d) or (e) or purchase money security interests in real property, improvements thereto or equipment acquired (or, in the case of improvements, constructed) by any Restricted Subsidiary (including without limitation, the interests of vendors and lessors under conditional sale and title retention agreements); provided, that (i) such security interests are incurred, and the Indebtedness secured thereby is created, within 270 days after such acquisition (or completion of construction), (ii) the
     Indebtedness secured thereby does not exceed 100% of the cost of such real property, improvements or equipment at the time of such acquisition (or completion of construction), (iii) to the extent such expenditures are
     Capital Expenditures permitted under Section 6.03 and (iv) such security interests do not apply to any other property or assets of any Restricted
     Subsidiary (other than to accessions to such real property, improvements or equipment and provided that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender);

                                      -85-

          (i) Liens created in favor of the Collateral Agent for the benefit of the Secured Parties;

          (j) Liens consisting of precautionary UCC filings arising out of operating lease transactions;

          (k) (i) any Lien on assets of a Foreign Restricted Subsidiary securing
     Indebtedness of such Foreign Restricted Subsidiary or any other Foreign
     Restricted Subsidiary permitted by Section 6.01 and (ii) Liens on assets of a Foreign Restricted Subsidiary securing obligations of such Foreign
     Restricted Subsidiary referred to in Section 6.01(o) or Section 6.06(e);

          (l) any Lien arising by operation of law pursuant to Section 107(1) of the Comprehensive Environmental Response, Compensation and Liability Act,
     42 U.S.C. ss. 9607(l), or pursuant to analogous state law, for costs or damages which are not yet due (by virtue of a written demand for payment by a Governmental Authority) or which are being contested in compliance with
     Section 5.03, or on property that a Restricted Subsidiary has determined to abandon if the sole recourse for such costs or damages is to such property;

          (m) any leases or subleases to other persons of properties or assets owned or leased by a Restricted Subsidiary;

          (n) Liens consisting of interests of lessors under capital leases permitted by Section 6.01;

          (o) Liens securing judgments for the payment of money in an aggregate amount not in excess of $15,000,000 (to the extent not covered by insurance) which judgments shall not be undischarged or stayed for a period of more than 30 consecutive days;

          (p) the replacement, extension or renewal of any Lien permitted by clause (b) or (h) above; provided, that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal and provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this
     Agreement;

          (q) other Liens with respect to property or assets not constituting collateral for the Obligations with an aggregate fair market value of not more than $35,000,000 at any time;

          (r) Permitted Receivables Financings;

          (s) Liens on the Textron Sale/Leaseback Mortgaged Properties securing obligations under the Textron Sale/Leaseback Financing and any Permitted
     Textron Sale/Leaseback Refinancing;

                                      -86-

          (t) Liens securing reimbursement obligations in respect of commercial letters of credit permitted under Section 6.01 and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit;

          (u) Liens representing the pledge of equity interests in joint ventures to secure call options with joint venture partners and to finance such joint ventures; provided, that the aggregate amount of investment in such equity interests does not exceed $25,000,000; and

          (v) Liens in favor of customs and revenue authorities to secure the payment of customs duties in connection with the importation of goods.

          SECTION 6.05. Priority of Loan Payments. (a) Until the Commitments
have been terminated and the Obligations have been paid in full, directly or indirectly, make any payment, retirement, repurchase, defeasance or redemption on account of the principal of any Permitted Subordinated Notes or any Permitted
Senior Unsecured Notes prior to the regularly scheduled maturity date of such
Indebtedness or make any payment or prepayment of any such Indebtedness which would violate the terms of this Agreement or of such Indebtedness, except as permitted by Section 6.01(c) and (d) and except for the redemption of the company's 11 1/2% Senior Subordinated Notes due 2006 pursuant to a redemption notice issued August 26, 2004.

          (b) Until the Commitments have been terminated and the Obligations have been paid in full, repay any Funded Debt (except to the extent such repayment is not prohibited by the preceding paragraph (a)) of Holdings and the
Restricted Subsidiaries except:

               (i) the Obligations;

               (ii) payments of Funded Debt made in conformity with, or within
     30 days of, the regularly scheduled maturity thereof or mandatory prepayment provisions thereof;

               (iii) if no Default or Event of Default has occurred and is continuing or would result therefrom, refinancings permitted by Section
     6.01;

               (iv) if no Default or Event of Default has occurred and is continuing or would result therefrom, prepayments by a Restricted
     Subsidiary of its Funded Debt acquired in connection with a Permitted
     Business Acquisition; and

               (v) if no Default or Event of Default has occurred and is
     continuing or would result therefrom, prepayments of up to $25,000,000 in the aggregate of other Funded Debt of the Restricted Subsidiaries; and

               (vi) payment of secured Indebtedness out of the proceeds of any sale or transfer of the property or assets securing such Indebtedness.

          (c) Refinance, prepay or otherwise retire on dates earlier than scheduled payment dates the Textron Sale/Leaseback Financing except pursuant to a concurrent Permitted Textron Sale/Leaseback Refinancing.

                                      -87-

          SECTION 6.06. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby Holdings or any
Restricted Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, other than (a) such arrangements or transactions entered into substantially simultaneously (or, to the extent entered into in the ordinary course of business, within 270 days after the later of obtaining title to such property or the completion of construction) to finance Capital Expenditures permitted to be incurred pursuant to Section 6.03, (b) the Textron
Sale/Leaseback Financing and any Permitted Textron Sale/Leaseback Refinancing,
(c) any such arrangements or transactions (with respect to property not constituting Collateral or, if constituting Collateral, property that remains as
Collateral) solely between wholly owned Foreign Restricted Subsidiaries or solely between wholly owned Domestic Restricted Subsidiaries (other than any
Domestic Restricted Subsidiaries that are not Guarantors); (d) such arrangements or transactions with respect to property owned by Holdings or any of its
Subsidiaries on the Effective Date to the extent that the aggregate amount of gross proceeds received by Holdings and its Subsidiaries therefrom does not exceed $75,000,000; provided, that the initial $40,000,000 in aggregate Net
Proceeds shall be retained by Holdings and its Subsidiaries and any Net Proceeds
in excess of $40,000,000 in the aggregate and less than or equal to $75,000,000 in the aggregate, 50% of such excess shall be used to prepay the Tranche B-1
Term Loans in accordance with Section 2.12(g) and the remaining 50% of such excess shall be retained by Holdings and its Subsidiaries; and (e) any arrangement relating to the "build-to-suit" facility and related machinery and equipment located in Hermosillo, Mexico.

          SECTION 6.07. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in (collectively, an "Investment"), any other person, except:

          (a) Permitted Investments and Investments that were Permitted
     Investments when made;

          (b) Investments by Holdings in the Company, Investments by a
     Restricted Subsidiary in a Domestic Restricted Subsidiary and Investments
     by Foreign Restricted Subsidiaries in other Foreign Restricted
     Subsidiaries;

          (c) Investments arising out of the receipt of noncash consideration for the sale of assets permitted under Section 6.08; provided, that such consideration (if the stated amount or value thereof is in excess of
     $1,000,000) is pledged upon receipt pursuant to the applicable Security
     Document;

          (d) Investments constituting intercompany loans permitted to be incurred as Indebtedness under Section 6.01 and Guarantees permitted under
     Section 6.01; provided, that the aggregate amount of Investments (excluding any such investments, loans, advances and guarantees that are assumed and exist on the date any acquisition permitted by Section 6.08 is consummated and that are not made, incurred or created in contemplation of or in connection with such acquisition) by Loan Parties in, and loans

                                      -88-

     and advances by Loan Parties to, and Guarantees by Loan Parties of
     Indebtedness of, Subsidiaries that are not Domestic Restricted Subsidiaries
     (after giving effect to outstanding loan advances and Guarantees made by such Subsidiaries that are not Domestic Restricted Subsidiaries to Loan
     Parties) shall not exceed, 25% of Holdings' consolidated total assets determined in accordance with GAAP at any time outstanding;

          (e) [Intentionally Omitted]

          (f) (i) loans and advances to employees of any Restricted Subsidiary not to exceed $300,000 at any time outstanding to any one employee and not to exceed $2,000,000 in the aggregate at any time outstanding and (ii)
     advances of payroll payments and expenses to employees in the ordinary course of business;

          (g) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

          (h) an Investment by the Company or any of the Restricted Subsidiaries
     in any Finance Subsidiary that the Company is incorporating, but only to the extent necessary to incorporate such Finance Subsidiary and acquire its capital stock and subordinated indebtedness in connection with sales of receivables, all with the minimum capitalization necessary;

          (i) investments, other than investments listed in clauses (a) through
     (h) of this Section, existing on the Effective Date;

          (j) Investments to the extent that the consideration therefor is capital stock or cash proceeds arising from the sale of capital stock, in each case of Holdings and/or, in the case of a Permitted Business
     Acquisition, the assumption of Indebtedness not incurred or created in contemplation of the Permitted Business Acquisition to the extent such
     Indebtedness is permitted to be incurred under Section 6.01; provided, that, after giving effect thereto, no Default or Event of Default under paragraph (m) of Article VII shall have occurred;

          (k) other Investments, including joint ventures and Investments in
     Unrestricted Subsidiaries; provided, that the consideration for all such
     Investments (whether cash or property as valued at the time of such
     Investment, but excluding any capital stock of Holdings or the proceeds thereof) does not exceed (net of any return representing return of capital of (but not return on) any such Investment) at any time $50,000,000 in the aggregate;

          (l) Investments resulting from pledges and deposits referred to in
     Section 6.04(e);

          (m) Investments permitted by Section 6.08(c);

                                      -89-

          (n) Guarantees of commercial arrangements that do not constitute
     Indebtedness by the Company in favor of a Foreign Restricted Subsidiary, which such commercial arrangements are entered into in the ordinary course of business by such Foreign Restricted Subsidiary;

          (o) Investments in Foreign Restricted Subsidiaries to the extent necessary to meet statutory capital requirements;

          (p) Investments of Borrower and Holdings and the Restricted
     Subsidiaries existing on the date hereof and as set forth on Schedule
     6.07(p); and

          (q) Investments in the form of Swap Agreements permitted by Section
     6.18.

None of Holdings and the Restricted Subsidiaries may make any Investment in
Unrestricted Subsidiaries except as described in the definition of "Unrestricted
Subsidiaries" set forth in Section 1.01.

          SECTION 6.08. Mergers, Consolidations, Sales of Assets and
Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired) or any capital stock of any subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that this Section 6.08 shall not prohibit:

          (a) the purchase and sale of property and assets in the ordinary course of business by any Restricted Subsidiary;

          (b) a Permitted Textron Sale/Leaseback Refinancing and other sale-leasebacks permitted under Section 6.06, including with respect to arrangements relating to the "build-to-suit" facility located in
     Hermosillo, Mexico and related machinery and equipment, such sale-leasebacks as may occur in one or more steps;

          (c) Permitted Business Acquisitions if the Investment Condition is
     satisfied or, if the Investment Condition is not satisfied, (i) Permitted
     Business Acquisitions that comply with the requirements of Section 6.07(j);
     (ii) Permitted Business Acquisitions in an aggregate amount (valued at cost) not to exceed $10,000,000; and (iii) Permitted Business Acquisitions
     in an aggregate amount (valued at cost) not to exceed $100,000,000;
     provided, that, in the case of this clause (iii), the pro forma Leverage
     Ratio (determined using pro forma adjustments satisfactory to the
     Administrative Agent) after giving effect to any such Permitted Business
     Acquisition is less than 3.50 to 1.0;

          (d) sales, leases or transfers of assets (including assets subject to leasing arrangements) from one Restricted Subsidiary of the Company to the
     Company or to a Restricted Subsidiary or from the Company to a Domestic
     Restricted Subsidiary; provided, that the fair market value of any assets sold, leased or transferred by a Domestic Restricted Subsidiary to a
     Foreign Restricted Subsidiary (net of any cash or other assets received by the Domestic Restricted Subsidiaries in exchange for any such

                                      -90-

     sales, leases or transfers) shall not exceed $50,000,000 in the aggregate;
     provided, that such limitation shall not include the fair market value of any assets not constituting Collateral that are sold, leased or transferred;

          (e) sales, leases or other dispositions of inventory, equipment or other property of the Restricted Subsidiaries determined by the Company to be no longer useful or necessary in the operation of the businesses of the
     Restricted Subsidiaries and sales or other dispositions of worn-out, obsolete or surplus equipment or other property in the ordinary course of business;

          (f) (i) sales of accounts receivable and related assets pursuant to any Permitted Receivables Financing and (ii) sales of accounts receivable and related assets by a Foreign Restricted Subsidiary pursuant to customary terms whereby recourse and exposure in respect thereof to any Foreign
     Restricted Subsidiary does not exceed at any time $75,000,000 in the aggregate;

          (g) any Restricted Subsidiary may merge with any other Restricted
     Subsidiary; provided, that (i) at the time of and immediately after giving effect to any such merger no Default or Event of Default shall have occurred, (ii) the Company shall be the surviving corporation of any merger involving the Company and (iii) no Restricted Subsidiary organized under the laws of a jurisdiction outside the United States may merge with a
     Domestic Restricted Subsidiary unless the Domestic Restricted Subsidiary is the surviving corporation (except that Textron Properties, Inc. may merge with and into C&A Canada Holding Company so long as the requirements of
     Section 5.12 are satisfied);

          (h) the Restricted Subsidiaries may sell or otherwise dispose of assets having a fair market value, for all such transactions, not in excess of $30,000,000 per year; provided, that (i) each such sale shall be for a consideration determined in good faith by the Company to be at least equal to the fair market value (if any) of the asset sold, (ii) the aggregate amount of all noncash consideration included in such sale proceeds may not exceed 15% of the fair market value of the aggregate amount of all such sale proceeds; provided, however, that obligations of the type referred to in clauses (a) and (b) of the definition of "Permitted Investments"
     (without regard to the maturity or the credit rating thereof) shall not be deemed non-cash proceeds if such obligations are promptly sold for cash and the proceeds of such sale are included in the calculation of Net Proceeds from such sale, (iii) the aggregate Net Proceeds of all such sale, and dispositions are either applied to the purchase of assets or properties used in the business of the Company and its Restricted Subsidiaries as permitted by Section 6.11 within 12 months of the receipt thereof or are applied to repay the Term Loans in accordance with Section 2.12(g)(1) and
     (iv) no Default or Event of Default shall have occurred and be continuing immediately prior to or after such sale;

          (i) the Restricted Subsidiaries may sell or otherwise dispose of the
     Specified Business in one or more transactions; provided, that (i) each such sale shall be for a consideration determined in good faith by the
     Board of Directors of the Company to be at least equal to the fair market value (if any) of the asset sold, (ii) the aggregate amount of

                                      -91-

     all noncash consideration included in such sale proceeds may not exceed 33%
     of the fair market value of the aggregate amount of all such sale proceeds;
     provided, however, that obligations of the type referred to in clauses (a)
     and (b) of the definition of "Permitted Investments" (without regard to the maturity or the credit rating thereof) shall not be deemed non-cash proceeds if such obligations are promptly sold for cash and the proceeds of such sale are included in the calculation of Net Proceeds from such sale,
     (iii) the aggregate Net Proceeds of such sale are applied as required to repay the Term Loans in accordance with Section 2.12(g)(1), (iv) each such sale shall be accretive to Holdings (i.e., after giving effect to such sale the pro forma Leverage Ratio of Holdings, calculated in a manner, and taking into account pro forma adjustments, satisfactory to the
     Administrative Agent, decreases) and (v) no Default or Event of Default shall have occurred and be continuing immediately prior to or after such sale;

          (j) Investments permitted by Section 6.07; and

          (k) Liens permitted by Section 6.04 and Restricted Payments permitted by Section 6.02.

          SECTION 6.09. Transactions with Affiliates and Stockholders. Sell or transfer any property or assets to, or purchase or acquire any property or assets of, or otherwise engage in any other transactions with, any of its
Affiliates (including Unrestricted Subsidiaries but excluding Restricted
Subsidiaries) or any known holder of 10% or more of any class of capital stock of Holdings or any Unrestricted Subsidiary, except:

          (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to Holdings, the Borrower or such Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties and, to the extent otherwise permitted under the Credit Agreement, issuances by Holdings and the Company of its capital stock;

          (b) transactions between or among Holdings, the Borrower and the
     Restricted Subsidiaries not involving any other Affiliate (to the extent not otherwise prohibited by other provisions of this Agreement);

          (c) any payment permitted by Section 6.02;

          (d) transactions with any of the Becker Entities, the Joan Entities or the Textron Entities pursuant to any documents that are in effect on the
     Effective Date and, for so long as the Permitted Holders are collectively the largest shareholders of Holdings, any other transactions involving the
     Becker Entities, the Joan Entities or the Textron Entities that are otherwise permitted under the Loan Documents;

          (e) the payment, on a quarterly basis, of advisory fees to Heartland
     Entities in accordance with the Heartland Management Agreement; provided, that the annual amount of such advisory fees shall not exceed $4,000,000;

          (f) the reimbursement of Heartland Entities for their reasonable out-of-pocket expenses incurred by them in connection with performing management services to

                                      -92-

     Holdings, the Borrower and the Subsidiaries, pursuant to the Heartland
     Management Agreement;

          (g) the payment of one time fees to Heartland Entities in connection with any Permitted Business Acquisition, such fees to be payable at the time of each such acquisition and not to exceed the percentage of the aggregate consideration paid by Holdings, the Borrower and its Restricted
     Subsidiaries for any such acquisition as specified in the Heartland
     Management Agreement; and

          (h) payments to Heartland Entities for any financial advisory, underwriter or placement services or other investment banking activities rendered to Holdings, the Borrower or the Restricted Subsidiaries, as set
     forth in the Heartland Management Agreement, or in the case of a financing transaction, if approved by the disinterested members of the Board of
     Directors of Holdings, in an amount not to exceed 1% of the subject amount of such financing transaction, for any financing transaction as to which the Heartland Entities provide such services;

provided, that Holdings and the Restricted Subsidiaries may not pay any fees
(including advisory and other fees pursuant to the Heartland Management
Agreement) to an Affiliate (including an Unrestricted Subsidiary, but excluding
Restricted Subsidiaries) if after giving effect thereto a Default or Event of
Default shall have occurred and is continuing, but such fees may be accrued as specified in the Heartland Management Agreement until they are permitted to be paid.

          SECTION 6.10. Modification of Certain Instruments. To the extent an amendment or modification would be materially adverse to the interests of
Lenders, amend or modify any instruments, agreements or documents evidencing or related to any Permitted Subordinated Notes, any Permitted Senior Unsecured
Notes, the Seller Preferred, the certificate of incorporation or By-laws of
Holdings or any Restricted Subsidiary, or designate any Indebtedness (other than
Indebtedness incurred hereunder) "Designated Senior Indebtedness" under any
Permitted Subordinated Notes.

          SECTION 6.11. Business of Holdings and Restricted Subsidiaries. Engage
at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental or related thereto; provided, however, that the activities of Holdings shall be limited to (i) the ownership of the stock of the Company together with activities directly related thereto, (ii) actions required by law to maintain its status as a public company or incidental to being a public company and (iii)
the guaranteeing of obligations of the Company and its Subsidiaries as permitted under this Agreement on an unsecured basis.

          SECTION 6.12. Finance Subsidiary Limitation. In the case of the
Finance Subsidiary, engage in any business or activity other than the purchase of receivables from the Restricted Subsidiaries and the sale of such receivables and activities incidental thereto.

          SECTION 6.13. Restrictive Agreements. Enter into any indenture, agreement, instrument or other arrangement which, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the granting of Liens in favor of the Secured Parties, the provision of Guarantees or the payment of dividends

                                      -93-

or the making of loans or advances or transfers of property or assets by
Holdings or any of the Restricted Subsidiaries other than restrictions (i) on the granting of Liens on assets that are encumbered by Liens permitted under clause (a), (b), (h), (j), (k), (n), (p), (r) or (u) of Section 6.04 or (ii)
contained in agreements relating to Indebtedness not in excess of $10,000,000 in the aggregate, (iii) contained in agreements relating to Indebtedness permitted by Section 6.01 or (iv) on the granting of pledges with respect to the Company's ownership interest in joint ventures contained in any joint venture documentation.

          SECTION 6.14. Interest Coverage Ratio. In the case of Holdings, permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters to be less than the ratio set forth below opposite the period which includes the last day of such period of consecutive fiscal quarters:

             Quarter Ending:                         Ratio:

             September 30, 2004                      2.00:1.00
             December 31, 2004                       2.00:1.00
             March 31, 2005                          2.00:1.00
             June 30, 2005                           2.00:1.00
             September 30, 2005                      2.00:1.00
             December 31, 2005 & thereafter          2.25:1.00

          SECTION 6.15. Leverage Ratio. In the case of Holdings, permit the
Leverage Ratio as of the last day of any fiscal quarter occurring during any period set forth below to be greater than the ratio set forth below for such period:

             Quarter Ending:                         Ratio:

             September 30, 2004                      5.00:1.00
             December 31, 2004                       5.00:1.00
             March 31, 2005                          5.00:1.00
             June 30, 2005                           5.00:1.00
             September 30, 2005                      5.00:1.00
             December 31, 2005                       5.00:1.00
             March 31, 2006                          5.00:1.00
             June 30, 2006                           5.00:1.00
             September 30, 2006                      5.00:1.00
             December 31, 2006 - December 30, 2008   4.50:1.00
             December 31, 2008 & thereafter          4.25:1.00

          SECTION 6.16. Tax Sharing. File or consent to the filing of any consolidated income tax return with any person (other than Holdings, the
Restricted Subsidiaries and Unrestricted Subsidiaries.

          SECTION 6.17. Inactive Subsidiaries. Permit any Inactive Subsidiary,
at any time, to fail to satisfy any of the criteria set forth in the definition of Inactive Subsidiary in Section 1.01.

                                      -94-

          SECTION 6.18. Swap Agreements. Neither Holdings or the Company will, and will not permit any Subsidiary to, enter into any Swap Agreement, other than
Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which Holdings, the Company or any other Restricted Subsidiary is exposed in the conduct of its business or the management of its assets and liabilities.

                                   ARTICLE VII

                                Events Of Default
                                -----------------

          In case of the happening of any of the following events ("Events of
Default"):

          (a) any representation or warranty made or deemed made in any Loan
     Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

          (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c) default shall be made in the payment of any interest on any Loan or reimbursement of any Letter of Credit Disbursement or any Fee or any
     other amount (other than an amount referred to in (b) above) due under any
     Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

          (d) default shall be made in the due observance or performance by
     Holdings or any subsidiary thereof of any covenant, condition or agreement contained in Section 2.12(e), 5.01(a), 5.03, 5.05(a), or 5.11 or in Article
     VI;

          (e) default shall be made in the due observance or performance by
     Holdings or any subsidiary thereof of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or
     (d) above) and such default shall continue unremedied for a period of 30 days, in each case after notice thereof from the Administrative Agent or any Lender to the Company;

          (f) Holdings, any Restricted Subsidiary or any Significant Subsidiary
     shall (i) fail to pay any principal or interest, regardless of amount, due in respect of Indebtedness having an aggregate principal or notional amount in excess of $15,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreements or instruments evidencing or governing any Indebtedness having an aggregate principal amount in excess of $15,000,000 if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such
     Indebtedness or a trustee on its or their behalf to cause, such
     Indebtedness to become due prior to its stated maturity; or a termination

                                      -95-

     event or comparable event shall occur under the documents governing the
     Permitted Receivables Financing entitling the persons financing the receivables owned by the Finance Subsidiary (or purchasing undivided interests therein) to stop such financing or purchase of undivided interests and such persons declare such cessation or termination as a result of such event;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i)
     relief in respect of the Company or Holdings or any Significant Subsidiary,
     or of a substantial part of the property or assets of the Company or
     Holdings or any Significant Subsidiary, under Title 11 of the United States
     Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law or comparable foreign law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or Holdings or any Significant Subsidiary or for a substantial part of the property or assets of the Company or Holdings or any Significant Subsidiary or (iii)
     the winding-up or liquidation of the Company or Holdings or any Significant
     Subsidiary; and such proceeding or petition shall continue undismissed for
     60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) the Company or Holdings or any Significant Subsidiary shall (i)
     voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law or comparable foreign law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or Holdings or any
     Significant Subsidiary or for a substantial part of the property or assets of the Company or Holdings or any Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

          (i) one or more judgments for the payment of money in an aggregate amount in excess of $15,000,000 (to the extent not covered by insurance)
     shall be rendered against Holdings, any Restricted Subsidiary or any
     Significant Subsidiary or any combination thereof and the same shall remain undischarged or stayed for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings or any Restricted Subsidiary to enforce any such judgment;

          (j) an ERISA Event shall have occurred that, in the opinion of the
     Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse
     Effect on Holdings, the Parent Borrower and its Subsidiaries;

                                      -96-

          (k) there shall have occurred a Change in Control; or

          (l) (i) any Loan Document shall cease, for any reason, to be a legal, valid and binding obligation of the respective parties thereto or Holdings or any of its subsidiaries shall so assert, (ii) the guarantee contained in
     Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or Holdings or any of its subsidiaries shall so assert; (iii) any security interest or Lien covering property having a book value or Fair market value of $1,000,000 or more purported to be created by this Agreement or any Security Document shall cease, for any reason (except to the extent resulting from the negligent or willful failure of the Collateral Agent to retain possession of the applicable collateral), to be, or shall be asserted by Holdings or any of its Subsidiaries not to be, a valid, first priority perfected security interest (subject to no Liens other than Liens not prohibited by any applicable provision of the Loan Documents) in such collateral (other than cash proceeds which are not identifiable proceeds); or (iv) the Obligations and the guarantees thereof pursuant to this Agreement or the Security
     Documents shall cease to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing the
     Permitted Subordinated Notes or any Permitted Subordinated Indebtedness or
     such subordination provisions shall be invalidated or otherwise cease to be a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agents, as the case may be, may, and at the request of the Required Lenders, shall, by notice to the Company, take either or both of the following actions, at the same or different times:
(i) terminate forthwith the Commitments and the Borrower's right to request the making of a Supplemental Revolving Loan or the issuance or extension of a
Supplemental Revolving Letter of Credit or an increase to the stated amount thereof and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower or described in paragraph (g) or (h) above, the
Commitments and the Borrower's right to request the making of a Supplemental
Revolving Loan or the issuance or extension of a Supplemental Revolving Letter of Credit or an increase to the stated amount thereof shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the
Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the
Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                                      -97-

                                  ARTICLE VIII

                                     Agents
                                     ------

          In order to expedite the transactions contemplated by this Agreement,
JPMorgan Chase Bank is hereby appointed to act as Administrative Agent and
Collateral Agent on behalf of the Lenders and the Issuing Banks. Each of the
Lenders, and each subsequent holder of any Note by its acceptance thereof, and each Issuing Bank hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or holder or the Issuing Bank, as applicable, and to exercise such powers as are specifically delegated to the
Administrative Agent by the terms and provisions hereof and of the other Loan
Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Banks, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of
Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; (c) to distribute to each Lender and Issuing Bank copies of all notices, financial statements and other materials delivered by a Borrower pursuant to this Agreement as received by the Administrative Agent; and (d) to accept and make deposits to and withdrawals from the Supplemental Revolving Credit Linked Accounts in accordance with this Agreement. In acting as Collateral Agent, JPMorgan Chase Bank shall be entitled to the rights and benefits, and subject to the obligations, set forth for the Administrative Agent under this Article VIII, mutatis mutandis, which
Article is hereby incorporated by reference, mutatis mutandis, in each of the
Security Documents to which it is a party.

          Neither the Administrative Agent nor any Issuing Bank nor any of their respective affiliates, directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any Guarantor of any of the terms, conditions, covenants or agreements contained in any Loan
Documents. The Administrative Agent shall not be responsible to the Lenders or the holders of the Notes or the Issuing Bank for the due execution (other than by the Administrative Agent), genuineness, validity, enforceability (other than against the Administrative Agent) or effectiveness of this Agreement, the Notes or any other Loan Documents or other instruments or agreements. The
Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note notice, given as provided herein, of the transfer thereof in compliance with Section 9.04. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders (and the Issuing Banks, with respect to Letters of Credit) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and each subsequent holder of any Note and the Issuing Banks.
The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have

                                      -98-

been signed or sent by the proper person or persons. Neither the Administrative
Agent nor the Issuing Banks nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender (or, in the case of the Administrative Agent, by any Issuing Bank) of any of its obligations hereunder or to any Lender (or, in the case of the Administrative Agent, to any
Issuing Bank) on account of the failure of or delay in performance or breach by any other Lender or the Borrower or any Guarantor of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Administrative Agent and each Issuing Bank may execute any and all duties hereunder by or through agents or affiliates and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

          The Lenders hereby acknowledge that neither the Administrative Agent nor any Issuing Bank shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

          Subject to the appointment and acceptance of a successor
Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Company. Upon any
such resignation, the Required Lenders shall have the right to appoint a successor, with the consent of the Company (not to be unreasonably withheld). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, with the consent of the Company (not to be unreasonably withheld), which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank which is also a bank.
Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

          Upon the effectiveness of the retirement of any Administrative Agent, the retiring Administrative Agent may, at its option (i) transfer the management of all then existing Supplemental Revolving Credit Linked Accounts to the
successor Administrative Agent or (ii) close all such Supplemental Revolving
Credit Linked Accounts upon the establishment of new Supplemental Revolving
Credit Linked Accounts with the successor Administrative Agent (and the successor Administrative Agent shall establish such new accounts) and transfer all amounts on deposit in such Supplemental Revolving Credit Linked Accounts to such new accounts.

          With respect to the Loans made by it hereunder and the Notes issued to it and the Letter of Credit participations acquired by it, each of the
Administrative Agent and each Issuing Bank in its individual capacity and not as
Administrative Agent or Issuing Bank, as the case may

                                      -99-

be, shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent or an Issuing Bank, as the case may be, and the Administrative Agent and its Affiliates and each
Issuing Bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any subsidiary or other Affiliate thereof as if it were not the Administrative Agent or an Issuing
Bank, as the case may be.

          Each Lender recognizes that applicable laws, rules, regulations or guidelines of Governmental Authorities may require the Administrative Agent to determine whether the transactions contemplated hereby should be classified as
"highly leveraged" or assigned any similar or successor classification, and that such determination may be binding upon the other Lenders. Each Lender understands that any such determination shall be made solely by the
Administrative Agent based upon such factors (which may include, without limitation, the Administrative Agent's internal policies and prevailing market practices) as the Administrative Agent shall deem relevant and agrees that the
Administrative Agent shall have no liability for the consequences of any such determination.

          Each Lender agrees (i) to reimburse each of the Administrative Agent and, if such Lender is a Revolving Lender or Supplemental Revolving Lender, each
Issuing Bank, on demand, in the amount of its pro rata share (based on its
Commitments (including its Supplemental Revolving Credit Linked Deposit Amount)
hereunder or its Revolving Credit Commitment or Supplemental Revolving Credit
Linked Deposited Amount, as the case may be, if any, in the case of reimbursement of any Issuing Bank or Swingline Lender) of any reasonable expenses incurred for the benefit of the Lenders by the Administrative Agent or, if applicable, such Issuing Bank, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Company and (ii) to indemnify and hold harmless each of the Administrative Agent and, if such Lender is a Revolving
Lender, Supplemental Revolving Lender or each Issuing Bank and the Swingline
Lender and any of their respective directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the
Administrative Agent or an Issuing Bank, as the case may be, or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; provided, that no Lender shall be liable to the Administrative
Agent or any Issuing Bank for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the
Administrative Agent or such Issuing Bank, as the case may be, or any of their directors, officers, employees or agents.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the
Administrative Agent, any Issuing Bank or any other Lender and based on such

                                     -100-

documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

          The Collateral Agent and the Administrative Agent is authorized by the
Lenders to take any action reasonably requested by the Borrower to release any
Lien on any item of property which is sold or disposed of in a transaction, or subject to a Lien, permitted by this Agreement.

          Neither the Documentation Agent nor the Syndication Agent shall have any rights or obligations under the Loan Documents in its capacity as such.

                                   ARTICLE IX

                                  Miscellaneous
                                  -------------

          SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex or telecopy, as follows:

          (a) if to Holdings or to the Company, to it at 250 Stephenson Highway,
     Troy, Michigan 48083, Attention of Chief Financial Officer (Telecopy No.
     248-824-1522) with copies to Attention of General Counsel (Telecopy No.
     248-824-1882);

          (b) [Reserved];

          (c) if to Collins & Aikman Plastics, to it at 250 Stephenson Highway,
     Troy, Michigan 48083, Attention Controller (Telecopy No. 248-524-4996) with copies to the Company, Attention of Chief Financial Officer (Telecopy No.
     248-824-1522) and General Counsel (Telecopy No. 248-824-1882);

          (d) if to the Administrative Agent, to it at Loan and Agency Services,
     1111 Fannin - 10th Floor, Houston, Texas 77002, Attention of Clifford
     Trapani (Telecopy No 713-750-7909); and

          (e) if to a Lender, to it at its address (or telecopy number) set forth on its signature page hereto or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex or telecopy, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

          SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower and the Guarantors herein and in the

                                     -101-

certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, and the execution and delivery to the Lenders of the Notes evidencing such Loans, and the issuance of the Letters of Credit, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any
Loan or any Fee or any other amount payable under this Agreement or any other
Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein
(including pursuant to Sections 2.13, 2.15 and 9.05) shall survive the payment in full of the principal and interest hereunder and the termination of the
Commitments or this Agreement.

          SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, Holdings and the
Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower,
Holdings, each Issuing Bank, the Administrative Agent and each Lender and their respective successors and assigns, except that neither the Borrower nor Holdings shall have the right to assign its rights hereunder or any interest herein without the prior consent of all the Lenders.

          SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Company, Holdings, the Administrative
Agent, the Issuing Banks or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

          (b) Each Lender other than any Conduit Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment, and the Loans at the time owing to it and the Notes and participations in Letters of Credit held by it, it being understood that Lenders shall not be required to assign pro rata amounts of their Revolving Credit Commitments, Supplemental Revolving Credit
Commitments, Supplemental Revolving Credit Linked Deposit Amounts and Term
Loans) with the consent of the Borrower (unless such assignment is to a Lender or an affiliate of a Lender or an Approved Fund or an Event of Default shall have occurred and is continuing) and the Administrative Agent (unless such assignment is an assignment of (i) commitments under the Revolving Credit
Facility to a Lender with a commitment under the Revolving Credit Facility immediately prior to such assignment or (ii) a commitment or loan under the Term
Loan Facilities to a Lender, an affiliate of a Lender or an Approved Fund), in each case not to be unreasonably withheld or delayed; provided, however, that the Issuing Bank shall have full consent rights, not to be unreasonably withheld, with respect to any assignment of commitment under the Revolving
Credit Facility; provided, however, that (i) such assignment (unless such assignment is of all of a Lender's Loans, Letter of Credit Exposure and unused
Commitments and Supplemental Revolving Credit Linked Deposit Amount) shall be in an amount of at least $1,000,000, unless otherwise agreed to by the Company and the

                                     -102-

Administrative Agent, each in their sole discretion, and no Lender may assign any portion of its Revolving Credit Commitment, Supplemental Revolving Credit
Commitment or Supplemental Revolving Credit Linked Deposit Amount to a Lender
which does not have a Revolving Credit Commitment, Supplemental Revolving Credit
Commitment or Supplemental Revolving Credit Linked Deposit Amount, as the case may be, without the consent of the Administrative Agent, (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, an
Assignment and Acceptance, together with the Note or Notes subject to such assignment and, except in the case of an assignment to a Lender or a Lender
Affiliate, a processing and recordation fee of $3,500 and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an
Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five
Business Days after the execution thereof unless agreed otherwise by the
Administrative Agent (i) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (ii) the assigning
Lender thereunder shall, to the extent of the interest assigned by such
Assignment and Acceptance, be released from its obligations under this Agreement
(and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.18 and 9.05, as well as to any Fees accrued for its account and not yet paid). Notwithstanding the foregoing, any
Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Company or the Administrative Agent any or all of the
Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this
Section 9.04(b). Without the consent of the Borrower and the Administrative
Agent, the Supplemental Revolving Credit Linked Deposit of any Supplemental
Revolving Lender shall not be released in connection with any assignment by such
Supplemental Revolving Lender, but shall instead be purchased by the relevant assignee and continue to be held for application (to the extent not already applied) in accordance with Section 2.01 to satisfy such assignee's obligations in respect of Supplemental Revolving Loans. Each Supplemental Revolving Lender
agrees that immediately prior to such assignment (x) the Administrative Agent shall establish a new Supplemental Revolving Credit Linked Account in the name of such assignee, (y) unless otherwise consented to by the Administrative Agent, a corresponding portion of the amount on deposit in the Supplemental Revolving
Credit Linked Account of the assignor Supplemental Revolving Lender shall be purchased by the assignee and shall be transferred from the assignor's
Supplemental Revolving Credit Linked Account to the assignee's Supplemental
Revolving Credit Linked Account and (z) if after giving effect to such assignment the aggregate amount of the Supplemental Revolving Credit Linked
Account of the assignor Supplemental Revolving Lender shall be $0, the
Administrative Agent shall close the Supplemental Revolving Credit Linked
Account of such assignor Supplemental Revolving Lender.

          For the purposes of this Section 9.04(b), the term "Approved Fund" has the following meaning:

          "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the

                                     -103-

ordinary course and that is administered or managed by (a) a Lender, (b) an
Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitments, and the outstanding balances of its Term Loans, Revolving
Loans, Supplemental Revolving Loans and Supplemental Revolving Credit Linked
Deposits, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii)
except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any
Guarantor of any of its obligations under this Agreement, any other Loan
Document or any other instrument or document furnished pursuant hereto; (iii)
such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received copies of this Agreement, together with copies of the most recent financial statements delivered pursuant to this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, any Issuing Bank, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this
Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) The Administrative Agent shall maintain at its address referred to in Section 9.01 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the
Lenders and the Commitments of, and principal amount of the Loans owing to, and the Supplemental Revolving Credit Linked Deposit Amount of, each Lender from time to time. The Administrative Agent shall separately record the names and addresses of each Lender that holds Notes in the Register. The Administrative
Agent shall also record the amount of the Commitments of, and the aggregate principal amount of Loans owing to and the Letter of Credit Exposure of, and the
Supplemental Revolving Credit Linked Deposit Amount of, such Lender in the
Register. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each person whose name is recorded in and the Register as the owner of the
Notes, the Supplemental Revolving Credit Linked Deposit Amounts, the
Commitments, the Loans and Letter of Credit Exposures recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the

                                     -104-

Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with the Note or Notes subject to such assignment, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Company and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and
Acceptance and (ii) record the information contained therein in the Register.
Within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a
Commitment, a new Note to the order of such assigning Lender in a principal amount equal to the applicable Commitment retained by it. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note; such new Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of Exhibit A-1, A-2, A-3, A-4 or A-5 hereto, as appropriate. Cancelled
Notes shall be returned to the appropriate Borrower. Notwithstanding anything to the contrary contained herein, no assignment under Section 9.04(b) of any rights or obligations under or in respect of the Notes or Loans evidenced by the Notes shall be effective unless and until the Administrative Agent shall have recorded such assignment in the Register. The Administrative Agent, shall record the name of the transferor, the name of the transferee, and the amount of the transfer in the Register after receipt of all documents required pursuant to this Section
9.04, including, without limitation, the Notes being assigned in connection with such transfer, and such other documents as the Administrative Agent may reasonably request.

          (f) Each Lender other than any Conduit Lender may without the consent of the Borrower, any Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its
Commitment and the Loans owing to it and the Notes and participations in Letters of Credit held by it and its Supplemental Revolving Credit Linked Account);
provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of (i) the cost protection provisions contained in Sections 2.13, 2.15, 2.18 and (ii) Section
9.06(a) to the same extent as if they were Lenders; provided, that no such participating bank or entity shall be entitled to receive any greater amount pursuant to such Sections than a Lender would have been entitled to receive in respect of the amount of the participation sold by such Lender to such participating bank or entity had no sale occurred provided, further, that the participating banks or other entities shall not be entitled to the benefits of
Section 2.18 unless the Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of the Borrower, to comply with Sections 2.18(f) or 2.17(g), as applicable, and Section 2.18(h) as though it were a Lender, and (iv) the Borrower, the Administrative Agent, the
Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender

                                     -105-

shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and participations in Letters of Credit and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any final maturity date, in each case in respect of an Obligation in which the relevant participating bank or entity is participating, releasing any Collateral unless such Collateral is sold in a transaction, or subject to a Lien, permitted by this Agreement, or releasing any Guarantor from its Obligations under this Agreement or any
Security Document unless all of the capital stock of such Guarantor is sold in a transaction permitted by this Agreement). Each Lender will disclose the identity of its participants to the Company and Administrative Agent if requested by the
Company or the Administrative Agent.

          (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree to be bound by
Section 9.17.

          (h) Any Lender may at any time assign and pledge all or any portion of its Loans or rights under this Agreement and the Notes issued to it to (i) a
Federal Reserve Bank, and (ii) in the case of any Lender that is a fund that invests in bank loans, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities; provided, that no such assignment shall release a Lender from any of its obligations hereunder until the provisions of Section 9.04(b) have been met.

          (i) None of Holdings or the Borrower shall assign or delegate any of its rights or duties hereunder.

          (j) Each of Holdings, the Borrower, each Lender and the Administrative
Agent hereby confirms that it will not institute against a Conduit Lender or join any other person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender;
provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

          SECTION 9.05. Expenses; Indemnity. (a) The Company agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent in connection with the syndication of the
Commitments or the administration of this Agreement, or in connection with any amendments, modifications or waivers of the provisions hereof or thereof
(whether or not the transactions hereby contemplated shall be consummated) or incurred by the

                                     -106-

Administrative Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan
Documents or in connection with the Loans made or the Notes issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine &
Moore LLP, counsel for the Administrative Agent in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel (including the reasonable allocated costs of internal counsel if a
Lender elects to use internal counsel in lieu of outside counsel) for the
Administrative Agent any Issuing Bank or any Lender (but no more than one such counsel for any Lender).

          (b) The Company agrees to indemnify the Administrative Agent, each
Issuing Bank, each Lender and each of their respective directors, officers, employees, agents, trustees and advisors (each such person being called an
"Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any
Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any
Indemnitee is a party thereto; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee (treating, for this purpose only, any Lender and its directors, officers, employees and agents as a single
Indemnitee). Subject to and without limiting the generality of the foregoing sentence, the Company agrees to indemnify each Indemnitee against, and hold each
Indemnitee harmless from, any Environmental Claim, and any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements, incurred by or asserted against any Indemnitee (and arising out of, or in any way connected with or as a result of, any of the events described in clause (i), (ii) or (iii) of the preceding sentence) arising out of, in any way connected with, or as a result of (i) any
Environmental Claim, (ii) any violation of any Environmental Law, or (iii) any act, omission, event or circumstance (including the actual, proposed or threatened, release, removal, disposition, discharge or transportation, storage, holding, existence, generation, processing, abatement, handling or presence on, into, from or under any present, past or future property of Holdings or any of its subsidiaries of any Contaminant), regardless of whether the act, omission, event or circumstance constituted a violation of Environmental Law at the time of its existence or occurrence; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such Environmental Claim is, or such, losses, claims, damages, liabilities or related expenses are, determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its employers, officers, directors, employees or agents.

          (c) The Company shall be entitled to assume the defense of any action for which indemnification is sought hereunder with counsel of its choice at its expense (in which case the Company shall not thereafter be responsible for the fees and expenses of any separate counsel retained by an Indemnitee except as set forth below); provided, however, that such

                                     -107-

counsel shall be reasonably satisfactory to each such Indemnitee.
Notwithstanding the Company's election to assume the defense of such action, each Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action, and the Company shall bear the reasonable fees, costs, and expenses of such separate counsel, if (i) the use of counsel chosen by the Company to represent such Indemnitee would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the Company and such Indemnitee and such Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the
Company (in which case the Company shall not have the right to assume the defense or such action on behalf of such Indemnitee); (iii) the Company shall not have employed counsel reasonably satisfactory to such Indemnitee to represent it within a reasonable time after notice of the institution of such action; or (iv) the Company shall authorize such Indemnitee to employ separate counsel at the Company's expense. The Company will not be liable under this
Agreement for any amount paid by an Indemnitee to settle any claims or actions if the settlement is entered into without the Company's consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims or actions against, and defenses available to, such Indemnitee.

          (d) Holdings and the Borrower shall not, and shall not permit any of their subsidiaries to, bring any demand, claim, cost recovery or other action they may now or hereafter have against any Indemnitee resulting from any
Environmental Claim; provided, that this paragraph (d) shall not, as to any
Indemnitee, apply to the extent that such Environmental Claim has been determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its employers, directors, officers, employees or agents.

          (e) Notwithstanding anything to the contrary in this Section 9.05, this Section 9.05 shall not apply to taxes, it being understood that the
Company's only obligations with respect to taxes shall arise under Sections 2.13 and 2.18 and Section 8.4 of the Guarantee and Collateral Agreement and the
comparable provisions of the other Security Documents.

          (f) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this
Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Issuing Bank or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

          SECTION 9.06. Right of Set-off; Sharing. (a) If an Event of Default
shall have occurred and be continuing, each Lender (including each Issuing Bank)
is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section

                                     -108-

are in addition to other rights and remedies (including other rights of set-off)
which such Lender may have.

          (b) If any Lender (a "benefited Lender") shall at any time receive any payment of all or part of its Loans or interest in Letters of Credit, or interest thereon, then due from a Borrower, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in paragraph (g) or (h) of Article VII, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans and interests in Letters of Credit, or interest thereon, then due from the
Borrower (other than as specifically contemplated by this Agreement, including, without limitation, Section 2.12), such benefited Lender shall purchase for cash from such other Lenders a participating interest in such portion of each such other Lender's Loans and interests in Letters of Credit made to or issued for the account of the Borrower, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of such other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN
DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE
STATE OF NEW YORK.

          SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the
Administrative Agent, the Issuing Bank or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders
hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any Guarantors therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or any
Guarantors in any case shall entitle the Borrower or Guarantor to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on any Loan or any Letter of Credit Disbursement or amend or modify the provisions of Section
2.09(d) or 2.16 without the prior written consent of each Lender directly affected thereby; (ii) extend any Tranche B-1 Term Loan Repayment Date,
Incremental Maturity Date or any other date on which

                                     -109-

principal of the Loans is due, or extend any date on which payment of interest on, or fees in respect of, any Loan or reimbursement of any Letter of Credit
Disbursement is due, or extend any date on which the Supplemental Revolving
Credit Linked Deposits are required to be returned in full to the Supplemental
Revolving Lenders, or decrease the Supplemental Revolving Fixed Return Rate or the amount of return due to the Supplemental Revolving Lenders pursuant to
Section 2.01(j), without the prior written consent of each Lender directly affected thereby; (iii) increase or extend any Commitment or Supplemental
Revolving Credit Linked Deposit Amount or decrease the Commitment Fees or Letter of Credit Fees or other fees of any Lender (including any prepayment fee described in Section 2.12(m)) without the prior written consent of such Lender;
(iv) amend or modify the provisions of this Section or the definition of
"Required Lenders", or release substantially all the Collateral from the Lien of the Security Documents or release any Guarantor from the Guarantee and
Collateral Agreement except as permitted by the Security Documents, without the prior written consent of each Lender; (v) amend or modify the provisions of
Section 2.12 to change the nature or allocation of prepayments among the Term
Loans or the manner in which prepayments of the Term Loans are to be applied to remaining scheduled payments, without the prior written consent of Lenders representing at least 50% of the aggregate principal amount of the adversely affected class of Term Loans or (vi) with respect to any Incremental Facility, the related Incremental Loan Amendment, and any waiver, consent or other amendment to any term or provision of this Agreement necessary or advisable to effectuate any Incremental Facility or any provision thereof in accordance with the terms of, or the intent of, this Agreement, shall be effective when executed by the Borrower, the Administrative Agent and each Incremental Term Lender making the related Incremental Term Commitment; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the
Administrative Agent or the Issuing Banks hereunder without the prior written consent of the Administrative Agent or the Issuing Banks acting as such at the effective date of such agreement, as the case may be. Each Lender and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

          For the avoidance of doubt and notwithstanding the foregoing, this
Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrower (a) to
add one or more additional credit facilities to this Agreement (including by increasing the amount of the Facilities) and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "Additional Extensions of Credit") to share ratably in the benefits of this Agreement and the other Loan Documents with the
Term Loans, the Supplemental Revolving Loans, the Revolving Loans and the
Letters of Credit and the accrued interest and fees in respect thereof
(including prepayments and commitment reductions) and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

          SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively, the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum

                                     -110-

lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable under the Note held by such Lender, together with all
Charges payable to such Lender, shall be limited to the Maximum Rate; provided, that such excess amount shall be paid to such Lender on the subsequent payment dates to the extent not exceeding the legal limitation.

          SECTION 9.10. Entire Agreement. This Agreement, the other Loan
Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan
Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

          SECTION 9.11. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Loan
Documents. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.11.

          SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 9.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

          SECTION 9.14. Headings. Article and Section headings and the Table of
Contents used herein are for convenience of reference only, are not part of this
Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of
the Borrower and Holdings hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan

                                     -111-

Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New
York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the
Borrower or Holdings or their properties in the courts of any jurisdiction.

          (b) Each of the Borrower and Holdings hereby irrevocably and unconditionally waives, to the fullest extent they may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this
Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          (d) Waives, to the maximum extent permitted by law, any right it may have to claim or recover in any legal action or proceeding referred to in this
Section any special, exemplary, punitive or consequential damages.

          SECTION 9.16. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in dollars into another currency, the parties hereto agree, to the fullest extent that they may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase dollars with such other currency in New York, New York on the Business Day immediately preceding the day on which final judgment is given.

          (b) The obligation of the Borrower in respect of any sum due to the
Administrative Agent, any Lender or any Issuing Bank hereunder or under any other Loan Document in dollars shall, to the extent permitted by applicable law, notwithstanding any judgment in a currency other than dollars, be discharged only to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency the Administrative Agent, such
Lender or such Issuing Bank may in accordance with normal banking procedures purchase dollars in the amount originally due to the Administrative Agent, such
Lender or such Issuing Bank with the judgment currency. If the amount of dollars so purchased is less than the sum originally due to the Administrative Agent, such Lender or such Issuing Bank, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, such Lender or such Issuing Bank against the resulting loss.

                                     -112-

          SECTION 9.17. Releases of Guarantees and Liens. (a) Notwithstanding
anything to the contrary contained herein or in any other Loan Document, the
Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 9.08) to take any action requested by the Company having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 9.08 or (ii) under the circumstances described in paragraph (b) below.

          (b) At such time as the Loans, the Letter of Credit Disbursements and the other obligations under the Loan Documents (other than obligations under or in respect of Interest Rate Agreements) shall have been paid in full, the
Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security
Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any person.

          SECTION 9.18. Confidentiality. Each of the Lenders, the Issuing Banks
and the Administrative Agent agrees that it shall maintain in confidence any information relating to the Borrower furnished to it by or on behalf of the
Borrower (other than information that (x) has become generally available to the public other than as a result of a disclosure by such party, (y) has been independently developed by such party without violating this Section or (z) was available to such party from a third party having, to such party's knowledge, no obligation of confidentiality to the Borrower) and shall not reveal the same other than (i) to its directors, officers, employees and, on a need to know basis, advisors and (ii) as contemplated by Section 9.04(g), except: (a) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, of the National Association of Insurance
Commissioners (the "NAIC") or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (b) as part of normal reporting or review procedures to Governmental
Authorities, to the NAIC or to its parent companies or Affiliates (other than such parent companies or Affiliates that are customers, suppliers or have other material business relationships with the Company), auditors or regulators and
(c) in order to enforce its rights under any Loan Document in a legal proceeding.

          SECTION 9.19. Effectiveness of the Amendment and Restatement; Original
Credit Agreement. This Agreement shall become effective on the Effective Date, and thereafter shall be binding upon and inure to the benefit of the parties hereto and the parties to the Original Credit Agreement and their respective successors and assigns. Until this Agreement becomes effective, the Original
Credit Agreement shall remain in full force and effect and shall not be affected hereby. After the Effective Date, all obligations of Holdings and the Company under the Original Credit Agreement shall become obligations of Holdings and the
Company hereunder, secured by the Liens granted under the Security Documents, and the provisions of the Original Credit Agreement shall be superseded by the provisions hereof. Except as otherwise expressly stated hereunder, the term of this Agreement is for all purposes deemed to have commenced on the Effective
Date.

                                     -113-

          IN WITNESS WHEREOF, the Company, Holdings, the Agents, and the Lenders
have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                                  COLLINS & AIKMAN PRODUCTS CO.,

                                                  By: /s/ J. Michael Stepp
                                                      --------------------------
                                                      Title: Vice President

                                                  COLLINS & AIKMAN CORPORATION,

                                                  By: /s/ J. Michael Stepp
                                                      --------------------------
                                                      Title: Vice Chairman & CFO

                                     -114-

                                                  JPMORGAN CHASE BANK,

                                                  By: /s/ Richard Duker
                                                      --------------------------
                                                      Title:

                                                  Address for Notices:
                                                  1111 Fannin - 10th Floor
                                                  Houston, TX 77002
                                                  Attention:
                                                  Telecopy:

                                     -115-

                                                  CREDIT SUISSE FIRST BOSTON,
                                                  as Syndication Agent,

                                                  By: /s/ Mark E. Gleason
                                                      --------------------------
                                                      Title: Director

                                                  By: /s/ Joshua Parish
                                                      --------------------------
                                                      Title: Associate

                                                  Address for Notices:
                                                  11 Madison Ave.
                                                  New York, NY 10010

                                                  CREDIT SUISSE FIRST BOSTON,
                                                  CAYMAN ISLANDS BRANCH,
                                                  as a Lender,

                                                  By: /s/ Mark E. Gleason
                                                      --------------------------
                                                      Title: Director

                                                  Address for Notices:
                                                  11 Madison Ave.
                                                  New York, NY 10010

                                     -116-

                                                  DEUTSCHE BANK SECURITIES INC.,
                                                  as Documentation Agent,

                                                  By: /s/ Thomas Krauss
                                                      --------------------------
                                                      Title: Vice President

                                                  By: /s/ Sean C. Murphy
                                                      --------------------------
                                                      Title: Director

                                                  Address for Notices:

                                                  DEUTSCHE BANK TRUST COMPANY
                                                  AMERICAS (formerly Bankers
                                                  Trust Company), as a Lender,

                                                  By: /s/ David Mayhew
                                                      --------------------------
                                                      Title: Director

                                                  By: /s/ Illegible
                                                      --------------------------
                                                      Title:

                                                  Address for Notices:

                                     -117-

                                             Signature page to the Credit
                                             Agreement, dated as of December 20,
                                             2001, as Amended and Restated as of
                                             September 1, 2004 among Collins &
                                             Aikman Products Co., Collins &
                                             Aikman Canada Inc., Collins &
                                             Aikman Plastics, Ltd., Collins &
                                             Aikman Corporation, the financial
                                             institutions parties thereto, the
                                             syndication agent and
                                             co-documentation agents named
                                             therein, and JPMorgan Chase Bank,
                                             as administrative agent,

                                             -----------------------------------
                                             [Name of Lender]

                                             By:
                                                 -------------------------------
                                                 Title:

                                             Address for Notices:

                                     -118-

                                                               Schedule 1.101(A)
                                                             to Credit Agreement

                                APPLICABLE MARGIN

                                          Revolving Loans and Swingline Loans
                                       ----------------------------------------
                                       Eurodollar Rate Loan
               Ratios                         Margin            ABR Loan Margin
-------------------------------------  --------------------     ---------------
Leverage Ratio greater than 3.00:1.00
("Level I")                                    3.00%                 2.00%

Leverage Ratio less than or equal to
3.00:1.00 and greater than 2.50:1.00
("Level II")                                   2.75%                 1.75%

Leverage Ratio less than or equal to
2.50:1.00 and greater than 2.25:1.00
("Level III")                                  2.50%                 1.50%

Leverage Ratio less than or equal to
2.25:1.00 ("Level IV")                         2.25%                 1.25%